As filed with the Securities and Exchange Commission on April 17, 2000

                                                      Registration No. 333-31646


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               Amendment No. 1 to

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          PECO Energy Transition Trust
                          (Issuer of Transition Bonds)


                               PECO ENERGY COMPANY

              (Grantor of Issuer and Servicer of Transition Bonds)



           DELAWARE                                   51-0382130
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
incorporation or organization)

               C/O FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION
                       ONE RODNEY SQUARE, 920 KING STREET
                              WILMINGTON, DE 19801
                                 (302) 888-7532

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                THOMAS R. MILLER
                               BENEFICIARY TRUSTEE
                        P.O. BOX 8699, 2301 MARKET STREET
                             PHILADELPHIA, PA 19101
                                 (215) 841-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

           ROBERT C. GERLACH, ESQ.                  JAMES W. DURHAM, ESQ.                  GREGORY M. SHAW, ESQ.
             LISA M. SLOAN, ESQ.                 SENIOR VICE PRESIDENT AND                CRAVATH, SWAINE & MOORE
   BALLARD SPAHR ANDREWS & INGERSOLL, LLP              GENERAL COUNSEL                        WORLDWIDE PLAZA
       1735 MARKET STREET, 51ST FLOOR                   P.O. BOX 8699                        825 EIGHTH AVENUE
         PHILADELPHIA, PA  19103-7599                2301 MARKET STREET                     NEW YORK, NY  10019
                                                   PHILADELPHIA, PA  19101

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.|X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE

                                                        PROPOSED MAXIMUM           PROPOSED MAXIMUM
   TITLE OF SECURITIES            AMOUNT TO BE         AGGREGATE OFFERING         AGGREGATE OFFERING           AMOUNT OF
    BEING REGISTERED               REGISTERED            PRICE PER UNIT*                PRICE*            REGISTRATION FEE**
    ----------------               ----------            ---------------                ------            ----------------

Transition Bonds..........      $1,000,000,000                100%                 $1,000,000,000           $264,000.00***

* Estimated solely for the purposes of calculating the registration fee. ** Calculated pursuant to Rule 457(o) of the Securities Act.
*** Of this amount, $264.00 was paid in connection with the original
    Registration Statement filed on March 3, 2000.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The issuer is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                  SUBJECT TO COMPLETION, DATED APRIL 17, 2000

PROSPECTUS SUPPLEMENT
(To Prospectus dated            , 2000)


                          PECO ENERGY TRANSITION TRUST
                                     ISSUER

                               PECO ENERGY COMPANY
                               SELLER AND SERVICER


                                  SERIES 2000-A

                          $           Transition Bonds


THE ISSUER WILL ISSUE:

                                                Class A-1            Class A-2           Class A-3           Class A-4
                                                ----------           ---------           ---------           ---------
Principal Amount.........................   $                   $                     $                 $
Price ...................................   $                   $                     $                 $
                                            (          %)       (          %)         (          %)     (          %)
Underwriters' Discounts and Commissions..   $                   $                     $                 $
                                            (          %)       (          %)         (          %)     (          %)
Proceeds to the Issuer...................   $                   $                     $                 $
Bond Rate................................
Interest Paid............................    Semi-Annual         Semi-Annual           Semi-Annual       Semi-Annual
First Payment Date.......................
Optional Redemption......................       No                  No                    No                No

                                             All Series 2000-A Bonds are subject to optional redemption in whole once the outstanding principal balance has been reduced to less than 5% of the initial principal balance
Expected Final Payment Date..............
Class Termination Date...................


           Before you purchase these securities, you should carefully consider the Risk Factors beginning on page 24
                         in the accompanying prospectus.

     o These securities are obligations of PECO Energy Transition Trust only and are secured only by the assets of PECO Energy Transition Trust.

     o    PECO Energy Transition Trust is a special purpose entity.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


There currently is no secondary market for the Series 2000-A Bonds, and there is no assurance that one will develop.


                              Salomon Smith Barney

Banc One Capital Markets, Inc.                                      First Union Securities, Inc.

Banc of America Securities LLC                                      Credit Suisse First Boston
Goldman, Sachs & Co.                                                Janney Montgomery Scott LLC

Barclays Capital                    BNY Capital Markets, Inc.       Mellon Financial Markets, LLC
Prudential Securities               Pryor, Counts & Co., Inc.       TD Securities

The date of this prospectus supplement is                , 2000.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
WHERE TO FIND INFORMATION IN THESE DOCUMENTS................................S-1
SUMMARY OF TERMS............................................................S-2
         Securities Offered.................................................S-2

         Introduction.......................................................S-5
         The Collateral.....................................................S-6
         Interest...........................................................S-7
         Principal..........................................................S-8
         Collection Account and Subaccounts.................................S-8
         Credit Enhancement.................................................S-9
         Optional Redemption................................................S-9
         Mandatory Redemption...............................................S-9
         Intangible Transition Charge Adjustment Process...................S-10
         Tax Status........................................................S-11
         ERISA Considerations..............................................S-12
         Servicer's and Issuer's Address and Telephone Number
           of Principal Executive Office...................................S-12
RISK FACTORS...............................................................S-13
THE SERIES 2000-A BONDS....................................................S-13
         General...........................................................S-13
         Distributions to the Series 2000-A Subaccount.....................S-13
         Distributions from the Series 2000-A Subaccount...................S-14
         Interest..........................................................S-14
         Principal.........................................................S-15
         Optional Redemption...............................................S-17
         Mandatory Redemption..............................................S-18
         Overcollateralization.............................................S-18
         Other Credit Enhancement..........................................S-21
         Reports to Holders of Series 2000-A Bonds.........................S-21
DESCRIPTION OF INTANGIBLE TRANSITION PROPERTY..............................S-22
         The Intangible Transition Charges.................................S-22
         Adjustments to the Intangible Transition Charges..................S-26
DESCRIPTION OF PECO ENERGY'S BUSINESS......................................S-27
SERVICING..................................................................S-27
         Monthly Servicing Fee.............................................S-27
         Servicer Advances.................................................S-28
MATERIAL TAX MATTERS.......................................................S-28
UNDERWRITING THE SERIES 2000-A BONDS.......................................S-30
RATINGS....................................................................S-33
GLOSSARY OF DEFINED TERMS..................................................S-34

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     We provide information to you about the transition bonds in two separate documents that progressively provide more detail:

     (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of transition bonds, and

     (b) this prospectus supplement, which describes the specific terms of your series of transition bonds.


     This prospectus supplement and the accompanying prospectus together contain complete information about the offering of your series of transition bonds. You are urged to read both documents. In particular, you should read the information under the heading "Risk Factors" beginning on page 24 of the accompanying prospectus.


     This supplement begins with several sections describing these securities:

     o Summary of Terms provides important amounts, dates and other terms of your series of transition bonds,


     o The Series 2000-A Bonds describes the key structural features of your series of transition bonds, and

     o Description of Intangible Transition Property describes the intangible transition charges that provide the source for payment of your series of transition bonds and refers you to the sections in the accompanying prospectus where you can find further information about the intangible transition charges and other collateral for the transition bonds.


     As you read through these sections, cross-references will direct you to more information in the accompanying prospectus. You can also directly reference key topics by looking at the table of contents in this prospectus supplement and the accompanying prospectus.

     This prospectus supplement and the accompanying prospectus may be used by the underwriters in connection with offers and sales related to market-making transactions in your series of transition bonds. The underwriters may act as principal or agent in those transactions. Those sales will be made at prices related to prevailing market prices at the time of sale.

     YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THE ISSUER HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

TO UNDERSTAND THE STRUCTURE AND PAYMENT TERMS OF THESE SECURITIES, YOU MUST CAREFULLY READ THE ACCOMPANYING PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.

                                SUMMARY OF TERMS

     The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus supplement and in the accompanying prospectus. To understand all of the terms of the offering of the transition bonds, carefully read this entire document and the accompanying prospectus.

SECURITIES OFFERED


                         Series 2000-A Transition Bonds

                                   $


ISSUER:                                       PECO ENERGY TRANSITION TRUST
SELLER AND SERVICER:                          PECO ENERGY COMPANY
BOND TRUSTEE:                                 THE BANK OF NEW YORK
PRICING DATE:                                                , 2000
SERIES ISSUANCE DATE:                                        , 2000
CLEARANCE AND SETTLEMENT:                     DTC/CLEARSTREAM/EUROCLEAR



               Initial Class Principal Balance        Bond Rate        % of Total Series Principal
               -------------------------------        ---------        ---------------------------
Class A-1                $                                   %                         %
Class A-2                $                                   %                         %
Class A-3                $                                   %                         %
Class A-4                $                                   %                         %



Monthly Servicing Fee:                      Either 1/12 of 0.25% of the outstanding principal balance of the
                                            Series 2000-A Bonds so long as intangible transition charges are included in electric bills sent to customers or 1/12 of 1.50% of the outstanding principal balance of the
                                            Series 2000-A Bonds if intangible transition charges are not included in electric bills sent to customers.

Anticipated Ratings:                        S&P/Fitch IBCA                                       AAA
                                            Moody's                                              Aaa

Credit Enhancement:                         o Intangible transition charge adjustments,

                                            o Overcollateralization for all series of transition bonds, funded over the life of the
                                              Series 2000-A Bonds and expected to reach 2% of the initial principal balance of all series of transition bonds by the



                                              expected final payment date of the Class A-4 Bonds, and

                                            o Capital of the issuer, with an additional amount funded upon the issuance of this series equal to $5 million, for a total of approximately $25 million available to all series of transition bonds.



Payment Dates:                              March 1 and September 1 of each year or, if not a business day, the next business day.


First Payment Date:


                                      CLASS A-1           CLASS A-2                 CLASS A-3                CLASS A-4
                                      ---------           ---------                 ---------                ---------
Expected Final

  Payment Date:*




                                            * The expected final payment date is the date upon which the issuer expects to make the final payment on your Series 2000-A Bond. However, the final payment on your Series
                                            2000-A Bond may be made after that date. Your Series 2000-A Bond will not be in default unless it is not paid in full by its termination date set forth below.


Termination Date:

Optional Redemption:                        All Series 2000-A Bonds are subject to optional redemption in whole once the outstanding principal balance of the Series 2000-A Bonds has been reduced to less than or equal to 5% of the initial principal balance.

Mandatory Redemption:                       All Series 2000-A Bonds are subject to mandatory redemption in whole if the seller is obligated to pay liquidated damages for the breach of specified representations and warranties under the sale agreement.


Record Date:                                Close of business on the business day prior to any payment date.

                                      CLASS A-1           CLASS A-2                 CLASS A-3                CLASS A-4
                                      ---------           ---------                 ---------                ---------

CUSIP Numbers:


INTRODUCTION


     The Pennsylvania Electricity Generation Customer Choice and Competition Act was enacted in 1996 and provides for the restructuring of the electric industry in Pennsylvania, including retail competition for generation services. Prior to enactment of the Pennsylvania Competition Act, electric utilities, such as PECO Energy Company (referred to as PECO Energy throughout this prospectus supplement and the accompanying pospectus), invested in various generation-related assets, such as electric generating facilities -- including nuclear power plants -- and power purchase contracts with third-party generators of electricity, to help meet their duties to serve the public as regulated utilities. The electric utilities recovered these investments by charging their customers the regulated rates approved by the Pennsylvania Public Utility Commission.


     One of the effects of the deregulation of electricity generation is that rates are determined by market forces. These market rates may not be high enough to allow the utilities to recover their investments in generation-related assets. Accordingly, the utilities may incur a loss in value of their generation-related assets as a result of the transition from a regulated environment to competition for electric generation services.


     The Pennsylvania Competition Act provides for utilities to recover the anticipated loss in value of their generation-related assets, known as stranded costs, by including a new type of charge in their customers' bills. These new charges are known as competitive transition charges. Utilities are authorized to securitize the right to recover all or a portion of these charges through the issuance of transition bonds, such as the securities described in this prospectus supplement. This right is known as intangible transition property. Once intangible transition property is securitized, the utility's right to recover its stranded costs through the competitive transition charges is replaced by the intangible transition property holder's right to recover the costs associated with the issuance, credit enhancing and servicing of the transition bonds through intangible transition charges included in customers' electric bills. Intangible transition charges reduce the amount of competitive transition charges and, if necessary, PECO Energy's variable distribution rates, in order that all charges to customers fit within the applicable rate caps.

     Intangible transition property was created by the Pennsylvania Competition Act and qualified rate orders issued by the Pennsylvania Public Utility Commission on May 14, 1998 and March 16, 2000. The first order authorized $4 billion of intangible transition property which PECO Energy sold to PECO Energy Transition Trust in connection with the issuance of the Series 1999-A Bonds on March 25, 1999. The second order, referred to in this prospectus supplement and the accompanying prospectus as the 2000 QRO, authorized an additional $1 billion of intangible transition property, which PECO Energy will sell to PECO Energy Transition Trust in connection with the issuance of the Series 2000-A Bonds. All of the intangible transition property held by PECO Energy Transition Trust, together with other assets, will serve as collateral for all transition bonds issued under the indenture, including the Series

2000-A Bonds and the Series 1999-A Bonds. Intangible transition property represents the irrevocable right to collect intangible transition charges from customers to recover:

     o    a portion of PECO Energy's stranded costs, and

     o an amount sufficient to provide for any credit enhancement, to fund any reserves, and to pay interest, premiums, if any, costs of defeasance, servicing fees and other fees, costs and charges relating to transition bonds.

     Intangible transition charges are nonbypassable. Customers cannot avoid paying them even if they purchase electricity generation services from a supplier other than PECO Energy.


     On the series issuance date, PECO Energy will sell the intangible transition property authorized by the 2000 QRO and the right to receive the proceeds of that intangible transition property to PECO Energy Transition Trust. PECO Energy Transition Trust has pledged all its property, including that intangible transition property, to the bond trustee as the collateral for the Series 2000-A Bonds under the indenture. PECO Energy Transition Trust's other property that makes up the collateral for these securities is described in this summary under the subcaption "The Collateral."


     For more information on the Pennsylvania Competition Act, intangible transition property and intangible transition charges, you should review the material under the captions entitled "Risk Factors," "The Pennsylvania Competition Act," "PECO Energy's Restructuring Plan" and "The Qualified Rate Orders and the Intangible Transition Charges" in the accompanying prospectus.

     The following is a summary of other specific matters related to these securities:


The Collateral                     The Series 2000-A Bonds as well as
                                   all other transition bonds issued under the indenture will be secured by the collateral, primarily consisting of:


                                   o all the issuer's right, title and
                                     interest in and to the intangible
                                     transition property authorized by
                                     the qualified rate orders and sold
                                     by PECO Energy to the issuer under
                                     the intangible transition property
                                     sale agreement,

                                   o collections of intangible transition
                                     charges arising from the intangible
                                     transition property authorized by
                                     the qualified rate orders that are
                                     remitted to the issuer under the
                                     master servicing agreement among the
                                     issuer, the servicer and other
                                     issuers of transition bonds that
                                     meet specified criteria,

                                   o the issuer's rights under the intangible
                                     transition property sale agreement, except for specified provisions for indemnification of the issuer,

                                   o the issuer's rights under the master
                                     servicing agreement, except for specified provisions for indemnification of the issuer, and

                                   o specified bank accounts of the issuer and
                                     all amounts or investment property in these accounts, other than cash amounts payable to the issuer or the servicer described in the accompanying prospectus.


                                   The intangible transition charges collected by the servicer will be allocated among all series of transition bonds issued by PECO
                                   Energy Transition Trust and any other issuer
                                   (which includes the Series 2000-A Bonds and the Series 1999-A Bonds) on a Pro Rata basis, as described under the caption "The Series
                                   2000-A Bonds--General."

                                   For a more detailed description of the
                                   collateral for the transition bonds, you should review the material under the captions
                                   "The Qualified Rate Orders and the Intangible
                                   Transition Charges" and "The
                                   Indenture--Security" in the accompanying prospectus. For a summary of the terms of the intangible transition property sale agreement, see "The Sale Agreement" in the accompanying prospectus. For a summary of the terms of the master servicing agreement, see
                                   "The Master Servicing Agreement" in the
                                   accompanying prospectus. For a more detailed description of the allocation of intangible transition charges among series of transition bonds, see "The Series 2000-A Bonds--General" in this prospectus supplement.


Interest Holders of each class of this series are expected to receive interest at the bond rate for that class as set forth on the cover of this prospectus supplement.

                                   Interest on the Series 2000-A Bonds will be calculated on the basis of a 360-day year of twelve 30-day months. For the first payment date, interest will accrue from the issuance date.

                                   You should also review the material under the caption "The Series 2000-A Bonds--Interest" in this prospectus supplement.



Principal                          On each payment date, to the extent of available funds, the bond trustee will make principal payments in accordance with the expected amortization schedule set forth under the caption "The
                                   Series 2000-A Bonds--Principal" in this prospectus supplement.
                                   The actual amount of principal paid on any payment date on your
                                   Series 2000-A Bond may be less than the amount set forth in the expected amortization schedule for that payment date.


                                   Other than in the event of a redemption or acceleration upon an event of default, in no event will the principal paid to any class on any payment date be greater than the amount necessary to reduce the principal balance of that class to the amount
                                   specified in the expected amortization schedule for that class and that payment date.


Collection Account
and Subaccounts                    PECO Energy Transition Trust has established a collection account in the bond trustee's name to hold amounts remitted by the servicer of the collateral securing all series of transition bonds, including the Series 1999-A Bonds and the Series 2000-A
                                   Bonds. The collection account is comprised of the following subaccounts:

                                   o a general subaccount,

                                   o an overcollateralization subaccount,

                                   o a reserve subaccount,

                                   o a capital subaccount,

                                   o a class subaccount, for each class that bears a floating interest rate, and

                                   o a series subaccount for each series of transition bonds.

                                   In addition, there will be one or more defeasance subaccounts if required by the indenture for the Series 2000-A Bonds, and subaccounts for the deposit of certain loss amounts and interest may also be established, if necessary.


                                   Withdrawals from and deposits to these subaccounts will be made as described under "The Indenture--Allocations and Payments" in the accompanying prospectus.



Credit Enhancement                 Overcollateralization. Overcollateralization is the pledge by the issuer of collateral, in this case intangible transition
                                   property, in excess of what is expected to be needed to cover the repayment of all series of transition bonds. The
                                   overcollateralization for all series of transition bonds will be funded over the life of the Series 2000-A Bonds and is expected to reach 2% of the initial principal balance of all series of transition by the expected maturity date of the Class A-4
                                   Bonds.


                                   Additional Credit Enhancement. In addition, capital of the issuer
                                   (equal to .50% of the initial principal balance of all series of transition bonds) is available to make payments on any series of transition bonds as described in the accompanying prospectus.

                                   Furthermore, intangible transition charges will be subject to periodic review and adjustment, as described below under
                                   "Adjustments to the Intangible Transition Charges."

                                   You should also review the material under the captions "The
                                   Transition Bonds--Credit Enhancement" and "The
                                   Indenture--Allocations and Payments" in the accompanying
                                   prospectus.


Optional Redemption                The Series 2000-A Bonds may be redeemed in whole once the
                                   outstanding principal balance of the Series 2000-A Bonds has been reduced to less than or equal to 5% of the initial principal balance.

                                   You should also review the material under the caption "The Series
                                   2000-A Bonds--Optional Redemption" in this prospectus supplement.

Mandatory Redemption               Except as provided below, if the seller is obligated to pay liquidated damages under the sale agreement, the Series 2000-A
                                   Bonds will be subject to mandatory redemption in whole at a redemption price equal to the principal balance of the Series
                                   2000-A Bonds plus interest at the applicable bond rate accrued to the redemption date.

                                   If the seller is obligated to pay liquidated damages for a breach of a representation and warranty which relates to one or more of the qualified rate orders, but not all of the qualified rate orders, then:

                                   o the amount of liquidated damages will include the then
                                     outstanding principal amount of only the



                                     series of transition bonds issued in connection with the affected qualified rate order or orders as of the redemption date, plus accrued interest to the redemption date, and

                                   o only the series of transition bonds issued in connection with the affected qualified rate order or orders will be subject to mandatory redemption.


                                   For more information about mandatory redemption, liquidated damages and indemnification payments by the seller, you should refer to the material under the caption "The Sale Agreement
                                   --Representations and Warranties of the Seller" in the
                                   accompanying prospectus.

Intangible Transition
Charge Adjustment Process          PECO Energy, as servicer of the intangible transition property on behalf of the issuer, will make adjustments to the intangible transition charges it bills to customers, upon approval by the
                                   Pennsylvania Public Utility Commission, if PECO Energy:

                                   (1) collects insufficient intangible transition charges, or

                                   (2) collects excess amounts of intangible transition charges,

                                   in order:

                                   (1) to make timely payments on all series of transition bonds,

                                   (2) to pay fees, costs and charges associated with the transition bonds, and

                                   (3) to fund the overcollateralization subaccount to its required level.


                                   The following table summarizes the adjustment frequency of the intangible transition charges:

                                                                                          ADJUSTMENT DATE
                                    Annual Adjustments...................................5/14/00 - [      ]
                                    Monthly Adjustments
                                       of Series 2000-A Bonds............................[      ]-Termination Date

                                   The annual adjustments through [           ] are expected to be
                                   implemented on or prior to August 12 of the same year. The monthly adjustments are expected to be implemented 30 days after a request for the adjustments is filed with the Pennsylvania
                                   Public Utility Commission.

                                   For a more detailed description of the intangible transition charge adjustment process, you should review the material under the caption "Description of Intangible Transition
                                   Property--Adjustments to the Intangible Transition Charges" in
                                   this prospectus supplement and the material under the caption
                                   "The Qualified Rate Orders and the Intangible Transition
                                   Charges--The Intangible Transition Charges--The Intangible
                                   Transition Charge Adjustment Process" in the accompanying
                                   prospectus.

Tax Status                         In the opinion of Ballard Spahr Andrews & Ingersoll, LLP, special tax counsel to the issuer and PECO Energy:


                                   o Interest received by a holder of these transition bonds who is a United States taxpayer will be subject to federal income tax.

                                   o A holder of the Series 2000-A Bonds will realize a gain from the sale of the Series 2000-A Bonds to the extent that the proceeds of the sale exceed the holder's tax basis in these transition bonds. If the holder is a United States taxpayer, then:

                                     (1) the gain will be fully taxable, and

                                     (2) the gain may qualify as long-term capital gain if such holder held the securities for more than one year.




                                   o If the holder of the Series 2000-A Bonds is not a United States taxpayer, interest income and any gain realized by such holder, generally, will be exempt from United States federal income and withholding tax.



                                   The issuer recommends that all prospective investors consult their tax advisors regarding the federal income tax consequences of the ownership and disposition of the Series 2000-A Bonds in light of their particular circumstances, as well as the effect of any foreign, state, local or other laws.


                                   For further information regarding the application of U.S. federal and state income tax laws, you should see the sections captioned
                                   ["Material Tax Matters" in this prospectus supplement and]
                                   "United States Taxation" and "Material Commonwealth of
                                   Pennsylvania Tax Matters" in the accompanying prospectus.


ERISA Considerations               Employee benefit plans are permitted to purchase transition bonds.

                                   You should also review the material under the caption "ERISA
                                   Considerations" in the accompanying prospectus.

Servicer's and Issuer's
Mailing Address and
Telephone Number of
Principal Executive Office         The mailing address of PECO Energy is P.O. Box 8699,
                                   Philadelphia, Pennsylvania 19101, and its telephone number is
                                   (215) 841-4000. The mailing address of the issuer is c/o First
                                   Union Trust Company, National Association, One Rodney Square, 920
                                   King Street, Wilmington, Delaware 19801, and its telephone number is (302) 888-7532.

                                  RISK FACTORS


     For a discussion of the material risks associated with an investment in the Series 2000-A Bonds, you should review the discussion under "Risk Factors," which begins on page 24 of the accompanying prospectus.



                             THE SERIES 2000-A BONDS


GENERAL


     The Series 2000-A Bonds will be issued and secured under a base indenture dated as of March 1, 1999 between the issuer and The Bank of New York, as bond trustee, as supplemented by the Series 2000-A supplemental indenture to that base indenture.

     Some terms used in this prospectus supplement are defined in the glossary of defined terms located on page S-34 of this prospectus supplement or in the glossary of defined terms located on page 169 of the accompanying prospectus.

     The Series 2000-A Bonds will be issued on the series issuance date in denominations of $1,000 and integral multiples of $1,000 and will be comprised of the classes listed above under "Summary of Terms--Securities Offered."

     Interest and principal relating to the Series 2000-A Bonds will be paid through The Depository Trust Company or, if the Series 2000-A Bonds are no longer in book-entry form, will be payable at the offices of The Bank of New York at 101 Barclay Street, New York, New York 10286. Generally, payment will be made by check mailed first-class, postage prepaid to a holder's address as it appears on the transition bond register on each record date. For Series 2000-A Bonds registered on a record date in the name of the nominee of Cede & Co., payments will be made by wire transfer in immediately available funds to the account designated by that nominee. The final installment of principal and premium, if any, payable with respect to any Series 2000-A Bond will be payable, after prior notice to the holder, only upon presentation and surrender of the Series 2000-A Bond at a place specified in that notice.

DISTRIBUTIONS TO THE SERIES 2000-A SUBACCOUNT

     The issuer has already issued one series of transition bonds, the Series 1999-A Bonds, and may issue additional series in the future, as discussed under "The Transition Bonds" in the accompanying prospectus.

     On each date the servicer is required to remit collections of intangible transition charges, it will allocate those collections between the issuer and any other issuer that issues transition bonds secured by intangible transition property sold by the seller in accordance with their respective Percentages (as defined in the glossary in the accompanying prospectus). On each monthly allocation date for each series of transition bonds issued under the indenture, after the payment of specified fees and expenses, the bond trustee will allocate amounts on deposit in the general subaccount of the collection account Pro Rata (as defined in the glossary in the accompanying prospectus) based on each series' proportion of the total allocated principal and interest of all series to each series subaccount for the payment of interest on and principal of each series of transition bonds issued under the indenture. Monthly allocation dates fall on the 6th day of each calendar month, or if that day is not a business day, the following business day.


     For a more detailed description of the allocation of intangible transition charges among series of transition bonds issued under the indenture, see "The Indenture--Allocations and Payments" in the accompanying prospectus.


DISTRIBUTIONS FROM THE SERIES 2000-A SUBACCOUNT

     Amounts distributed from the series subaccount as described in "The Indenture--Allocations and Payments" in the accompanying prospectus will be applied among the classes of the Series 2000-A Bonds on each payment date as follows:


     (1) interest, to each class on a pro rata basis based on the amount of interest payable to that class as described under "--Interest" in this section, and

     (2) principal, to each class as described under "--Principal" in this section.

INTEREST


     Interest on each class of the Series 2000-A Bonds will accrue from the series issuance date at the respective bond rates indicated in the section at the beginning of this prospectus supplement entitled "Summary of Terms--Securities Offered." The interest will be payable on each payment date,
commencing                , 2000, to the persons in whose names the Series
2000-A Bonds of each class are registered at the close of business on the applicable record date.

     Interest on the Series 2000-A Bonds will be calculated on the basis of a 360-day year of twelve 30-day months.


     The interest accrual period for any payment date shall be the period from and including the preceding payment date -- or, in the case of the first payment date, from and including the series issuance date -- to and excluding that payment date.

     The record date for any payment date shall be the close of business on the business day prior to that payment date.

     The allocated interest balance on the series issuance date and on each monthly allocation date for the Series 1999-A Bonds and the Series 2000-A Bonds is shown below. These balances are used for the allocation of funds from the general subaccount to the series subaccounts on each monthly allocation date. There are no consequences if the full amount of these allocations is not made on any monthly allocation date. In addition, these balances may change from time to time with the issuance of each new series, the redemption or refunding of a class or series and each periodic adjustment to the intangible transition charges.



                                     TABLE 1

                       MONTHLY ALLOCATED INTEREST BALANCE

                                                       Series 1999-A                       Series 2000-A
                                                     Monthly Allocated                  Monthly Allocated
         Monthly Allocation Date                     Interest Balance                    Interest Balance




PRINCIPAL


     On each payment date, the bond trustee shall, as of the related record date and subject to the availability of funds in the Series 2000-A subaccount, make principal payments on each class of Series 2000-A Bonds in accordance with the expected amortization schedule.

     Available funds in the Series 2000-A subaccount will be allocated in a sequential manner, to the extent funds are available, as follows:

     (1) To the holders of the Series 2000-A Bonds, Class A-1, until this class is retired in full,

     (2) To the holders of the Series 2000-A Bonds, Class A-2, until this class is retired in full,

     (3) To the holders of the Series 2000-A Bonds, Class A-3, until this class is retired in full, and

     (4) To the holders of the Series 2000-A Bonds, Class A-4, until this class is retired in full.

     The principal payment on any class on a payment date will not be greater than the amount necessary to reduce the class principal balance of that class to the amount specified in the expected amortization schedule for that class and payment date unless an acceleration of payments following an event of default or a redemption occurs.

     Class principal balance means the initial principal balance of a class, reduced by principal previously distributed to that class in accordance with the terms of the indenture.


     The entire unpaid principal amount for any class of the Series 2000-A Bonds will be due and payable on the applicable class termination date.



     Upon acceleration of payments following a default under the indenture, principal payments on each class of each series of transition bonds will be made on a pro rata basis based on the respective outstanding principal balance for each class and each series of transition bonds as of the prior payment date.

     The following expected amortization schedule sets forth the scheduled outstanding class principal balance for each class of the Series 2000-A Bonds at each payment date, after giving effect to the payments made on that date, from the series issuance date to the expected final payment date for that class.



                                     TABLE 2

                         EXPECTED AMORTIZATION SCHEDULE

                      OUTSTANDING CLASS PRINCIPAL BALANCES

ISSUANCE OR PAYMENT DATE            CLASS A-1         CLASS A-2           CLASS A-3      CLASS A-4          SERIES 2000-A
------------------------            ---------         ---------           ---------      ---------          -------------
series issuance date

     For various reasons, the actual class principal balance of any class of the Series 2000-A Bonds may not be reduced to the amounts indicated in the foregoing table on any payment date. Accordingly, the actual reductions in class principal balances may be delayed from those indicated in the table. See "Risk Factors" in the accompanying prospectus for various factors which may, individually or in the aggregate, affect the rates of reduction of the class principal balances of any class of the Series 2000-A Bonds.

     The allocated principal balance as of the series issuance date and on each monthly allocation date for the Series 1999-A Bonds and the Series 2000-A Bonds is shown below. These balances are used for the allocation of funds from the general subaccount to the series subaccounts on each monthly allocation date. There are no consequences if the full amount of the allocations is not made on any monthly allocation date. In addition, these balances may change from time to time with the issuance of each new series, the redemption or refunding of a class or series and each adjustment to the intangible transition charges.



                                     TABLE 3

                       MONTHLY ALLOCATED PRINCIPAL BALANCE


                                                        Series 1999-A                      Series 2000-A
                                                     Monthly Allocated                   Monthly Allocated
         Monthly Allocation Date                      Principal Balance                  Principal Balance




OPTIONAL REDEMPTION


     The Series 2000-A Bonds may be redeemed in whole on any payment date commencing with the payment date on which the outstanding principal balance of the Series 2000-A Bonds, after giving effect to payments that would otherwise be made on that date, has been reduced to less than or equal to 5% of the initial principal balance of the Series 2000-A Bonds. Notice of redemption will be given by the issuer to the bond trustee and Standard & Poor's Rating Services, Moody's Investors Service Inc. and Fitch IBCA, Inc. On or prior to the date notice of redemption is given, the issuer will deposit with the bond trustee the redemption price, plus accrued interest to the redemption date, for the Series 2000-A Bonds.

MANDATORY REDEMPTION

     Except as provided below, if the seller, PECO Energy, is obligated to pay liquidated damages under the sale agreement, the Series 2000-A Bonds will be subject to mandatory redemption in whole. The redemption price will equal the principal balance thereof plus interest at the applicable bond rate, accrued to the redemption date.

     If the seller is obligated to pay liquidated damages for a breach of a representation and warranty which relates to one or more of the qualified rate orders, but not all of the qualified rate orders, then:

     o the amount of liquidated damages will include the then outstanding principal amount of only the series of transition bonds issued in connection with the affected qualified rate order or orders as of the redemption date, plus accrued interest to the redemption date, and

     o only the series of transition bonds issued in connection with the affected qualified rate order or orders will be subject to mandatory redemption.


The seller will be obligated to pay liquidated damages as described in "The Sale Agreement-- Representations and Warranties of the Seller" in the accompanying prospectus.

OVERCOLLATERALIZATION


     The amount of overcollateralization for all series of transition bonds will be funded over the life of the Series 2000-A Bonds and is expected to reach 2% of the initial principal balance of all series of transition bonds by the expected maturity date of the Class A-4 Bonds. The intangible transition charges will be calculated at, and periodically adjusted to, a level that is designed to collect the overcollateralization amount ratably over the expected life of each series of transition bonds. Amounts of intangible transition charges collected in any period in order to fund overcollateralization amounts will be available for all series of transition bonds on a pro rata basis without any preference.

     The calculated overcollateralization level for each payment date related to the Series 1999-A Bonds and the Series 2000-A Bonds and the monthly allocated overcollateralization balance for each monthly allocation date, in each case as of the date of this prospectus supplement, are set forth below. The balances in Table 4A below are for the allocation of funds from the general subaccount on each monthly allocation date. There are no consequences if the full amount of these allocations is not made on any monthly allocation date. In addition, these balances may change from time to time with the issuance of each new series, the redemption or refunding of a class or series and each periodic adjustment to the intangible transition charges. If amounts on deposit in the general subaccount, the interest deposit subaccount (for the payment of Interest), the loss subaccount and the reserve subaccount are insufficient to make scheduled distributions to the series subaccounts and to pay expenses of the issuer, the bond trustee and the servicer and other related fees and expenses, the bond trustee will draw on amounts in the overcollateralization subaccount on each monthly allocation date.


     For a more detailed description of overcollateralization, see the material under the captions "The Transition Bonds--Credit Enhancement" and "The Indenture--Allocations and Payments" in the accompanying prospectus.

                                     TABLE 4

                     CALCULATED OVERCOLLATERALIZATION LEVEL


                                                                                  Series 1999-A          Series 2000-A
                                                                                   Calculated             Calculated
Issuance or                                                                   Overcollateralization   Overcollateralization
Payment Date                                                                          Level                  Level





















                                    TABLE 4A

                 MONTHLY ALLOCATED OVERCOLLATERALIZATION BALANCE


                                                    Series 1999-A                              Series 2000-A
                                                  Monthly Allocated                           Monthly Allocated
Monthly Allocation Date                     Overcollateralization Balance               Overcollateralization Balance




OTHER CREDIT ENHANCEMENT

     Reserve Subaccount. Collections of intangible transition charges available on any payment date above that amount necessary to pay the:

     (1) amounts payable for expenses of the bond trustee, the issuer trustee and the servicer and other fees and expenses,

     (2) amounts distributable to the transition bondholders of all series for principal and interest on the next payment date, and

     (3)  amounts allocable to the overcollateralization subaccount will be allocated to the reserve subaccount. As of March 31, 2000, the balance in the reserve subaccount was $9,893,502.

     On each monthly allocation date, the bond trustee is required to draw on amounts in the reserve subaccount, if any, to the extent amounts available in the general subaccount, the interest deposit account (for the payment of Interest) and the loss subaccount are insufficient to make scheduled payments to the transition bondholders of all series, meet credit enhancement funding requirements and pay expenses of the issuer, the bond trustee, the issuer trustee, the servicer and other specified fees and expenses. See "The Indenture--Allocations and Payments" in the accompanying prospectus.

     Capital Subaccount. Upon the issuance of the Series 2000-A Bonds, the issuer will deposit the required capital amount of $5 million in the capital subaccount. As of March 31, 2000, the balance in the capital subaccount was $20,015,965. On each monthly allocation date, the bond trustee is required tO draw on amounts in the capital subaccount, if any, to the extent amounts available in the general subaccount, the interest deposit subaccount (for the payment of Interest), the loss subaccount, the reserve subaccount and the overcollateralization subaccount are insufficient to make scheduled payments to the transition bondholders of all series of transition bonds, meet credit enhancement funding requirements and pay expenses of the issuer, the bond trustee, the issuer trustee and the servicer and other specified fees and expenses.

REPORTS TO HOLDERS OF SERIES 2000-A BONDS

     On or prior to each payment date, the bond trustee is required to prepare and provide statements to the holders of record of the Series 2000-A Bonds. These statements will be available to the beneficial owners of the Series 2000-A Bonds upon request to the bond trustee or the servicer. The financial information provided will not be examined or reported upon by any independent public accountant and no independent public accountant will give an opinion on this financial information.

     For a more detailed description of the statements provided to the holders of record of the Series 2000-A Bonds, you should review the material under the caption "The Indenture--Reports to Transition Bondholders" in the accompanying prospectus.


                  DESCRIPTION OF INTANGIBLE TRANSITION PROPERTY

THE INTANGIBLE TRANSITION CHARGES


     PECO Energy's customers currently belong to one of three customer categories for purposes of adjusting intangible transition charges. These categories are: residential, small commercial and industrial and large commercial and industrial. Each customer category is further divided into rate classes. The qualified transition expenses authorized in PECO Energy's two qualified rate orders issued by the Pennsylvania Public Utility Commission are to be recovered from customers in each of PECO Energy's separate rate classes. The intangible transition charges are calculated by determining the total amount of intangible transition charges required to be billed to each customer rate class, based on current estimates of usage and payment patterns, in order to generate collections of intangible transition charges sufficient to ensure timely recovery of qualified transition expenses in accordance with the expected amortization schedules. This amount is then expressed as a percentage of total projected revenue per rate class. This percentage is applied to each customer's total bill within the applicable rate class. The resulting dollar amount on a customer's bill after the application of such percentage is the intangible transition charge payable by that customer.

     The intangible transition charges, as periodically adjusted, will first reduce competitive transition charges, then to the extent intangible transition charges exceed those amounts, will reduce variable distribution charges. To the extent that total revenues are affected by changes in usage, number of customers, the rate of delinquencies and write-offs or other factors, collections of intangible transition charges will vary. Variations in collections of intangible transition charges will be addressed by recalculating the percentages applied to customers' bills on each calculation date. See Tables 5 and 6 and "--Adjustments to Intangible Transition Changes" in this section and "The Qualified Rate Orders and the Intangible Transition Charges--The Intangible Transition Charges--The Intangible Transition Charge Adjustment Process" in the accompanying prospectus.


     The unbundled customer bills that were sent out with billing cycles beginning January 1, 1999 separately identified charges for generation, transmission and distribution and other services. When intangible transition charges are billed to customers, those charges are applied to total projected revenue per rate class, exclusive of transmission, energy, capacity and fixed distribution charges. This is reflected in the calculation of intangible transition charges. The cash flow from intangible transition charges will be allocated among the transferred intangible transition property held by the issuer and intangible transition property held by other issuers of transition bonds to which intangible transition property is sold, based on their respective Percentages at the time these intangible transition charges were billed.

     See "The Qualified Rate Orders and the Intangible Transition Charges--The Intangible Transition Charges--The Intangible Transition Charge Adjustment Process" in the accompanying prospectus.


     The following table sets forth the average monthly bill, including gross receipts tax, and the average monthly intangible transition charges, including gross receipts tax, billed for calendar year 1999 and upon issuance of the Series 2000-A Bonds for each rate category.



                                     TABLE 5

                      AVERAGE INTANGIBLE TRANSITION CHARGES


                                                                                     Projected Monthly
                                                        Calendar Year 1999           Intangible Charges
                                                         Average Monthly            Initially Billed After
                             Calendar Year 1999        Intangible Transition             Issuance of
Customer Category          Average Monthly Bill              Charges                 Series 2000-A Bonds
-----------------          --------------------        ---------------------        ----------------------

Residential
   Customers               $                           $                            $
                            ----------------            ----------------             --------------------

Small Commercial
   and Industrial
   Customers               $                           $                            $
                            ----------------            ----------------             --------------------

Large Commercial
   and Industrial
   Customers               $                           $                            $
                            ----------------            ----------------             --------------------


     The following are estimates of projected average intangible transition charges--expressed as a percentage of variable distribution charges and competitive transition charges applicable to each rate class--that will be imposed on customers in each customer category beginning with the bill rendered approximately ten days after the series issuance date of the Series 2000-A Bonds. These percentages, as well as the dollar amounts in the prior sentences, include the intangible transition charges imposed in connection with the Series 1999-A Bonds.

                                     TABLE 6


     Projected Average Intangible Transition Charges for the Period ____ to August 14, 2000


                              RESIDENTIAL CUSTOMERS

        Rate Class                                               ITC Percentage

        Rate R                                                           %

        Rate R-H                                                         %

        Rate OP                                                          %

                    SMALL COMMERCIAL AND INDUSTRIAL CUSTOMERS

        Rate Class                                               ITC Percentage

        Rate GS                                                          %

        Rate POL                                                         %

        Rate SL-P                                                        %

        Rate SL-S                                                        %

        Rate SL-E                                                        %

        Rate TL                                                          %

        Rate BLI(1)                                                      %

                    LARGE COMMERCIAL AND INDUSTRIAL CUSTOMERS

        Rate Class                                               ITC Percentage

        Rate PD                                                          %

        Rate HT                                                          %

        Rate EP                                                          %


---------------
(1) No intangible transition charges are or will be imposed on Rate BLI customers.

Rate Class Descriptions:
-----------------------




         PECO Energy's customer base is currently divided into three categories for purposes of adjusting intangible transition charges: residential, small commercial and industrial, and large commercial and industrial. Rate categories and classes within those categories are created by the Pennsylvania Public Utility Commission and are subject to change. These changes will be reflected in any adjustment request filed with the Pennsylvania Public Utility Commission by the servicer. The current rate classes (indicated above) have remained unchanged since April 20, 1990. These rate classes are:


Residential Rate Classes:


         Rate R - Residential Service: Residential service is available in the entire territory of PECO Energy to single private family dwellings for the domestic requirements of family members, which service is supplied through one meter. This rate class (and Rate R-H) also includes payment-troubled low income customers receiving discounted rates under the Customer Assistance Program, Rate CAP.


         Rate R-H - Residential Heating Service: Residential heating service is available to single private family dwellings (or to a multiple dwelling unit building consisting of two to five dwelling units, whether occupied or not) for domestic requirements when such service is supplied through one meter and where the dwelling is heated by specified types of electric space heating systems.


         Rate OP - Off-Peak Service: Available in conjunction with other residential service rates, Rates R and R-H and, in specified cases, Rate GS, for a customer receiving delivery at certain voltage levels during off-peak periods.


Small Commercial and Industrial Rate Classes:

         Rate GS - General Service: Electric delivery service available through a single metering installation for offices, professional, commercial or industrial establishments, governmental agencies, and other applications outside the scope of the residential service rate schedules.

         Rate POL - Private Outdoor Lighting: Available in conjunction with Rate GS for the outdoor lighting of sidewalks, driveways, yards, lots and similar places, outside the scope of service under Rate SL-P, SL-S and SL-E.

         Rate SL-P - Street Lighting in the City of Philadelphia: Available only to a governmental agency, municipal, state or federal, for outside lighting of streets, highways, bridges, parks or similar places, including directional highway signs at locations where other outdoor lighting service is established hereunder, for the safety and convenience of the public within the City of Philadelphia.

         Rate SL-S - Street Lighting - Suburban Divisions: Available for the outdoor lighting of streets, highways, bridges, parks and similar places for the safety and convenience of the public in Suburban Divisions.

         Rate SL-E - Street Lighting Customer-Owned Facilities: Available to any governmental agency outside of the City of Philadelphia for outdoor lighting of streets, highways, bridges, parks or similar places, including directional highway signs at locations where outdoor lighting service is established for the safety and convenience of the public where all of the utilization facilities are installed, owned and maintained by a governmental agency.

         Rate TL - Traffic Lighting: Available to any municipality using PECO Energy's standard delivery service for electric traffic signal lights installed, owned and maintained by the municipality.

         Rate BLI - Borderline Interchange: Available under reciprocal agreements to neighboring electric utilities for resale in their adjacent territory. No intangible transition charges will be imposed on Rate BLI customers.

Large Commercial and Industrial Rate Classes:

         Rate PD - Primary-Distribution Power: Untransformed electric delivery service available from the primary supply lines of PECO Energy's distribution system where the customer installs, owns and maintains any transforming, switching and other receiving equipment required.

         Rate HT - High-Tension Power: Untransformed electric delivery service from PECO Energy's standard high-tension lines, where the customer installs, owns and maintains, any transforming, switching and other receiving equipment required. Excludes certain special contracts.

         Rate EP - Electric Propulsion: This rate is available only to the National Rail Passenger Corporation and to the Southeastern Pennsylvania Transportation Authority for untransformed electric delivery service from PECO Energy's standard high-tension lines, where the customer installs, owns and maintains any transforming, switching and other receiving equipment required and where the service is supplied for the operation of electrified transit and railroad systems and appurtenances.

ADJUSTMENTS TO THE INTANGIBLE TRANSITION CHARGES

     The actual collections of intangible transition charges are intended to be neither more nor less than the amount necessary to pay the principal of the transition bonds of each series in accordance with the expected amortization schedule, to pay interest on each series and to fund the related expenses and reserves. In order to enhance the likelihood that the appropriate amount of intangible transition charges will be collected, the master servicing agreement requires the servicer to seek, and the Pennsylvania Competition Act and PECO Energy's two qualified rate orders require the Pennsylvania Public Utility Commission to approve, annual adjustments to the intangible transition charges within 90 days of the request and does not set forth any procedure for approval in a shorter time period. There can be no assurance that the Pennsylvania Public Utility Commission will approve adjustments any more frequently.


         These adjustments will be based on actual collections of intangible transition charges and updated assumptions by the servicer as to projected future usage of electricity by customers, expected delinquencies and write-offs and future expenses relating to all series of transition bonds. In addition, PECO Energy's qualified rate orders provide that, commencing in the final calendar year of collections of intangible transition charges for any series of transition bonds, adjustments may be made quarterly or, if necessary, monthly. See "The Master Servicing Agreement--Servicing Procedures--Intangible Transition Charge Adjustment Process" in the accompanying prospectus.

         The following table reflects information regarding the adjustments to the intangible transition charges assessed on each rate class within the customer categories that have been implemented since the first adjustment date for the Series 1999-A Bonds on May 14, 1999:


                                     TABLE 7

                                 ADJUSTMENTS TO
                          INTANGIBLE TRANSITION CHARGES


                                                        INTANGIBLE TRANSITION CHARGES


                                    Series 1999-A                 MAY 14, 1999                Series 2000-A
      Rate Class                    Issuance Date            (first adjustment date)          Issuance Date
      ----------                    -------------            -----------------------          -------------


                      DESCRIPTION OF PECO ENERGY'S BUSINESS

     For a discussion of PECO Energy, you should review the material under the caption "The Seller and Servicer" in the accompanying prospectus.

                                    SERVICING

MONTHLY SERVICING FEE


     On each monthly allocation date, the servicer is entitled to receive the monthly servicing fee in an amount equal to:

          o one-twelfth of 0.25% of the outstanding principal balance of all series of transition bonds for so long as intangible transition charges are included in electric bills otherwise sent to customers, and

          o one-twelfth of 1.50% of the outstanding principal balance of all series of transition bonds if intangible transition charges are not included in electric bills otherwise sent to customers but instead, are billed separately to customers.

The monthly servicing fee, together with any portion of the monthly servicing fee that remains unpaid from prior monthly allocation dates, will be paid solely to the extent funds are available for this purpose as described under "The Indenture--Allocations and Payments" in the accompanying prospectus. The monthly servicing fee will be paid prior to the distribution of any amounts of interest on and principal of any series of transition bonds. The servicer will be entitled to retain as additional compensation net investment income on intangible transition charges received by the servicer prior to remittance of the intangible transition charges to the collection account and the portion of late fees, if any, paid by customers relating to the intangible transition charges.


SERVICER ADVANCES


     The servicer will not make any advances of interest or principal on the Series 2000-A Bonds.


                              [MATERIAL TAX MATTERS


         If a class of the Series 2000-A Bonds is issued at a price which is lower than its stated principal amount by more than a de minimis amount, the excess of the Series 2000-A Bond's stated redemption price at expected maturity over its issue price will give rise to original issue discount -- known as OID -- which will be treated as additional interest income to the holder of the Series 2000-A Bonds. Accordingly, a holder of the Series 2000-A Bonds will be subject to the following tax consequences in addition to the tax consequences described in the accompanying prospectus.

         In general, the issue price of a class of Series 2000-A Bonds is the first price at which a substantial amount of the Series 2000-A Bonds of that class is sold to the public. In general, if the principal amount of a Series 2000-A Bond exceeds its issue price by an amount that is less than:

          O 0.25% of the Series 2000-A Bond's principal amount payable at expected maturity multiplied by

          O    the number of complete years to maturity,
then the excess is treated as de minimis OID and the Series 2000-A Bond is not treated as having been issued with OID. Unless a holder of Series 2000-A Bonds makes an election to accrue all interest on a constant-yield basis, that holder must include de minimis OID in income proportionately as stated principal payments on the Series 2000-A Bonds are made.

     A holder of the Series 2000-A Bonds that is a U.S. Holder, as defined in the accompanying prospectus in the section captioned "United States Taxation --General --Tax Consequences to U.S. Holders," will be required to include in taxable income any OID income as it accrues on a constant-yield method based on the compounding of interest before the receipt of cash payments attributable to that income. A holder of these bonds must take that OID income into account currently, regardless of the holder's general method of accounting for other items.

     In general, a holder of these bonds will be required to include in gross income the sum of the daily portions of OID with respect to the Series 2000-A Bond for each day during the taxable year in which the holder holds the Series 2000-A Bond. The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Series 2000-A Bond may be of any length selected by the holder and may vary in length over the term of the Series 2000-A Bonds, so long as:

          O    no accrual period is longer than one year and

          O each scheduled payment of interest or principal on the Series 2000-A Bonds occurs on either the final day or the first day of the accrual period.

     The amount of OID on the Series 2000-A Bonds that is allocable to the accrual period is equal to the excess of:

          O the product of the adjusted issue price of the Series 2000-A Bonds at the beginning of the accrual period and the yield to maturity of the Series 2000-A Bonds (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period)

               over

          O the sum of the payments of interest on the Series 2000-A Bonds that are allocable to the accrual period.

     The adjusted issue price of the Series 2000-A Bonds at the beginning of any accrual period is the issue price of the Series 2000-A Bonds, increased by the amount of accrued OID for each prior accrual period and decreased by the amount of any payments of principal previously made on the Series 2000-A Bonds. A holder of the Series 2000-A

Bonds that is a U.S. Holder will have a tax basis in the Series 2000-A Bonds equal to that holder's purchase price -- exclusive of any portion of that price representing accrued but unpaid interest -- decreased by any principal repayments and increased by the amount of any OID previously taken into income.

     A holder that is not a U.S. Holder will be subject to a United States withholding tax of 30% upon the actual payment of OID income, except in the context of:

          O    a non-U.S. Holder that:

               O does not own directly or constructively 10% or more of the total combined voting power of all classes of stock of PECO Energy entitled to vote,

               O is not a controlled foreign corporation that is related to PECO Energy through stock ownership, and

               O meets the withholding documentation requirements discussed in the accompanying prospectus, and

          O where an applicable tax treaty provides for the reduction or elimination of that withholding tax.

     In the context of backup withholding and information reporting requirements, the discussion in the accompanying prospectus regarding interest income would be similarly applicable to OID income. A holder of the Series 2000-A Bonds that is a non-U.S. Holder generally will be taxable in the same manner as a United States corporation or resident with respect to OID income if that income is effectively connected with the conduct of a trade or business in the United States.]

                      UNDERWRITING THE SERIES 2000-A BONDS

     Subject to the terms and conditions set forth in the underwriting agreement among PECO Energy, the issuer and the underwriters named below, for whom Salomon Smith Barney Inc. is acting as the representative, the issuer has agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amounts of the Series 2000-A Bonds set forth opposite each underwriter's name below:


NAME                                          CLASS A-1       CLASS A-2       CLASS A-3       CLASS A-4
----                                          ---------       ---------       ---------       ---------

Salomon Smith Barney Inc.                     $               $               $               $
Banc One Capital Markets, Inc.
First Union Securities, Inc.
Banc of America Securities LLC
Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
Janney Montgomery Scott LLC
Barclays Capital
BNY Capital Markets, Inc.
Mellon Financial Markets, LLC
Prudential Securities Incorporated
Pryor, Counts & Co., Inc.
TD Securities (USA) Inc.

Total



     Under the terms and conditions of the underwriting agreement, the underwriters are committed to take and to pay for all of the Series 2000-A Bonds offered hereby, if any are taken.

     The Underwriters' Sales Price for the Series 2000-A Bonds. The underwriters propose to offer the Series 2000-A Bonds in part directly to retail purchasers at the initial public offering prices set forth on the cover page of this prospectus supplement, and in part to some securities dealers at a price less a concession not in excess of:

          o __________ percent of the principal amount of the Series 2000-A Class A-1 Bonds,

          o __________ percent of the principal amount of the Series 2000-A Class A-2 Bonds,

          o __________ percent of the principal amount of the Series 2000-A Class A-3 Bonds and

          o __________ percent of the principal amount of the Series 2000-A Class A-4 Bonds


     The underwriters may allow and the dealers may reallow a concession to some brokers and dealers not in excess of:


          o __________ percent of the principal amount of the Series 2000-A Class A-1 Bonds,

          o __________ percent of the principal amount of the Series 2000-A Class A-2 Bonds,

          o __________ percent of the principal amount of the Series 2000-A Class A-3 Bonds and

          o __________ percent of the principal amount of the Series 2000-A Class A-4 Bonds

     After the Series 2000-A Bonds are released for sale to the public, the offering price and other selling terms may from time to time be varied by the underwriters.

     No Assurance as to Resale Price or Resale Liquidity for the Series 2000-A Bonds. The Series 2000-A Bonds are a new issue of securities with no established trading market. No series of transition bonds is currently listed on a securities exchange, and the Series 2000-A Bonds also will not be listed on any securities exchange. The issuer has been advised by the underwriters that they intend to make a market in the Series 2000-A Bonds but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series 2000-A Bonds.

     Various Types of Underwriter Transactions Which May Affect the Price of the Series 2000-A Bonds. The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Series 2000-A Bonds in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Series 2000-A Bonds so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Series 2000-A Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Series 2000-A Bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Series 2000-A Bonds to be higher than they would otherwise be in the absence of these transactions. None of PECO Energy, the issuer, the issuer trustee or the bond trustee or any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

     In the ordinary course of business, each underwriter and its affiliates have engaged and may engage in investment banking and commercial banking transactions with the issuer and its affiliates, including PECO Energy. In addition, each underwriter may from time to time take positions in the Series 2000-A Bonds.

     The issuer and PECO Energy have agreed to indemnify the several underwriters against some liabilities, including liabilities under the Securities Act of 1933.

                                     RATINGS


     It is a condition of any underwriter's obligation to purchase that the Series 2000-A Bonds be rated "AAA" by Standard & Poor's, "AAA" by Fitch IBCA and "Aaa" by Moody's, which, in each case, is in one of the four highest rating categories of that rating agency.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the ratings on any of the Series 2000-A Bonds, and, accordingly, there can be no assurance that the ratings assigned to any class of the Series 2000-A Bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any class of the Series 2000-A Bonds is revised or withdrawn, the liquidity of that class of the Series 2000-A Bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the Series 2000-A Bonds other than payment in full of each class of the Series 2000-A Bonds by the applicable class termination date and the ability to make timely interest payments.

                            GLOSSARY OF DEFINED TERMS

     Set forth below is a glossary of defined terms used in this prospectus supplement.


     "2000 QRO" means the qualified rate order issued by the Pennsylvania Public Utility Commission to PECO Energy on March 16, 2000.


     "PERCENTAGE" means, for the issuer or any other issuer of transition bonds, the percentage equivalent of a fraction:

          o the numerator of which is the aggregate intangible transition charges (as adjusted from time to time) applicable to all series of transition bonds issued by the issuer or any other issuer, as applicable, and

          o the denominator of which is the aggregate intangible transition charges (as adjusted from time to time) applicable to all series of transition bonds issued by the issuer and all other issuers.


     "QUALIFIED RATE ORDERS" means the qualified rate order issued by the Pennsylvania Public Utility Commission to PECO Energy Company on May 14, 1998, the qualified rate order issued by the Pennsylvania Public Utility Commission to PECO Energy Company on March 16, 2000 and any subsequent order of the Pennsylvania Public Utility Commission, adopted in accordance with the Pennsylvania Competition Act, which creates intangible transition property and authorizes the imposition and collection of intangible transition charges by PECO Energy or its assignee. This term also includes any order that is supplemental to any of the foregoing.


     "QUALIFIED TRANSITION EXPENSES," as set forth in PECO Energy's qualified rate orders, means, collectively, the aggregate principal amount of the transition bonds and an amount sufficient to provide for any credit enhancement, to fund any reserves, and to pay interest, premiums, if any, costs of defeasance, servicing fees and other fees, costs and charges relating to all series of transition bonds.


     "SERIES OF TRANSITION BONDS" means any of the Series 2000-A Bonds, the Series 1999-A Bonds and any other series of transition bonds which are issued under and are subject to the terms of the indenture.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The issuer is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED APRIL 17, 2000


                                   PROSPECTUS
                          PECO Energy Transition Trust
                                     Issuer

                               PECO Energy Company
                               Seller and Servicer

            UP TO $1,000,000,000 OF TRANSITION BONDS ISSUABLE IN SERIES


THE ISSUER     o    has issued transition bonds-- the Series 1999-A Bonds-- and may periodically issue additional transition bonds in one or more series with one or more classes,


               O    owns:

                    o intangible transition property, which is the right, created by Pennsylvania's Competition Act and the qualified rate order issued by the Pennsylvania Public Utility Commission for the Series 1999-A Bonds, to collect intangible transition charges in amounts designed to be sufficient to repay the transition bonds, to pay other expenses specified in the indenture and to fund the trust accounts,

                    o    collections of intangible transition charges,


                    o its rights under the sale agreement and master servicing agreement,


                    o    trust accounts held by the bond trustee, and

                    o if so stated in the applicable prospectus supplement, other credit enhancement, and

               o will own intangible transition property created by the qualified rate order issued by the Pennsylvania Public Utility Commission on March 16, 2000, and collections of intangible transition charges related to that qualified rate order.

THE TRANSITION
BONDS OFFERED
BY THIS
PROSPECTUS     o    will be payable only from assets of the issuer,


               o will be supported by trust accounts held by the trustee for the transition bonds, and, if so stated in the applicable prospectus supplement, other credit enhancement,


               o will be secured equally with all other transition bonds issued under the indenture, and

               o will be issued in series, each of which the issuer may issue without the consent of existing transition bondholders.


This prospectus applies only to transition bonds offered by this prospectus.

Consider carefully the Risk Factors beginning on page 24 of this prospectus.


This prospectus may be used to offer and sell a series of transition bonds only if accompanied by the prospectus supplement for that series.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
              The date of this prospectus is                , 2000.

                                TABLE OF CONTENTS


                                                                                           PAGE
                                                                                           ----
PROSPECTUS SUMMARY......................................................................      2


RISK FACTORS............................................................................     24
   Unusual Nature of Intangible Transition Property.....................................     24
   Servicing............................................................................     34
   Bankruptcy; Creditors' Rights........................................................     40
   The Transition Bonds.................................................................     45

GLOSSARY OF DEFINED TERMS...............................................................     50

AVAILABLE INFORMATION...................................................................     50

INCORPORATION OF DOCUMENTS BY REFERENCE.................................................     50

THE PENNSYLVANIA COMPETITION ACT........................................................     52
   The Pennsylvania Competition Act's General Effect on the
     Electric Utility Industry in Pennsylvania..........................................     52
   Recovery of Stranded Costs...........................................................     52
   Securitization of Stranded Costs.....................................................     53
   Jurisdiction Over Disputes; Standing.................................................     55
   Possible Federal Preemption of the Pennsylvania Competition Act......................     56
   Possible Commonwealth Amendment or Repeal of the Pennsylvania Competition Act........     56

PECO ENERGY'S RESTRUCTURING PLAN........................................................     57
   General..............................................................................     57
   Provider of Last Resort..............................................................     65
   Prior Litigation.....................................................................     66

THE QUALIFIED RATE ORDERS AND THE
  INTANGIBLE TRANSITION CHARGES.........................................................     67
   The Intangible Transition Charges....................................................     71
   Competitive Billing..................................................................     74

THE SELLER AND SERVICER.................................................................     77
   Retail Electric Service Territory....................................................     77
   Merger with Unicom...................................................................     78
   Customers and Operating Revenues.....................................................     79
   Forecasting Customers and Usage......................................................     87
   Billing Process......................................................................     91
   Limited Information on Customers' Creditworthiness...................................     91
   Electric Generation Suppliers and Other Third Party Billers..........................     95



THE ISSUER..............................................................................     96

USE OF PROCEEDS.........................................................................     99

THE TRANSITION BONDS....................................................................     99
   General..............................................................................     99
   Interest and Principal...............................................................    101
   Floating Rate Transition Bonds.......................................................    102
   Redemption...........................................................................    102
   Credit Enhancement...................................................................    103
   Book-Entry Registration..............................................................    104
   Definitive Transition Bonds..........................................................    108

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS..........................................    109

THE SALE AGREEMENT......................................................................    111
   Sale and Assignment of Intangible Transition Property................................    111
   Representations and Warranties of the Seller.........................................    113
   Matters Regarding the Seller.........................................................    122
   Governing Law........................................................................    122

THE MASTER SERVICING AGREEMENT..........................................................    122
   Servicing Procedures.................................................................    123
   Servicer Advances....................................................................    126
   Servicing Compensation; Releases.....................................................    126
   Servicer Duties......................................................................    126
   Servicer Representations and Warranties..............................................    127
   Servicer Indemnification.............................................................    129
   Statements to Issuer and Bond Trustee................................................    129
   Evidence as to Compliance............................................................    130
   Matters Regarding the Servicer.......................................................    130
   Servicer Defaults....................................................................    131
   Rights Upon Servicer Default.........................................................    132
   Successor Servicer...................................................................    133
   Addition of Other Issuers............................................................    133
   Governing Law........................................................................    133

THE INDENTURE...........................................................................    134
   Security.............................................................................    134
   Issuance in Series or Classes........................................................    135
   Collection Account...................................................................    136
   Allocations and Payments.............................................................    141


   Liquidated Damages...................................................................    144
   Reports to Transition Bondholders....................................................    145
   Modification of Indenture............................................................    146
   Enforcement of the Sale Agreement and the Master Servicing Agreement.................    149
   Modifications to the Sale Agreement and the Master Servicing Agreement...............    150
   Events of Default; Rights Upon Event of Default......................................    151
   Covenants............................................................................    153
   List of Transition Bondholders.......................................................    156
   Annual Compliance Statement..........................................................    156
   Bond Trustee's Annual Report.........................................................    156
   Satisfaction and Discharge of Indenture..............................................    156
   Legal Defeasance and Covenant Defeasance.............................................    157
   The Bond Trustee.....................................................................    159
   Governing Law........................................................................    159

UNITED STATES TAXATION..................................................................    160
   General..............................................................................    160
   Taxation of the Issuer and of the Transition Bonds...................................    160
   Tax Consequences to U.S. Holders.....................................................    161
   Tax Consequences to Non-U.S. Holders.................................................    163

MATERIAL COMMONWEALTH OF PENNSYLVANIA TAX MATTERS.......................................    165

ERISA CONSIDERATIONS....................................................................    166

PLAN OF DISTRIBUTION....................................................................    167

RATINGS.................................................................................    168

LEGAL MATTERS...........................................................................    168

EXPERTS.................................................................................    168

GLOSSARY OF DEFINED TERMS...............................................................    169

INDEX TO FINANCIAL STATEMENTS...........................................................    F-1

ANNEX A.................................................................................    A-1


                                IMPORTANT NOTICE
                      ABOUT INFORMATION IN THIS PROSPECTUS


     You should rely only on information about the transition bonds provided in this prospectus and in the related prospectus supplement. The issuer has not authorized anyone to provide you with different information.

     This prospectus and the related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction where it is not lawful to do so.

     References to the "issuer" refer to PECO Energy Transition Trust unless the context indicates otherwise.

     References to the "seller" refer to PECO Energy Company and any successor seller under the sale agreement described in this prospectus.

     References to the "servicer" refer to PECO Energy Company and any successor servicer under the master servicing agreement described in this prospectus.

     We include cross-references to sections where you can find additional information. Check the table of contents to locate these sections.

                               PROSPECTUS SUMMARY


This summary contains a brief description of the transition bonds that applies to all series of transition bonds offered by this prospectus. Information that relates to a specific series of transition bonds can be found in the prospectus supplement related to that series. Consider carefully the risk factors beginning on page 24 of this prospectus.

Transaction
Overview:                           The Pennsylvania Electricity Generation Customer Choice and Competition Act was enacted in 1996 and provides for the restructuring of the electric industry in Pennsylvania, including retail competition for generation services. Prior to enactment of the
                                    Pennsylvania Competition Act, electric utilities, such as PECO Energy Company, invested in various generation-related assets, such as electric generating facilities - including nuclear power plants - and power purchase contracts with third-party generators of electricity, to help meet their duties to serve the public as regulated utilities. The electric utilities recovered these investments by charging their customers the regulated rates approved by the Pennsylvania Public Utility Commission.



                                    One of the effects of the deregulation of electricity generation is that prices are determined by market forces, not through rate regulation by the Pennsylvania Public
                                    Utility Commission. These market prices may not be high enough to allow the utilities to recover their investments in generation-related assets. Accordingly, the utilities may incur a loss in value of these generation-related assets as a result of the transition from a regulated environment to competition for electric generation services.

                                    The Pennsylvania Competition Act provides for utilities to recover the anticipated loss in value of their generation-related assets, known as stranded costs, by including a new type of charge in their customers' bills. These new charges are known as competitive transition charges. Utilities are authorized to securitize the right to recover all or a portion of these charges through the issuance of transition bonds, such as the securities described in this prospectus and any related prospectus supplement. This right is known as intangible transition property. Once intangible transition property is securitized, the utility's right to recover its stranded costs through the competitive transition charges is replaced by the intangible transition property holder's right to recover the costs associated with the issuance, credit enhancing and servicing of the transition bonds through intangible transition charges included in customers' electric bills. Intangible transition charges reduce the amount of competitive transition charges and, if necessary, will reduce PECO Energy's variable distribution rates in order that all charges to customers fit within the rate caps of the
                                    Pennsylvania Competition Act.

                                    Intangible transition property was created by the Pennsylvania Competition Act and two qualified rate orders issued by the Pennsylvania Public Utility Commission to PECO
                                    Energy Company on May 14, 1998 and on March 16, 2000. Intangible transition property represents the irrevocable right to collect intangible transition charges from customers to recover:


                                    o a portion of PECO Energy Company's stranded costs, and

                                    o an amount sufficient to provide for any credit enhancement, to fund any reserves, and to pay interest, premiums, if any, costs of defeasance, servicing fees and other fees, costs and charges relating to transition bonds.

                                    Intangible transition charges are nonbypassable. Customers cannot avoid paying them even if they purchase electricity from a supplier other than PECO Energy Company.


                                    On March 25, 1999, PECO Energy Company sold intangible transition property created by its first qualified rate order, which is referred to in this prospectus as the First
                                    QRO, to the issuer and the issuer issued $4 billion of Series 1999-A Bonds in accordance with that order. On March 16, 2000, the Pennsylvania Public Utility Commission issued a second qualified rate order, which is referred to in this prospectus as the 2000 QRO.

                                    On the issuance date for each series of transition bonds authorized by the 2000 QRO,
                                    PECO Energy Company will sell the related intangible transition property to the issuer under a sale agreement. The issuer has pledged substantially all of its property to the bond trustee. This property includes:


                                    o the intangible transition property it previously pledged to the bond trustee for the Series 1999-A Bonds,


                                    o its rights under the sale agreement and the master servicing agreement, and


                                    o the collection account and the amounts contained in that account and will serve as collateral for all series of transition bonds issued under the indenture.

                                    The portion of the collection account related to principal of and interest on your series of transition bonds will be segregated in a separate series subaccount as discussed under the caption "The Indenture--Collection Account" and "--Allocations and
                                    Payments" in this prospectus.


                                    For a diagram depicting the parties to this transaction, refer to page 23 of this prospectus.

                                    For more information on the Pennsylvania Competition Act, intangible transition property and intangible transition charges, you should review the material under the captions entitled "Risk Factors," "The Pennsylvania Competition Act," "Peco Energy's
                                    Restructuring Plan" and "The Qualified Rate Orders and the Intangible Transition
                                    Charges" in this prospectus.

Issuer:                             PECO Energy Transition Trust, a Delaware statutory business trust and a wholly owned subsidiary of PECO Energy Company.

                                    The issuer was formed on June 23, 1998 for the purpose of purchasing and owning transferred intangible transition property, issuing transition bonds from time to time and pledging its interest in the collateral to the bond trustee under the indenture to secure the transition bonds. The issuer is a special purpose entity whose only assets are the collateral for all series of transition bonds issued by it and whose only revenues are collections of the intangible transition charges. The collateral is the sole source of payment for all series of transition bonds. On March 25, 1999, the issuer issued $4 billion of Series 1999-A Bonds. See "The Issuer" in this prospectus.

Issuer's Address:                   c/o First Union Trust Company, National Association, One Rodney Square, 920 King Street,
                                    Wilmington, Delaware 19801.

Issuer's Telephone Number:          (302) 888-7532

Issuer Trustee:                     First Union Trust Company, National Association.  Two additional trustees have been appointed by PECO Energy Company. See "The Issuer" in this prospectus.


Issuer Trustee's Address:           One Rodney Square, 920 King Street, Wilmington, Delaware 19801.



                                        4
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Issuer Trustee's
Telephone Number:                   (302) 888-7532


Bond Trustee:                       The Bank of New York.

Bond Trustee's Address:             101 Barclay Street, Floor 12 East, New York, New York 10286.

Bond Trustee's
Telephone Number:                   (800) 524-4458


Seller and Servicer of the
Transferred Intangible
Transition Property:                PECO Energy Company.

                                    PECO Energy Company is referred to as PECO Energy throughout this prospectus.

                                    The intangible transition property was authorized by the qualified rate orders issued by the Pennsylvania Public Utility Commission to PECO Energy on May 14, 1998 and March 16,
                                    2000. The first order, the First QRO, authorized intangible transition property of $4 billion, which property was sold to the issuer concurrently with the issuance of the
                                    Series 1999-A Bonds. A summary of the terms of the Series 1999-A Bonds can be found in
                                    Annex A to this prospectus. The second order, the 2000 QRO, authorized intangible transition property of $1 billion which PECO Energy will sell under the sale agreement to the issuer on the series issuance dates for series of transition bonds issued under this prospectus.


                                    PECO Energy services the transferred intangible transition property under the master servicing agreement between PECO Energy, as servicer, and the issuer.

                                    Incorporated in Pennsylvania in 1929, PECO Energy is primarily a vertically integrated utility that historically has provided regulated retail electric and natural gas service to customers in its franchised territory in Southeastern Pennsylvania. Pursuant to the
                                    Pennsylvania Competition Act, the Commonwealth of Pennsylvania has required the unbundling of retail electric services in Pennsylvania into separate generation, transmission and distribution services with open retail competition for generation services. Since the commencement of deregulation in 1999, PECO Energy serves as the local distribution company providing electric distribution services in Southeastern
                                    Pennsylvania and bundled electric
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                                    service to customers who do not choose an alternate electric generation supplier. PECO
                                    Energy engages in wholesale marketing of electricity on a national basis and through a subsidiary is a competitive generation supplier offering competitive energy supply to customers throughout Pennsylvania. Through another subsidiary, PECO Energy provides utility infrastructure services to customers in several regions of the United States.
                                    PECO Energy has also formed a joint venture with British Energy plc to acquire and operate nuclear generating facilities. PECO Energy also participates in joint ventures which provide telecommunications services in the Philadelphia metropolitan region. In the future, those generation facilities, which will continue to serve those customers and others in the competitive generation market, may be transferred to an affiliated or non-affiliated entity.


                                    PECO Energy has agreed to merge with an unrelated third party. If this merger is completed as currently proposed, PECO Energy will become a wholly-owned subsidiary, along with Commonwealth Edison Company, of a holding company and will cease to engage in electric generation. See "The Seller and Servicer--Merger with Unicom" in this prospectus.


                                    PECO Energy, as servicer of the transferred intangible transition property, collects the intangible transition charges from customers within its service territory on behalf of the issuer for a fee specified in any related prospectus supplement. Due to provisions of the Pennsylvania Competition Act and the settlement of restructuring issues, PECO
                                    Energy customers have the opportunity to choose from several billing source options as of September 1, 2000.


                                    One of these options is consolidated billing from third parties providing billing or metering services, including electric generation suppliers. Any third party that provides consolidated billing is required to pay the servicer amounts billed by the third party on behalf of the servicer, including the intangible transition charges, regardless of the third party's ability to collect those amounts from its customers. The third party biller effectively replaces the customer as the obligor on those intangible transition charges. The servicer will have no right to collect those intangible transition charges from the customers, except following payment defaults by a third party biller and the expiration of the applicable grace period. See "The Qualified Rate
                                    Orders and the Intangible Transition Charges--Competitive Billing" and "Risk

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                                    Factors--Servicing--It May Be More Difficult to Collect Intangible Transition Charges
                                    Due to Billing by Third Parties" in this prospectus.

The Assets of the Issuer:           The issuer owns:

                                    o the intangible transition property transferred by PECO Energy to the issuer,

                                    o collections of intangible transition charges,

                                    o its rights under the sale agreement and the master servicing agreement, and

                                    o trust accounts held by the bond trustee.

                                    The issuer will own:


                                    o the intangible transition property transferred to it by PECO Energy, which will secure all the transition bonds outstanding under the indenture, and related collections of intangible transition charges, and

                                    o other credit enhancement acquired or held to ensure payment of a particular series of transition bonds as specified in the related prospectus supplement.


                                    The intangible transition property is described in more detail under "The Sale
                                    Agreement--Sale and Assignment of Intangible Transition Property" in this prospectus.
                                    The trust accounts are described in more detail under "The Indenture--Collection
                                    Account" in this prospectus.

Customers:                          PECO Energy's customers belong to one of three customer categories for purposes of adjusting intangible transition charges. These categories are: residential, small commercial and industrial and large commercial and industrial. Each customer category is further divided into rate classes. The customer categories and rate classes are described in greater detail in "The
                                    Seller and Servicer--Customers and Operating Revenues" in this prospectus.

Payment Sources:                    On each payment date as specified in the related prospectus supplement, the bond trustee is required to pay amounts owed on all outstanding series of transition bonds from:

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                                    o amounts collected by the servicer -- or any third party electric generation suppliers or other third parties providing billing or metering services -- for the issuer with respect to intangible transition charges and remitted to the bond trustee after the payment of specific fees and expenses, and



                                    o any other amounts available for withdrawal from trust accounts held by the bond trustee, including specified investment earnings on amounts in the trust accounts, or paid under contracts, such as the sale agreement, the bills of sale or the master servicing agreement, pledged to secure one or more series of transition bonds. All accounts referred to in this prospectus will be held by the bond trustee in trust, and are described in greater detail under "The Indenture--Collection Account" in this prospectus.


State Pledge:                       The Commonwealth of Pennsylvania has pledged in the Pennsylvania Competition Act that it will not limit, alter, impair or reduce the value of intangible transition property or the intangible transition charges which are approved by an order of the Pennsylvania
                                    Public Utility Commission until the transition bonds are fully repaid or discharged.
                                    However, the Commonwealth of Pennsylvania may limit or alter the value of intangible transition charges or intangible transition property if adequate compensation is made for the full protection of the beneficial owners of the transition bonds. The
                                    Pennsylvania Competition Act does not define adequate compensation. Thus, the amount of this compensation may not be sufficient to pay the full amount of outstanding principal of and interest on the transition bonds or compensate transition bondholders for any reinvestment risk.


Priority of Distributions:          On each monthly allocation date (which is the 6th day of each calendar month or if such day is not a business day, the next business day), the bond trustee applies all amounts on deposit in the general subaccount of the collection account and any investment earnings on these amounts in the following priority:

                                     (1) payment of the bond trustee's fee, expenses and indemnities, if any,

                                     (2) payment of the issuer trustee's fee, expenses and indemnities, if any,
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                                     (3) payment of the monthly servicing fee and all unpaid monthly servicing fees from prior monthly allocation dates,

                                     (4) so long as no event of default under the indenture has occurred and is continuing or would be caused by that payment, payment of all operating expenses other than those referred to in the first, second and third items above -- up to an aggregate for all series of transition bonds of $12,500 on any monthly allocation date,

                                     (5) Interest on each series of transition bonds for that monthly allocation date will be transferred to the series subaccounts for each series Pro Rata, which is defined in the glossary to this prospectus,

                                     (6) any Principal then payable on the transition bonds:

                                         (a)  as a result of acceleration triggered by an event of default,

                                         (b)  on a series termination date or class termination date, as applicable, or

                                         (c)  on a redemption date,

                                         that will occur prior to the next monthly allocation date will be transferred Pro Rata to the series subaccount for that series,

                                     (7) the Principal not accounted for in (6) will be transferred Pro Rata to the series subaccounts,

                                     (8) payment of any remaining unpaid operating expenses, indemnity amounts and loss amounts then owed by the issuer,

                                     (9) allocation of any required amount to the overcollateralization subaccount, which account is described in detail under "--Accounts" in this prospectus summary and
                                         "The Indenture--Collection Account" in this prospectus,

                                    (10) payment of any termination or breakage amounts owed to any counterparty to a hedge or swap transaction,

                                    (11) so long as no event of default has occurred and is continuing, payment of net investment earnings on amounts in the general
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                                        9
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                                         subaccount of the collection account since the previous monthly allocation date to the issuer, free from the lien of the indenture,

                                    (12) allocation of the remainder, if any, to the reserve subaccount, which account is described in detail under "--Accounts" in this prospectus summary and "The
                                         Indenture--Collection Account" in this prospectus, and

                                    (13) following repayment of all outstanding series of transition bonds, the balance will be released to the issuer, free from the lien of the indenture.


                                    The payment of the bond trustee's and issuer trustee's indemnities specified in items
                                    (1) and (2) above will be made only if:

                                    o    those indemnity payments would not result in an event of default under the indenture and

                                    o    the issuer provides notice to the rating agencies of the indemnity amount and, if reasonably required by the rating agencies, an officer's certificate and other documentation that certifies that those payments are not reasonably expected to result in an event of default.


                                    The following diagram generally depicts the basic flow of the collection of intangible transition charges from customers or electric generation suppliers or other third parties to the servicer and, subsequently, to the various accounts listed above.
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                                       10

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

                                           BASIC ALLOCATIONS AND DISTRIBUTIONS


---------------   -----------------------   ---------------   -----------------------   --------------  --------------------------
   Customers       Monthly payment of         PECO Energy      Monthly remittance         Collection     Application of amounts
      AND          intangible transition       (SERVICER)      of collections of            Account       in collection account
     EGSs*         charges to services      ---------------    intangible transition    --------------    (including net
---------------   -----------------------                      charges allocated to                        earnings), as follows:
                                                               the issuer                               --------------------------
                                                              -----------------------






------------------------------------------------------------------------------------------------------------------------------------




    1           2          3                 4                    5                6                      7                 8

----------  --------- ----------   -----------------------   -----------  ---------------------   -----------------    -------------
   Bond     Servicer:   Issuer:    Series Subaccounts:        Issuer:     Overcollateralization   Issuer:                 Reserve
 Trustee/    Monthly   Operating   o Interest for            All unpaid        Subaccount:        Net earnings on       Subaccount:
  Issuer    servicing   expenses   applicable monthly         operating   Overcollateralization   amounts in general   All remaining
 Trustee:      fee     (up to an   allocation date            expenses,   ---------------------   subaccount of the       amounts
 Fees and   ---------  aggregate   o Principal payable as     indemnity                           collection account
 expenses               $12,500    a result of acceleration    amounts                            ------------------   -------------
(including              for all    or payable on a series     and loss
indemnity             series for   or class termination        amounts
 amounts                  each     date or payable on a      owed to the
and loss                monthly    redemption date             issuer
 amounts              allocation   o Principal for that      -----------
owed to the               date)    monthly allocation
 trustees)            ----------   date not provided for
-----------                        above
                                   ---------------------

* electric generation suppliers or other third parties providing and metering services

                                       11
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                                    If on any monthly allocation date, available collections of intangible transition charges, together with amounts available in the subaccounts, are insufficient to make the allocations contemplated by the first through the ninth items above, the bond trustee will draw from amounts on deposit in the following subaccounts up to the amount of such shortfall, in order to make those payments and transfers:


                                    (1) from the interest deposit subaccount, for the payments or transfers contemplated by the fifth item above only,

                                    (2) then from the loss subaccount, for the payments or transfers contemplated by the first through the eighth items above only, and

                                    (3) thereafter, from the reserve subaccount, then from the overcollateralization subaccount and finally from the capital subaccount.

                                    See "The Indenture--Allocations and Payments" in this prospectus.

                                    On each payment date for any series, the amounts on deposit in the applicable series subaccount (other than net income or other gain, which, so long as no event of default has occurred and is continuing, are released to the issuer free of the lien of the indenture) are applied to pay the following (in the priority indicated):

                                    (1) interest due and payable on the transition bonds of that series, together with any overdue interest and, to the extent permitted by law, interest on that amount, are paid to the transition bondholders of that series (in the case of classes with swap or hedge transactions, that interest is payable to the applicable counterparty to those transactions),

                                    (2) the balance, if any, up to the principal amount of the transition bonds of that series that is scheduled to be paid by that payment date in accordance with the expected amortization schedule for that series or, for any series of transition bonds payable as a result of acceleration under the indenture or to be redeemed under the indenture, the outstanding principal amount of that series and premium, if
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                                        any, is paid to the transition bondholders of that series for principal and premium, if any, on the transition bonds of that series, and

                                    (3) the balance, if any, is transferred to the general subaccount for allocation on the next monthly allocation date. See "The Indenture--Allocations and Payments" in this prospectus.

Credit Enhancement:                 Credit enhancement for the transition bonds is as follows:

                                    o   The servicer of the intangible transition property on behalf of the issuer makes periodic adjustments to the intangible transition charges it bills to customers, once the Pennsylvania Public Utility Commission approves these adjustments. PECO
                                        Energy will make these adjustments if it determines that collections of intangible transition charges are either greater or lesser than the amount necessary to make timely payments on all series of transition bonds, to fund subaccounts to required levels and to pay applicable fees and expenses. The servicer can make these changes, with the approval of the Pennsylvania Public Utility Commission, once a year. In addition, during the final calendar year of collections of intangible transition charges for any series of transition bonds, the servicer can make these adjustments as frequently as monthly. See "The Qualified Rate Orders and the Intangible
                                        Transition Charges--Intangible Transition Charges--the Intangible Transition Charge
                                        Adjustment Process."

                                    o   The amounts in the reserve subaccount, the overcollateralization subaccount and the capital subaccount also provide credit enhancement for all series of transition bonds.

                                    o   Additional credit enhancement for any series may include surety bonds, letters of credit, maturity guarantees, a financial guaranty insurance policy, a credit or liquidity facility, a repurchase obligation, a third party payment or cash deposit, each as specified in the related prospectus supplement.
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                                    The credit enhancement for the transition bonds is intended to protect you against losses or delays in scheduled payments on your transition bonds.

Accounts:                           The bond trustee holds the following trust accounts:

                                    o   Collection Account-- Under the indenture, the issuer established a single collection account for all series of transition bonds which is held by the bond trustee. The collection account has been divided into subaccounts which allocate the funds deposited in the collection account to specific uses.

                                    o   General Subaccount-- Funds received from collections of the intangible transition charges are initially allocated to the general subaccount of the collection account.


                                    o   Series Subaccount-- Under the indenture, the issuer has established a series subaccount for the Series 1999-A Bonds and will establish a series subaccount for each series of transition bonds offered by this prospectus. On each monthly allocation date, the bond trustee is required to transfer to this account amounts accruing for principal and interest for each series on a Pro Rata basis. On each payment date, the bond trustee withdraws funds from these subaccounts to make payments on the related series.


                                    o   Class Subaccounts -- These subaccounts have been and will be established for any class of transition bonds that bears a floating rate of interest.


                                    o   Overcollateralization Subaccount -- Each prospectus supplement will set a funding level for the overcollateralization subaccount that takes into account the issuance of any previous series of transition bonds. The overcollateralization amount required to be funded for each series of transition bonds will be equal to the percentage of the initial principal amount of that series stated in the related prospectus supplement. The overcollateralization amount will be funded over the expected term of that series of transition

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                                    bonds through the imposition of intangible transition charges.


                                    o   Capital Subaccount-- The amount of capital required to be held by the issuer for a series of transition bonds, which is the amount specified in the related prospectus supplement, will be deposited into the capital subaccount by the issuer on the date of issuance of that series. A deposit of $20 million was made into the capital subaccount upon the issuance of the Series 1999-A Bonds.


                                    o   Reserve Subaccount -- If the issuer collects intangible transition charges in excess of:

                                        (1) amounts payable for expenses of the bond trustee, the issuer trustee and the servicer and other fees and expenses,


                                        (2) amounts allocable to the applicable series and class subaccounts for Principal and Interest on the next payment date, and


                                        (3) amounts allocable to the overcollateralization subaccount, the excess is held in the reserve subaccount.


                                    o   Other Accounts-- If funds are remitted to the bond trustee in connection with a legal defeasance or covenant defeasance under the indenture, a defeasance subaccount will be established. Further, if the seller is required to remit loss amounts under the terms of the sale agreement, a loss subaccount will be established. Also, if the seller is required to pay regular fixed payments to a counterparty to a hedge or swap agreement, an interest deposit subaccount will be established for those payments.


                                    Each of the overcollateralization subaccount, the capital subaccount, the reserve subaccount and, if established, the loss
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                                    subaccount and interest deposit subaccount will be available to make payments on the transition bonds on each payment date as described in "The Indenture--Allocations and
                                    Payments" in this prospectus.


Interest and Principal:             Interest will accrue on the outstanding principal balance of transition bonds of a series or class offered by this prospectus at the applicable rate of interest specified in or determined in the manner specified in the applicable prospectus supplement.

                                    On any payment date for any series offered by this prospectus, unless principal is payable:


                                    o as a result of acceleration triggered by an event of default,

                                    o on a series termination date or class termination date, as applicable, or

                                    o on a redemption date,


                                    the issuer will make principal payments on that series in the amount necessary to reduce the outstanding principal balance of that series to the amount specified for that payment date in the expected amortization schedule set forth in the prospectus supplement for that series, and only to the extent funds are available for that payment as described in this prospectus. Principal of that series or class of transition bonds may be paid later than reflected in the expected amortization schedule for that series or class.


                                    See "Risk Factors--The Transition Bonds--Transition Bondholders May Receive Principal
                                    Payments Later than Expected" and "--Transition Bondholders May Have to Reinvest the
                                    Principal of their Investments at a Lower Rate of Return Because of Optional and
                                    Mandatory Redemption of Transition Bonds" and "Weighted Average Life and Yield
                                    Considerations" in this prospectus.


                                    The entire unpaid principal amount of all of the transition bonds outstanding under the indenture will be due and payable if an event of default under the indenture occurs and is continuing and the bond trustee or the holders of a majority in principal amount of the transition bonds of all series then outstanding have declared the transition bonds to be immediately due and payable. See "The

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
                                    Indenture--Events of Default; Rights Upon Event of Default" in this prospectus.


Optional Redemption:                Provisions for redemption of a series of transition bonds offered by this prospectus at the option of the issuer will be specified in the related prospectus supplement.


Mandatory Redemption:               Except as described in the third paragraph below under this section, each series of transition bonds offered by this prospectus will be subject to mandatory redemption in whole at a redemption price equal to the principal amount of the bonds, plus interest accrued to the redemption date, if the seller is obligated to pay liquidated damages under the sale agreement. PECO Energy will be required to pay liquidated damages and certain amounts due to the bond trustee, the issuer trustee and the issuer as a result of a breach by PECO Energy of specified representations relating to intangible transition property under the sale agreement if that breach continues beyond a 90-day grace period, assuming the seller meets specified rating criteria or makes an escrow deposit, and has a material adverse effect on the transition bondholders. If the specified rating criteria are not met or the requisite escrow deposit is not made, the seller must pay liquidated damages within 2 days of the breach. The bond trustee, which may consult with the servicer and other third parties, will have sole responsibility to determine whether a breach by PECO Energy of any of these specified representations has a material adverse effect on the transition bondholders.

                                    If the full amount of indemnification payments resulting from PECO Energy's breach of its representations relating to:

                                    o   the Commonwealth's and the Pennsylvania Public Utility Commission's ability to adversely affect intangible transition property or transition bondholders,

                                    o   governmental approvals,

                                    o   pending or threatened litigation,

                                    o   PECO Energy's due incorporation and corporate authority to fulfill its obligations under the sale agreement,
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

                                            o the enforceability of the sale agreement against PECO Energy and the absence of any breach of its charter documents, or

                                            o creation of a lien or violation of applicable law in connection with the sale agreement

                                            is reasonably expected to be incurred beyond a 90-day period immediately following the breach of the representation giving rise to the damages, the seller shall, except as provided below, pay liquidated damages to the bond trustee, as assignee of the issuer, on the first monthly allocation date following the expiration of such 90-day period.


                                            If PECO Energy is obligated to pay liquidated damages for a breach of a representation and warranty which relates to one or more of the qualified rate orders, but not all of the qualified rate orders, then:


                                            o the amount of liquidated damages will include the then outstanding principal amount of only the series of transition bonds issued in connection with the affected qualified rate order or orders as of the redemption date, plus accrued interest to the redemption date, and

                                            o only the series of transition bonds issued in connection with the affected qualified rate order or orders will be subject to mandatory redemption.

                                            If the losses incurred as a result of a breach of one of the foregoing representations is reasonably expected not to exceed a de minimis loss amount, on the monthly allocation date immediately following the initial loss allocation date, the seller may deposit in the loss subaccount the aggregate expected amount of losses, in lieu of paying indemnification or liquidated damages. In this case, the seller may be required to make additional deposits to the loss subaccount from time to time if actual losses exceed the amount already deposited.

                                            Additional redemption provisions, if any, for each series of transition bonds offered by this prospectus will be specified in the related prospectus supplement. See "The
                                            Transition

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
                                            Bonds--Redemption" and "The Sale Agreement--Representations and Warranties of the
                                            Seller" in this prospectus.


Payment and Record Dates:                   The payment dates and record dates for each series of transition bonds will be specified in the related prospectus supplement.
Expected Final Payment
Dates, Series Termination
Dates and Class
Termination Dates:                          The expected final payment date for each series or class of transition bonds offered by this prospectus will be the date when all interest on and principal of that series or class is expected to be paid in full. The series termination date for a series or, if applicable, the class termination date for a class of transition bonds will be a date on or after the expected final payment date. Failure to pay the entire outstanding amount of any class or series by the  expected final payment date will not result in an event of default under the indenture unless such failure occurs on the series termination date or class termination date for the class or series. The expected final payment date and the series termination date or class termination date of each series and class of transition bonds will be specified in the corresponding prospectus supplement.

Risk Factors:                               Prospective investors should consider the risks associated with an investment in the transition bonds offered by this prospectus. These risks may cause transition bondholders to suffer a loss of their investment in transition bonds or may adversely affect the timing of payments to transition bondholders.

                                            For a detailed discussion of the material risks associated with an investment in transition bonds, prospective investors should review  the discussion under "Risk
                                            Factors" which begins on page 24 of this prospectus.

The Transition Bonds;
Issuance of New Series:                     The issuer may issue transition bonds offered by this prospectus in one or more series, each comprised of one or more classes. Each series of transition bonds will be issued under the indenture. As mentioned previously under "--Issuer" in this prospectus summary, the issuer issued the Series 1999-A

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

                                            Bonds on March 25, 1999. The Series 1999-A Bonds, totaling $4 billion in principal amount, were issued in seven classes as described in the related prospectus supplement dated March 18, 1999 and summarized in Annex A to this prospectus. Two of the classes have floating interest rates. See also "The Indenture" in this prospectus.


                                            Any series of transition bonds may include one or more classes which differ as to the bond rate and amortization of principal. The terms of all transition bonds of the same series will be identical, unless that series is comprised of more than one class, in which case the terms of all transition bonds of the same class will be identical. The particular terms of the transition bonds of any series and, if applicable, classes of that series, will be described in the related prospectus supplement.


                                            The terms of any series and any classes of that series will not be subject to prior review by, or consent of, the transition bondholders of any previously issued series. A new series may be issued under the indenture only upon satisfaction of the conditions described in this prospectus under "The Indenture--Issuance in Series or
                                            Classes." See "Risk Factors--The Transition Bonds-- Issuance of Additional Series May
                                            Adversely Affect Outstanding Transition Bonds" and "The Transition Bonds" in this prospectus. For instance, one of the conditions to the issuance of additional transition bonds under the indenture is that each rating agency must confirm to the seller, the servicer, the bond trustee and the issuer that the issuance of those additional transition bonds will not result in a reduction or a withdrawal of the current rating by that rating agency of any outstanding series or class of transition bonds.

Denominations:                              Each class of transition bonds offered by this prospectus will initially be issued in the minimum denominations set forth in the related prospectus supplement.

Form of the
Transition Bonds:                           Each series and class of transition bonds offered by this prospectus will initially be issued either only in book-entry form through The Depository Trust Company or in another form as specified in the applicable prospectus supplement. See "The Transition
                                            Bonds--Book-Entry Registration" in this prospectus.


Tax Status:                                 In connection with the sale of intangible transition property for the Series 1999-A
                                            Bonds, PECO Energy received a ruling from the Internal Revenue Service that the transition bonds will be classified as obligations of PECO Energy. In the opinion of
                                            Ballard Spahr Andrews & Ingersoll, LLP, special tax counsel to the issuer and PECO
                                            Energy, for U.S. federal income tax purposes:


                                            o  the transition bonds offered by this prospectus will be treated as debt of PECO
                                               Energy secured by a pledge of the collateral, and

                                            o  the issuer will be treated as a division of PECO Energy and will not be treated as a separate taxable entity.


                                            Transition bondholders who are not United States taxpayers generally will not be subject to United States federal income or withholding taxes on interest received on the transition bonds.

                                            See "United States Taxation" in this prospectus.


                                            In addition, in the opinion of Ballard Spahr Andrews & Ingersoll, LLP, interest from the transition bonds offered by this prospectus received by a person who is not otherwise subject to corporate or personal income tax in Pennsylvania will not be subject to these taxes. Transition bonds held by deceased Pennsylvania residents may be subject to inheritance and estate taxes. Neither residents nor nonresidents of Pennsylvania will be subject at the present time to an intangible personal property tax with respect to the transition bonds. See "Material Commonwealth of Pennsylvania Tax Matters" in this prospectus.


ERISA Considerations:                       Employee benefit plans are permitted to purchase transition bonds. A fiduciary of any employee benefit plan or other plan or arrangement that is subject to the Employee
                                            Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal
                                            Revenue Code of 1986, as amended, should carefully review with its legal advisers whether the purchase or holding of the transition bonds of any class or series could give rise to a transaction prohibited or not otherwise permissible under ERISA or the
                                            Internal Revenue Code. See "ERISA Considerations" in this prospectus.


Ratings:                                    It is a condition of any underwriter's obligation to purchase each series or class of transition bonds offered by this prospectus that, at the time of issuance, that series or class receive the rating indicated in the related prospectus supplement, which will be in one of the four highest categories, from one or more rating agencies which have rated the transition bonds specified in that prospectus supplement.


                                            A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any transition bond and, accordingly, there can be no assurance that the ratings assigned to any series or class of transition bonds upon initial issuance of that series or class will not be revised or withdrawn by a rating agency at any time thereafter without prior notification.

                                            If a rating of any series or class of transition bonds is revised downward or withdrawn, the liquidity and the price of that series or class of transition bonds may be adversely affected. In general, the ratings address credit risk, the ability of the issuer to make timely interest payments, and do not represent any assessment of any particular rate of principal payments on the transition bonds other than the payment in full of each series or class of transition bonds by the applicable series termination date or class termination date.

                                            See "Risk Factors--The Transition Bonds--Bondholders May Receive Principal Payments
                                            Later than Expected" and "Ratings" in this prospectus.


                           PARTIES TO THE TRANSACTION



                                                                    Applies, as servicer, for
                                         ----------------------     intangible transition charges         --------------------------
                                              PECO ENERGY           adjustments                              Pennsylvania Public
                                          (seller, servicer,                                                 Utility Comission*
                                           grantor and owner)                                                (State agency; not
                                         ----------------------     Issued the two qualified rate          affiliated with issuer
                                                                    orders and approves adjustments            or PECO Energy)
                                                                    to intangible transition charges      --------------------------



                  Sells intangible transition property        Services intangible transition
                  for cash pursuant to sale agreement         property of the issuer and receives
                                                              monthly servicing fee pursuant to
                                                              master servicing agreement


----------------------------------       ----------------------                             -----------------------
          ISSUER TRUSTEE                          ISSUER                                          PROVIDER OF
(with beneficiary trustees manages            (PECO Energy                                           CREDIT
          issuer pursuant                   Transition Trust)                                     ENHANCEMENT
         to trust agreement)                                                                        OR HEDGE
                                                                                                  TRANSACTION
                                                                                             (To be named, if any)
----------------------------------       ----------------------                             -----------------------
    Sale of transition bonds for cash,
    pursuant to underwriting agreement

                                                                                               -----------------------------
                                                                                                        BOND TRUSTEE
                                                                                                 (acts for an on behalf of
                                                                                                   transaction bondholders
                                         -----------------------------                              pursuant to indenture)
                                                  UNDERWRITERS
                                         -----------------------------                         -----------------------------

                                                              Sale of transaction
                                                              bonds for cash


                                         -----------------------------
                                                   TRANSITION
                                                   BONDHOLDERS

                                         -----------------------------



* The Pennsylvania Public Utility Commission also supervises the implementation of the Pennsylvania Competition Act and is authorized to issue regulations under the Pennsylvania Competition Act.

                                  RISK FACTORS


     You should consider the following risk factors in deciding to purchase transition bonds offered by this prospectus:


                UNUSUAL NATURE OF INTANGIBLE TRANSITION PROPERTY


LEGAL CHALLENGES COULD
ADVERSELY AFFECT TRANSITION
BONDHOLDERS                     Intangible transition property and its adequacy
                                to pay principal of and interest on the series of transition bonds offered by this prospectus depends on the Pennsylvania Competition Act and the qualified rate orders. If the Pennsylvania
                                Competition Act or any of the qualified rate orders were challenged in a lawsuit and a court decided that the Pennsylvania Competition Act or any of the qualified rate orders, or all of them, were invalid or unenforceable, PECO Energy will have breached a representation in the sale agreement. In that case, PECO Energy may have to pay liquidated damages to the issuer and the bond trustee for the losses resulting from that breach.


                                If PECO Energy is obligated to pay liquidated damages for a breach of a representation and warranty which relates to one or more of the qualified rate orders, but not all qualified rate orders, then:

                                o the amount of liquidated damages will include
                                  the then outstanding principal amount of only the series of transition bonds authorized by the affected qualified rate order or orders as of the redemption date, plus accrued interest to the redemption date, and

                                o only the series of transition bonds authorized
                                  by the affected qualified rate order or orders will be subject to mandatory redemption.

                                See "The Sale Agreement--Representations and
                                Warranties of the Seller" in this prospectus.



                                PECO Energy may not be able to meet its
                                obligations to pay liquidated damages. As a result, if the Pennsylvania Competition Act or any of the qualified rate orders were overturned, transition bondholders could suffer a loss of their investment. Also, the time and expense of enforcing rights against PECO Energy could result in a loss to transition bondholders or delay expected payments on the transition bonds offered by this prospectus.

LACK OF CONTINUED OPERATION OF
EXISTING GENERATION FACILITIES
MAY RESULT IN LOSSES TO
TRANSITION BONDHOLDERS          Under the Pennsylvania Competition Act, recovery
                                of stranded costs associated with existing generating facilities depends on continued operation of these facilities. There is an exception if that operation is uneconomic because of the transition to a competitive market. Although the parts of the First QRO and the 2000 QRO providing for the collection of intangible transition charges are stated in the Pennsylvania Competition Act and those qualified rate orders themselves to be irrevocable, the collection of intangible transition charges could be challenged if some of PECO Energy's generating facilities ceased to operate at reasonable levels. If the challenge were successful, PECO Energy would not be required to pay liquidated damages and the issuer may not have funds to make payments on the transition bonds. As a result, transition bondholders could suffer a loss of their investment.

CHANGES IN LAW MAY RESULT
IN LOSSES TO TRANSITION
BONDHOLDERS                     A change in law by legislative enactment or
                                constitutional amendment, including an enactment or amendment that breaches the Commonwealth of Pennsylvania's pledge not to limit, alter or impair intangible transition property or intangible transition charges, will not be a breach by PECO
                                Energy of its representations under the sale agreement and will not require PECO Energy to pay liquidated damages. Examples of a change in law are a repeal of the Pennsylvania Competition
                                Act, an amendment to it voiding the existence of intangible transition property or the adoption of a federal statute prohibiting the recovery of stranded costs.


                                Under the Pennsylvania Competition Act, the
                                Commonwealth of Pennsylvania may limit or alter the value of intangible transition property or intangible transition charges if "adequate compensation is made by law" for the protection of the intangible transition charges and of transition bondholders. It is unclear if "adequate compensation . . . by law" would be sufficient to pay the full amount of the outstanding principal of and interest on the transition bonds or would compensate transition bondholders for any reinvestment risk.

                                Under the United States and Pennsylvania
                                Constitutions, the Commonwealth of Pennsylvania could not repeal or amend the Pennsylvania Competition Act -- by way of legislative process -- or take any action that violates its pledge and agreement described in the first paragraph of this subheading without paying just compensation to the transition bondholders if doing so would:

                                o constitute a permanent taking of the property
                                  interest of transition bondholders in the intangible transition property, and

                                o deprive the transition bondholders of
                                  their reasonable expectations arising from their investments in the transition bonds.


                                However, just compensation awarded by a court may not be sufficient to pay the full amount of principal of and interest on the transition bonds or compensate transition bondholders for any reinvestment risk.

                                Also, if there were a change in law, there might be costly and time-consuming litigation. There is no judicial precedent directly on point, and the security for the transition bondholders is a new type of asset. As a result, the outcome of any of this litigation cannot be predicted with certainty.


FEDERAL LEGISLATION MAY
RESULT IN LOSSES TO
TRANSITION BONDHOLDERS          Congress or a federal agency may pass a law or
                                adopt a rule or regulation prohibiting or limiting the collection of intangible transition charges. In 1997, Congress considered at least one bill prohibiting the recovery of stranded costs, but the bill was not enacted. In addition, in 1999 one bill was introduced to several committees which pertains to retail stranded costs and related issues. It is unclear at this time what impact this bill might have on transition bonds if it is enacted.

                                The issuer cannot predict if any future bills that prohibit the recovery of stranded costs will become law or, if they become law, what their final form or effect will be. If the Pennsylvania Competition Act or the qualified rate orders were preempted by federal law, a court may decide that it is not a taking for which the government would have to pay the estimated market value of the transferred intangible transition property. Even if any federal preemption were considered a taking, for which the government had to pay this value, that compensation may not be sufficient to pay the full amount of principal of and interest on the transition bonds. In that case, transition bondholders could suffer a loss of their investment. In that event, PECO Energy would not be required to pay liquidated damages. See "--Changes in Law May Result in Losses to Transition Bondholders" above.

THE PENNSYLVANIA PUBLIC
UTILITY COMMISSION MAY TAKE
ACTIONS THAT ADVERSELY AFFECT
TRANSITION BONDHOLDERS          The Pennsylvania Public Utility Commission will
                                continue to regulate some aspects of the electric industry in Pennsylvania and may take actions that adversely affect transition bondholders. For example, the Pennsylvania
                                Public Utility Commission will:

                                o regulate electric distribution companies,


                                o set financial and other requirements for
                                  electric generation suppliers and other third parties, and

                                o set customer billing guidelines and
                                  collection, metering and disclosure
                                  requirements for electric generation suppliers and other third parties.

                                Furthermore, when PECO Energy entered into a settlement with certain parties to its restructuring plan submitted in compliance with the Pennsylvania Competition Act, these parties agreed to "review and, as appropriate, to recommend changes to regulations and procedures in order to facilitate the efficient and full recovery of revenues from customers, while at the same time protecting customers." The issuer cannot predict what effect that review and recommendations will have.

                                Also, subject to the Commonwealth of
                                Pennsylvania's pledge not to limit or alter the value of intangible transition charges or intangible transition property unless adequate compensation is made for the full protection of the transition bondholders, the Pennsylvania Public Utility Commission could revise or rescind any of its regulations. PECO Energy cannot predict whether the Pennsylvania Public Utility Commission will make new regulations or the timing or content of any new Pennsylvania Public Utility Commission regulations.

                                PECO Energy agrees to take legal or
                                administrative actions, including bringing lawsuits, as may be reasonably necessary to block or overturn:

                                o any government attempt to repeal or change the
                                  Pennsylvania Competition Act, the qualified rate orders, or the intangible transition property in a way that is materially adverse to the holders of transition bonds, or


                                o lawsuits by third parties which, if
                                  successful, would result in a breach by PECO
                                  Energy of its representations in the sale agreement concerning the intangible transition property, the qualified rate orders, or the Pennsylvania Competition Act.


                                PECO Energy, however, may not be able to take those actions and any action PECO Energy is able to take may not be successful.


                                Future Pennsylvania Public Utility Commission regulations may affect the ratings of the transition bonds or their price. Those actions may also affect the rate of collections of intangible transition charges and, as a result, the amortization of transition bonds and their weighted average lives. As a result, transition bondholders could suffer a loss of their investment.

JUDICIAL DECISIONS OR LEGAL
ACTIONS IN OTHER JURISDICTIONS
COULD ADVERSELY AFFECT
TRANSITION BONDHOLDERS          A court decision based on the U.S. Constitution
                                or other federal law overturning a state statute like the Pennsylvania Competition Act adopted by another state could give rise to a challenge to the Pennsylvania Competition Act. That decision would not automatically invalidate the
                                Pennsylvania Competition Act. It could, however, set a legal precedent for a successful challenge to the Pennsylvania Competition Act that could adversely affect transition bondholders. As a result, the market value of the transition bonds could be reduced.

                                Also, legal actions in other states challenging stranded cost recovery or securitization of stranded cost recovery could adversely affect the market for transition bonds. Legal challenges brought in jurisdictions other than Pennsylvania based on state laws other than Pennsylvania would not, however, directly affect the Pennsylvania Competition Act or the interests of the transition bondholders. These actions, however, could increase awareness of the political and other risks associated with these types of securities and limit the liquidity of the transition bonds and impair their value.

FAILURE TO MAKE ADEQUATE
ADJUSTMENTS TO THE INTANGIBLE
TRANSITION CHARGES MAY RESULT
IN LOSSES TO TRANSITION
BONDHOLDERS                     The actual rate of collections of intangible
                                transition charges may vary from projections used to set the intangible transition charges due to a number of factors. These factors include variations in electricity usage by customers from projected electricity usage and variations in delinquencies and write-offs. The servicer must seek an adjustment to the intangible transition charges from the
                                Pennsylvania Public Utility Commission on each calculation date to reflect shortfalls in or excesses of collections of intangible transition charges for prior periods, including shortfalls or excesses resulting from inaccurate servicer forecasts. The adjustments are intended to take into account any projected trends in customers or usage impacting billed revenue from which intangible transition charges are allocated to prevent shortfalls or excesses of collections of intangible transition charges in future periods.


                                If those forecasts or projections are not accurate, adjustments to the intangible transition charges may result in the issuer collecting insufficient funds to pay interest on the transition bonds when due and principal of the transition bonds in accordance with the expected amortization schedule.

                                The Pennsylvania Competition Act and the First QRO and the 2000 QRO require the Pennsylvania Public Utility Commission to approve annual adjustment requests within 90 days of the applicable date on which the servicer calculates the required adjustment and files that adjustment request with the Pennsylvania Public Utility Commission. Also, the First QRO and the 2000 QRO provide that, during the final calendar year of collections of intangible transition charges for any series of transition bonds, monthly or quarterly adjustments may be made. If the Pennsylvania Public Utility Commission fails to approve these adjustments on a timely basis or there is any litigation challenging the approval of these adjustments or methodology in calculating these adjustments, the price and liquidity of the transition bonds could be adversely affected.

                                Any of these factors could result in a delay in payment of principal from the expected amortization schedule of the transition bonds offered by this prospectus. As a result, the weighted average lives of the transition bonds could be adversely affected or transition bondholders could suffer a loss of their investment.


LIMITED TIME PERIOD FOR
IMPOSITION OR ADJUSTMENT OF
INTANGIBLE TRANSITION CHARGES
MAY RESULT IN LOSSES TO
TRANSITION BONDHOLDERS          The intangible transition charges associated
                                with the issuance of transition bonds may not be imposed for service periods after December 31, 2010. Also, after the final adjustment date specified for each series, the intangible transition charges may no longer be adjusted for that series. After that date, any shortfalls in collections of intangible transition charges available to make payments on the series are expected to be covered through amounts, if any, on deposit in the reserve subaccount, the overcollateralization subaccount or the capital subaccount. If those amounts are not enough to cover the shortfalls, the transition bonds may not be paid in full by the applicable expected final payment date or class or series termination date, and transition bondholders would suffer a loss of their investments.


LACK OF HISTORICAL INFORMATION
ABOUT, AND LIMITED EXPERIENCE
ADMINISTERING, INTANGIBLE
TRANSITION PROPERTY MAY RESULT
IN LOSSES TO TRANSITION
BONDHOLDERS                     The servicer has only limited historical
                                information for intangible transition property for the period beginning after the issuance of the Series 1999-A Bonds. Further, because retail electric competition has only recently been introduced in Pennsylvania, the servicer's customer and energy usage records may not accurately reflect customers' long-term payment patterns or energy usage. This historical information also does not reflect consolidated billing by electric generation suppliers or other third parties. As a result, these records may not be useful in predicting payments of intangible transition charges.


                                The servicer has limited experience
                                administering this type of asset.

                                In the event of a foreclosure, there is likely to be a limited market, if any, for the transferred intangible transition property. Therefore, foreclosure may not be a realistic or practical remedy. See "--Bankruptcy; Creditors' Rights" below.

                                These factors may result in delays or shortfalls in scheduled payments on the transition bonds.


ADJUSTMENTS TO INTANGIBLE
TRANSITION CHARGES BY RATE
CLASSES MAY RESULT IN
INSUFFICIENT COLLECTIONS        The customers responsible for paying intangible
                                transition charges are currently divided into 12 rate classes. In PECO Energy's restructuring plan settlement, these rate classes were grouped among three customer categories. Intangible transition charges are assessed by rate class within each customer category. Adjustments to the intangible transition charges will also be made to each rate class within each customer category. A shortfall in collection in one rate class must be made up by adjustments to that rate class as well as the other rate classes within that customer category. The Pennsylvania Competition
                                Act and the First QRO and the 2000 QRO provide, however, that, shortfalls in a customer category may not be corrected by making adjustments to rate classes in any other customer category.

                                Some rate classes in a particular category have a significantly smaller number of customers than other rate classes in that customer category. If customers in a rate class fail to pay intangible transition charges, the servicer may have to substantially increase the intangible transition charges for the remaining customers in that rate class and to a lesser extent the other rate classes in that customer category. The servicer may also have to take this action if consumers representing a significant percentage of a rate class cease to be customers. These increases could lead to further failures by the remaining customers in that customer category to pay intangible transition charges, thereby increasing the risk of a shortfall in funds to pay the transition bonds. See also "The Transition Bonds--Issuance of Additional Series of Transition Bonds May Increase Delinquencies of Intangible Transition Charges" above.

RISKS ASSOCIATED WITH THE
USE OF CREDIT ENHANCEMENTS
MAY RESULT IN LOSSES TO
TRANSITION BONDHOLDERS          Some forms of credit enhancement, such as
                                interest rate swaps entered into by the issuer for a series or class of floating rate transition bonds, entail credit risks -- the risk associated with the credit of any party providing the credit enhancement. The applicable prospectus supplement will contain the risk factors, if any, associated with any applicable credit enhancement.

                                    SERVICING


MERGER MAY CAUSE DISRUPTION OF
BILLING AND COLLECTION SYSTEMS
AND RESULT IN LOSSES TO
TRANSITION BONDHOLDERS          As part of the proposed merger agreed to by
                                PECO Energy and Unicom Corporation, PECO Energy is planning to reorganize so that PECO Energy will provide transmission and distribution services and will purchase generation from affiliates for its provider of last resort services. In addition, PECO Energy and Unicom, upon completion of the merger, may combine their transmission, distribution and billing systems.
                                This combination of systems, if it occurs, could cause these systems to have problems affecting billing and collections of intangible transition charges and may result in losses to transition bondholders. See "The Seller and Servicer--
                                Merger with Unicom."


PECO ENERGY CEASING TO ACT AS
SERVICER MAY RESULT IN LOSSES
TO TRANSITION BONDHOLDERS       The servicer is responsible for calculating
                                adjustments to the intangible transition charges, submitting adjustment requests to the Pennsylvania Public Utility Commission and billing and collecting the intangible transition charges. PECO Energy may resign as servicer only in specified limited circumstances. If, however, PECO Energy ceased servicing intangible transition property, it may be hard to obtain a successor servicer. Also, a transfer of servicing functions will require cooperation by the Pennsylvania Public Utility Commission. A successor servicer may have difficulties in collecting intangible transition charges and determining appropriate adjustments to intangible transition charges. Also, under current law, a successor servicer may not be able to shut off service to a customer that fails to pay intangible transition charges.

                                If PECO Energy were replaced as servicer, any of those factors and others could delay the timing of payments on the intangible transition property. As a result, transition bondholders could incur a loss of their investment. See "The Master Servicing Agreement" in this prospectus.


INACCURATE PROJECTIONS BY
SERVICER MAY RESULT IN LOSSES
TO TRANSITION BONDHOLDERS       If the servicer incorrectly forecasts the billed
                                revenue from which intangible transition charges are allocated and the delinquency and write-off experience relating to intangible transition charges proves to be unreliable, the timely receipt of collections of intangible transition charges could be adversely affected. A variety of risks and uncertainties could cause actual results to differ materially from those projected. They include changes in political, social and economic conditions, weather, unexpected demographic trends, catastrophes, regulatory initiatives, compliance with governmental regulations and litigation. All of these events and circumstances are beyond the control of the servicer. Adjustments to the intangible transition charges are required to be made under the Pennsylvania Competition Act if actual results differ from projections. However, until the adjustments are made and result in sufficient collections of intangible transition charges, payments on the transition bonds could be delayed, and the market value of the transition bonds could be reduced. There can be no assurance that, when made, adjustments will be sufficient.

DELAYS IN PAYMENTS ON
TRANSITION BONDS MAY BE
CAUSED BY CHANGES IN
PAYMENT TERMS                   The servicer is permitted to alter the terms of
                                billing and collection arrangements and modify amounts due from customers. The servicer cannot change the amount of a customer's individual intangible transition charges, but it can take actions that it believes will increase collections from a customer. These actions might include, for example, agreeing to an extended payment schedule or agreeing to write-off the remaining portion of an outstanding bill. The servicer can also write-off outstanding bills that it deems uncollectible in accordance with its usual billing and collection practices. Additionally,
                                PECO Energy or a successor to PECO Energy as servicer may change its billing and collection practices, or the Pennsylvania Public Utility
                                Commission may require changes to these
                                practices.


                                These changes could delay or reduce collections of intangible transition charges and, as a result, adversely affect the payment of interest on the transition bonds on a timely basis or the payment of principal of the transition bonds in accordance with the expected amortization schedule. See "The Seller and Servicer-- Customers and Operating Revenues," "--Billing Process" and "--Limited Information on Customers' Creditworthiness" in this prospectus.


PECO ENERGY'S LIMITED
INFORMATION ON CUSTOMERS'
CREDITWORTHINESS MAY RESULT
IN INCREASED DELINQUENCIES
AND WRITE-OFFS                  The servicer's ability to collect intangible
                                transition charges depends in part on the creditworthiness of its customers. Under
                                Pennsylvania law, PECO Energy generally must provide service to new customers in its service area. Credit investigations of new customers by PECO Energy have been limited. PECO Energy's information regarding the creditworthiness of new customers is limited to information regarding prior service, if any, by PECO Energy provided by its customer information system audits. If the servicer incorrectly determines the creditworthiness of a large number of its customers, there may be significant increases in delinquencies and write-offs. This could result in delays in payments to transition bondholders.
                                See "--It May Be More Difficult to Collect
                                Intangible Transition Charges Due To Billing by
                                Third Parties" below.

IT MAY BE MORE DIFFICULT TO
COLLECT INTANGIBLE TRANSITION
CHARGES DUE TO BILLING BY
THIRD PARTIES                   Under the Pennsylvania Competition Act, after
                                July 15, 2000, intangible transition charges may be collected by third parties providing billing or metering services, including electric generation suppliers. Any third party that provides consolidated billing must pay the servicer amounts billed by the servicer to the third party, including the intangible transition charges. Third party billing parties are required to make these payments even if the third party fails to collect amounts due from customers.

                                Billing by third parties could adversely affect the timely payment of interest on the transition bonds or the payment of principal of the transition bonds in accordance with the expected amortization schedule because:



                                o any third party that collects intangible
                                  transition charges may not use the same
                                  customer credit standards as the servicer,

                                o problems may arise from new and untested
                                  systems or any lack of experience on the part of third parties with customer billing and collections,

                                o the servicer may not be able to reduce credit
                                  risks relating to third parties in the same manner in, or to the same extent to which, it reduces those risks relating to its customers,

                                o the servicer generally will not have the right
                                  to pursue customers of a third party which provides consolidated billing who defaults in the payment of intangible transition charges,

                                o to the extent that customers choose
                                  consolidated billing by electric generation suppliers or other third parties, the issuer may be relying on a small number of electric generation suppliers and other third parties rather than a large number of individual customers, to pay collections of intangible transition charges. As a result, a default in the payment of intangible transition charges by a single third party that provides billing service to a large number of customers may adversely affect the timing of payments on the transition bonds or could result in a loss of their investment, and

                                o a new billing system could cause customer
                                  confusion.


                                Neither PECO Energy nor any successor servicer will pay any shortfalls resulting from the failure of any third party to forward collections of intangible transition charges to the servicer. The adjustment mechanism for the intangible transition charges, as well as the amounts on deposit in the reserve subaccount, the overcollateralization subaccount and the capital subaccount are intended to address delays in the timing of collections and payments. However, delays in payments to transition bondholders might occur as a result of delays in obtaining adjustments, limitations on rate adjustments or insufficient funds in the reserve subaccount, the overcollateralization subaccount and the capital subaccount after the final adjustment date.


CUSTOMERS WITHIN PECO ENERGY'S
SERVICE AREA MAY STOP OR DELAY
MAKING INTANGIBLE TRANSITION
CHARGE PAYMENTS                 Customers within PECO Energy's service area
                                may stop or delay paying intangible transition charges because:

                                o they may misdirect their payments as they may
                                  owe amounts to several different parties which may include both PECO Energy and an electric generation supplier or other third party,

                                o if a large number of customers self-generate
                                  electricity, move out of PECO Energy's
                                service territory, significantly reduce their electricity consumption or cease consuming electricity altogether, the intangible transition charges, as periodically adjusted, required to be paid by remaining customers may become burdensome. Greater delinquencies and write-offs or petitions to the Pennsylvania Public Utility Commission to reduce intangible transition charges might result, and

                                o the servicer may not be able to collect intangible transition charges from customers who partially self-generate electricity because the servicer may not know which consumers are self-generating electricity and will not be able to exercise full shut-off rights against a self-generator.

                                Any of these factors could result in delays or shortfalls in scheduled payments on the transition bonds.

THE COMMINGLING OF COLLECTIONS
OF INTANGIBLE TRANSITION
CHARGES WITH SERVICER'S OTHER
FUNDS MAY RESULT IN PAYMENT
DELAYS Until collections of intangible transition charges are deposited with the bond trustee, the servicer will not segregate them from its general funds. If the servicer does not or cannot remit the full amount of the collections of intangible transition charges there may be delays or reductions in payments to transition bondholders. The adjustments to the intangible transition charges and amounts, if any, on deposit in the reserve subaccount, the overcollateralization subaccount and the capital subaccount are designed to reduce this risk. However, there may be delays in payments to transition bondholders if there are delays in implementation of the adjustment mechanism or a lack of funds in the reserve subaccount, the overcollateralization subaccount and the capital subaccount after the final adjustment date.

                          BANKRUPTCY; CREDITORS' RIGHTS

BANKRUPTCY OF PECO ENERGY MAY
RESULT IN LOSSES TO TRANSITION
BONDHOLDERS                     GENERAL.  The bankruptcy of PECO Energy could
                                have several adverse consequences for transition bondholders, the most important of which are briefly described below.

                                SALE OF INTANGIBLE TRANSITION PROPERTY MAY BE RECHARACTERIZED AS A FINANCING RATHER THAN A TRUE SALE. The Pennsylvania Competition Act provides that a transfer of intangible transition property by an electric utility to an assignee that is expressly stated to be a sale or other absolute transfer in a transaction approved in a qualified rate order will be treated as a sale, rather than a pledge or other financing, of the intangible transition property. PECO Energy represents in the sale agreement that the sale of the intangible transition property is a sale.


                                PECO Energy will also represent that for the First QRO it took, and for the 2000 QRO it will take, the appropriate actions under the Pennsylvania Competition Act, including filing an intangible transition property notice, to perfect the sale.


                                However, if PECO Energy became a debtor in a bankruptcy case, the bankruptcy trustee, PECO Energy or another party could take the position that the sale of the transferred intangible transition property to the issuer was a financing transaction and not a sale. If a court agreed with this position, delays or reductions in payments on the transition bonds could result. Regardless of a court's final decision on the character of the transaction, the bankruptcy of PECO Energy could result in delays in payments on the transition bonds. A bankruptcy also could have an adverse effect on the secondary market for the transition bonds, including the liquidity and market value of the transition bonds.

                                To reduce the impact of the possible
                                recharacterization of a sale or other absolute transfer of intangible transition property as a financing transaction, the Pennsylvania Competition Act and related regulations provide that if an intangible transition property notice is filed and the transfer is later held to be a financing transaction, that notice will be deemed to constitute a filing with respect to a security interest. The Pennsylvania Competition Act also provides that any such filing in respect of transition bonds takes precedence over any other filings.

                                As a result of these filings, the issuer would be a secured creditor of PECO Energy, entitled to recover against the collateral. If, however, intangible transition property notices were not or are not filed for any reason, the issuer failed or fails to otherwise perfect its interest in the transferred intangible transition property and the transfer is thereafter deemed not to constitute a true sale or other absolute transfer, the issuer would be an unsecured creditor of PECO Energy.


                                COURT MAY ORDER CONSOLIDATION OF THE ISSUER AND PECO ENERGY. If PECO Energy became a debtor in a bankruptcy case, the bankruptcy trustee, PECO Energy or another party may attempt to substantively consolidate the assets of the issuer and PECO Energy. PECO Energy and the issuer have taken steps to attempt to reduce this risk. However, if a court ordered that the assets and liabilities of the issuer be consolidated with those of PECO Energy, delays or reductions in payments on the transition bonds would result.

                                COURT MAY MAKE LOW ESTIMATION OF CONTINGENT
                                CLAIMS; ENFORCEABILITY OF REMEDY PROVISIONS MAY BE CHALLENGED. If PECO Energy became a debtor in a bankruptcy case, claims, including claims for liquidated damages, by the issuer against PECO Energy under the sale agreement and the related documents would be unsecured claims and could be discharged. Also, the bankruptcy trustee, PECO Energy or another party may request that the bankruptcy court estimate any contingent claims, including for PECO Energy's liquidated damages, of the issuer against PECO Energy and take the position that the claims should be estimated at zero or at a low amount because the contingency giving rise to the claims is unlikely to occur.

                                If PECO Energy became a debtor in a bankruptcy case and PECO Energy were obligated under the sale agreement to pay liquidated damages, the bankruptcy trustee, PECO Energy or another party might challenge the enforceability of the liquidated damages provisions. If a court decided that the liquidated damages provisions were unenforceable, the issuer should have a claim against PECO Energy for actual damages based on breach of contract principles. The amount of those actual damages would be subject to estimation or calculation by the court.

                                As a result of any of the above-described actions or claims, transition bondholders could suffer delays in payment, reduction in the investment value of their transition bonds or a loss of their investment.

                                INTANGIBLE TRANSITION PROPERTY MAY NOT BE HELD TO BE CURRENT PROPERTY, RESULTING IN UNSECURED DEBT. The Pennsylvania Competition Act provides that the transferred intangible transition property constitutes a current property right on and after the date that a qualified rate order becomes effective. PECO Energy has also made a representation to that effect. However, if PECO Energy became a debtor in a bankruptcy case, the bankruptcy trustee, PECO Energy or another party could argue that, because the payments based on the transferred intangible transition property are indirectly usage-based charges, the transferred intangible transition property comes into existence only as customers use electricity.

                                If a court adopted this position, a security interest in favor of the transition bondholders may not attach to intangible transition charges in respect of electricity used after the beginning of a bankruptcy case for PECO Energy. If a court took this position and also determined that the transferred intangible transition property has not been sold or transferred absolutely to PECO Energy or the issuer, the issuer would be an unsecured creditor of PECO Energy and delays or reductions in payments on the transition bonds could result.


                                Also, a court could rule that any intangible transition charges relating to electricity consumed after the bankruptcy of PECO Energy cannot be transferred to the issuer or the bond trustee. This could result in delays or reductions of payments of the transition bonds.

                                Payments based on the intangible transition charges are indirectly usage-based charges. Therefore, if PECO Energy became a debtor in a bankruptcy case, the bankruptcy trustee, PECO Energy or another party could argue that the issuer should pay a portion of the costs of PECO Energy associated with generating, transmitting or distributing the electricity which gave rise to the collections of intangible transition charges related to the transition bonds. If a court adopted this position, there could be delays or reductions in payments to the transition bondholders.


                                Whether or not PECO Energy is the debtor in a bankruptcy case, if a court decided that the transferred intangible transition property comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of PECO Energy arising before the transferred intangible transition property came into existence could have priority over the issuer's interest in the transferred intangible transition property. This could result in a reduction of amounts paid to the transition bondholders. Adjustments to the intangible transition charges may be available to reduce this risk, although delays in implementation or challenges to those adjustments may cause a delay in receipt of payments.

                                AUTOMATIC STAY MAY PREVENT OR DELAY ENFORCEMENT OF RIGHTS BY BOND TRUSTEE. If there is an event of default under the indenture, the Pennsylvania Competition Act permits the Pennsylvania Public Utility Commission to order the segregation and payment of all intangible transition charges to transition bondholders. The Pennsylvania Competition Act provides that the order will be effective notwithstanding bankruptcy or other insolvency proceedings with respect to the utility or its assignee. The Pennsylvania Public Utility Commission, however, may not be able to issue this order because of the automatic stay provisions of the Bankruptcy Code. Also, a bankruptcy court may not lift the stay to permit this action by the Pennsylvania Public Utility Commission. In that event, the bond trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to the Pennsylvania Public Utility Commission action and an order requiring segregation of the revenues arising from the transferred intangible transition property. However, a court may not grant either order.


BANKRUPTCY OF SERVICER MAY
RESULT IN LOSSES TO
TRANSITION BONDHOLDERS          The servicer can commingle collections of
                                intangible transition charges with its own funds until they are deposited with the bond trustee.
                                The Pennsylvania Competition Act provides that the priority of a lien created under the Pennsylvania Competition Act is not adversely affected by the commingling of funds arising with respect to intangible transition property with funds of the electric utility. However, in the event of a bankruptcy of the servicer, the bankruptcy trustee, the servicer or another party might argue that collections of intangible transition charges held by the servicer were property of the servicer included in its bankruptcy estate. If a court adopted this position, there may be delays in payments due on the transition bonds.

                                If the servicer became a debtor in a bankruptcy case, the automatic stay may prevent the issuer from effecting a transfer of servicing, even though the master servicing agreement provides that the bond trustee appoint, or petition the Pennsylvania Public Utility Commission or a court to appoint, a successor servicer.


                                Even if a successor servicer may be appointed, it may be difficult to find an entity willing to act as a successor servicer.




                              THE TRANSITION BONDS


ABSENCE OF SECONDARY MARKET FOR
TRANSITION BONDS COULD LIMIT
ABILITY TO RESELL TRANSITION
BONDS The underwriters for the various series of transition bonds may assist in resales of the transition bonds offered by this prospectus, but they are not required to do so. Although a secondary market for the Series 1999-A Bonds has developed, a secondary market for the other transition bonds offered by this prospectus may not develop. If a secondary market for those transition bonds does develop, it may not continue or it may not be sufficiently liquid to allow holders to resell any of the transition bonds. See "Plan of Distribution" in this prospectus.


LIMITED SOURCES OF PAYMENTS
FOR THE TRANSITION BONDS MAY
RESULT IN LOSSES TO
TRANSITION BONDHOLDERS          The transition bonds are obligations only of the
                                issuer, a special purpose entity. The transition bonds will not represent an interest in or obligation of PECO Energy, the issuer trustee, the bond trustee or any entity other than the issuer. The issuer has no property other than the collateral and its organizational documents restrict its rights to acquire assets not related to the transactions described in this prospectus. The collateral is the sole source of payment on the transition bonds.
                                None of the transition bonds will be guaranteed or insured by PECO Energy, the issuer trustee, the bond trustee or any affiliates of those entities, other than the issuer, or any other entity.


ISSUANCE OF ADDITIONAL SERIES
MAY ADVERSELY AFFECT
OUTSTANDING TRANSITION BONDS    The issuer may from time to time issue
                                additional series of transition bonds without the prior review by or consent of the transition bondholders of any previously issued series.
                                Additional series of transition bonds may not be issued if it would result in the credit ratings on any outstanding series of transition bonds being reduced or withdrawn, but the issuance of any other series of transition bonds might have an impact on the timing or amount of payments received by transition bondholders. See "The
                                Transition Bonds" and "The Indenture--Issuance in Series or Classes" in this prospectus.


                                In addition, various matters relating to the transition bonds require a vote of all transition bondholders of all series, even though there may be differences in the interests or positions among those series or classes of those series. This could result in voting outcomes adverse to your interests.


ISSUANCE OF TRANSITION BONDS
BY ANOTHER ISSUER MAY ADVERSELY
AFFECT OUTSTANDING TRANSITION
BONDS The seller may sell intangible transition property to one or more parties other than the issuer to securitize stranded costs without the prior review by or consent of the transition bondholders of any previously issued series. In the event of such sale, collections of intangible transition property will be pro rated among the issuer and such other parties based on their respective Percentages. Intangible transition property may not be sold to another issuer if it would result in the credit ratings of any outstanding series of transition bonds being reduced or withdrawn. The sale of intangible transition property to another issuer may have an impact on the timing or amount of payments received by transition bondholders. In addition, various matters relating to the transition bonds under the master servicing agreement are subject to a vote of the bond trustee and any bond trustees of other issuers, based on the directions of the holders, even though there may be differences in the interests or positions among the transition bonds issued by these other issuers and the transition bonds issued by the issuer which could result in voting outcomes adverse to your interests.

ISSUANCE OF ADDITIONAL SERIES
OF TRANSITION BONDS MAY
INCREASE DELINQUENCIES OF
INTANGIBLE TRANSITION CHARGES   With the issuance of each additional series of
                                transition bonds, the intangible transition charges will increase. Although this should not affect the overall rates paid by customers because of adjustments of other rates at the time of issuance, future adjustments may cause intangible transition charges to increase for certain customers. These increases may lead to increased failures to pay intangible transition charges, and may reduce collections of intangible transition charges. See also "Nature of Intangible Transition Property--Adjustments to Intangible Transition Charges by Rate Classes
                                May Result in Insufficient Collections" above.


SECURITIES RATINGS ARE LIMITED
AND DO NOT ASSESS TIMING OF
PRINCIPAL PAYMENTS              The transition bonds offered by this prospectus
                                will be rated by one or more established rating agencies. The ratings merely analyze the probability that the issuer will repay the total principal amount of the transition bonds at final maturity--the series or class termination date, as applicable--and will make timely interest payments. The ratings do not assess whether the issuer will repay the principal of the transition bonds in accordance with the expected amortization schedule. As a result, any series or class of transition bonds might be paid later than expected, resulting in a weighted average life of those transition bonds which is longer than expected.


                                A security rating is not a recommendation to buy, sell or hold securities. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency if, in its judgment, circumstances so warrant.

TRANSITION BONDHOLDERS MAY
RECEIVE PRINCIPAL PAYMENTS
LATER THAN EXPECTED             The actual dates on which principal is paid on
                                each class of transition bonds might be affected by the amount and timing of receipt of collections of intangible transition charges.
                                Since the amount of intangible transition charges collected from each customer will depend upon the customer's usage of electricity, the aggregate amount and timing of collections of intangible transition charges -- and the resulting amount and timing of principal payments on the transition bonds -- will depend, in part, on actual usage of electricity and the rate of delinquencies and write-offs. See
                                "--Servicing--Inaccurate Projections by
                                Servicer May Result in Losses to Transition
                                Bondholders" above.


                                Although the intangible transition charges will be adjusted from time to time based in part on the actual rate of collections of intangible transition charges during prior billing periods, the servicer may not be able to forecast accurately actual customer energy usage and the rate of delinquencies and write-offs or implement adjustments to the intangible transition charges. If collections of intangible transition charges are received at a slower rate than expected, payments on the transition bonds may be made later than expected, resulting in a longer weighted average life. Because principal will generally be paid at a rate not to exceed that reflected in the expected amortization schedule, the transition bonds are not expected to be retired earlier than scheduled other than in the event of a redemption or acceleration.

TRANSITION BONDHOLDERS MAY
HAVE TO REINVEST THE PRINCIPAL
OF THEIR INVESTMENT AT A LOWER
RATE OF RETURN BECAUSE OF
OPTIONAL AND MANDATORY
REDEMPTION OF THE TRANSITION
BONDS If so provided in a prospectus supplement, there may be optional redemption of the transition bonds. There will be mandatory redemptions if PECO Energy must pay liquidated damages. Future market conditions may require transition bondholders to reinvest the proceeds of a redemption at a rate lower than the rate received on the transition bonds. The issuer cannot predict whether it will redeem any series of transition bonds. See "Weighted Average Life and Yield Considerations" and "The Transition Bonds--Credit Enhancement" in this prospectus.


PECO ENERGY'S OBLIGATION TO PAY
LIQUIDATED DAMAGES FOR A BREACH
OF A REPRESENTATION OR WARRANTY
MAY NOT BE SUFFICIENT TO
PROTECT YOUR INVESTMENT         The obligations of PECO Energy under the sale
                                agreement have been assigned to the bond trustee under the indenture as security for all of the transition bonds issued under the indenture. If
                                PECO Energy breaches specified representations or warranties in the sale agreement, PECO Energy may be obligated to pay the bond trustee, as assignee of the issuer, liquidated damages if that breach continues beyond a 90-day grace period and has a material adverse effect on transition bondholders or if the losses attributable to that breach continue beyond a 90-day grace period and the full amount of these losses are expected to exceed the de minimis loss amount. The amount of any liquidated damages paid by PECO Energy, however, may not be sufficient for you to recover your transition bond investment. If PECO Energy becomes obligated to pay liquidated damages, the ratings on the transition bonds will likely be downgraded since the bond trustee, on behalf of the transition bondholders, will be an unsecured creditor of PECO Energy with respect to any of these amounts. See "The Sale Agreement--
                                Representations and Warranties of the Seller" in this prospectus.

                            GLOSSARY OF DEFINED TERMS


     You can find a glossary of defined terms used in this prospectus beginning on page 169 in this prospectus.



                              AVAILABLE INFORMATION

     The issuer has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the transition bonds. This prospectus, which forms a part of the registration statement, and any prospectus supplement describe the material terms of some of the documents filed as exhibits to the registration statement; however, this prospectus and any prospectus supplement do not contain all of the information contained in the registration statement and its exhibits. Any statements contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of the document so filed. For further information, reference is made to the registration statement and the exhibits to the registration statement, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the registration statement and exhibits to the registration statement may be obtained at the above locations at prescribed rates. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov.

     The issuer has filed and will continue to file with the SEC the periodic reports as are required by the Exchange Act and the rules, regulations or orders of the SEC under the Exchange Act. The issuer may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of the transition bonds of any series if there are fewer than 300 holders of the transition bonds.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

     All reports and other documents filed by the issuer under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the transition bonds will be deemed to be incorporated by reference into this prospectus and to be a part of this registration statement. Any statement contained in this prospectus, in a prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, in a prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any of these statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or any prospectus supplement.

     The issuer will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to those documents -- unless those exhibits are specifically incorporated by reference in those documents. Written requests for those copies should be directed to the issuer, c/o First Union Trust Company, National Association, One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801. Telephone requests for those copies should be directed to the issuer at 302-888-7532.

                        THE PENNSYLVANIA COMPETITION ACT

THE PENNSYLVANIA COMPETITION ACT'S GENERAL EFFECT ON THE ELECTRIC UTILITY INDUSTRY IN PENNSYLVANIA


     The Pennsylvania Electricity Generation Customer Choice and Competition Act was enacted in December 1996 and provides for the restructuring of the electric utility industry in Pennsylvania. The Pennsylvania Competition Act requires the unbundling of electric services into separate generation, transmission and distribution services with open retail competition for generation services. Generation services may be provided by electric generation suppliers licensed by the Pennsylvania Public Utility Commission. Under the Pennsylvania Competition Act, electric generation suppliers are subject to certain limited financial and disclosure requirements but are otherwise unregulated by the Pennsylvania Public Utility Commission. Electric distribution and transmission services remain regulated.

     The Pennsylvania Competition Act requires utilities to submit restructuring plans, including their stranded costs which will result from retail competition for generation services. Stranded costs include regulatory assets and long-term purchase power commitments for which full recovery is allowed and other costs, including investment in generating plants, retirement costs and reorganization costs, for which an opportunity for recovery is allowed in an amount determined by the Pennsylvania Public Utility Commission as just and reasonable. Under the Pennsylvania Competition Act, utilities are subject to a generation rate cap through December 31, 2005 which provides that total charges to customers cannot exceed rates in place at December 31, 1996, subject to certain exceptions. The Pennsylvania Competition Act also caps transmission and distribution rates from December 31, 1996 through June 30, 2005, subject to specified exceptions.


RECOVERY OF STRANDED COSTS


     As a mechanism for utilities, including PECO Energy, to recover their allowed stranded costs, the Pennsylvania Competition Act provides for the imposition and collection of nonbypassable charges on customers' bills called competitive transition charges. Competitive transition charges are assessed to and collected from all retail customers who have been assigned stranded cost responsibility and access the utilities' transmission and distribution systems and may be collected over a maximum period of ten years, except as that period may be extended by the Pennsylvania Public Utility Commission for good cause shown. As the competitive transition charges are based on access to the utility's transmission and distribution system, they are assessed regardless of whether that customer purchases electricity from the utility or an independent electric generation supplier. The Pennsylvania Competition Act provides, however, that the utility's right to collect competitive transition charges is contingent on the continued operation at reasonable availability levels of the assets for which the stranded costs were awarded, except where continued operation is no longer cost efficient because of the transition to a competitive market. See "Risk Factors--Legal, Legislative or Regulatory Actions Could Adversely Affect Transition Bondholders--Legal Challenges Could Adversely Affect Transition Bondholders" and "Risk Factors--Nature of Intangible Transition Property--Lack of Continued Operation of Existing Generation Facilities May Result in Losses to Transition Bondholders" in this prospectus.

SECURITIZATION OF STRANDED COSTS


     The Pennsylvania Competition Act authorizes the Pennsylvania Public Utility Commission to issue qualified rate orders approving the issuance of transition bonds to facilitate the recovery or financing of qualified transition expenses of an electric utility or its assignee. Transition bonds may be issued by a utility, a finance subsidiary of a utility or a third-party assignee of a utility. Under the Pennsylvania Competition Act, proceeds of transition bonds are required to be used principally to reduce qualified transition expenses, including stranded costs, and the related capitalization costs of the utility. The transition bonds are secured by intangible transition property and payable from the intangible transition charges and may have a maximum maturity of ten years. Intangible transition charges can be imposed only when and to the extent that transition bonds are issued.


     The Pennsylvania Competition Act contains a number of provisions designed to facilitate the securitization of stranded costs.

     Irrevocability of Intangible Transition Property. Under the Pennsylvania Competition Act, intangible transition property is created by the issuance by the Pennsylvania Public Utility Commission of a qualified rate order and the declaration by the Pennsylvania Public Utility Commission that the relevant paragraphs of a qualified rate order are irrevocable. The Pennsylvania Public Utility Commission is granted the power under the Pennsylvania Competition Act to specify that all or a portion of that qualified rate order will be irrevocable. The Pennsylvania Competition Act provides that to the extent that the Pennsylvania Public Utility Commission declares all or a portion of a qualified rate order irrevocable, the Pennsylvania Public Utility Commission may not, by any subsequent action, reduce, postpone, impair or terminate either the order or the intangible transition charge authorized in that order. In addition, under the Pennsylvania Competition Act, the Commonwealth of Pennsylvania pledges and agrees with the holders of the transition bonds, and with any assignee or finance party, not to limit or alter or in any way impair or reduce the value of intangible transition property or the intangible transition charges until the related transition bonds are fully discharged. The Pennsylvania Competition Act provides, however, that nothing precludes the Commonwealth of Pennsylvania from limiting or altering intangible transition property or the qualified rate order, provided that adequate compensation is made by law for the full protection of the intangible transition charges collected under the qualified rate order and of the holders of the transition bonds and any assignee or finance party. See "Risk Factors--Legal, Legislative or Regulatory Actions Could Adversely Affect Transition Bondholders" in this prospectus.

     Adjustments of the Intangible Transition Charges. The Pennsylvania Competition Act requires the Pennsylvania Public Utility Commission to provide in all qualified rate orders a procedure for expeditiously approving periodic adjustments to the intangible transition charges. The Pennsylvania Competition Act requires that these adjustments be made on at least an annual basis on each anniversary of the issuance of the qualified rate order or at additional intervals as specified in that order. The Pennsylvania Public Utility Commission must approve these annual adjustments within 90 days of each request for adjustment.

     Nonbypassability. The Pennsylvania Competition Act provides that the competitive transition charges and the intangible transition charges will be imposed on customers accessing the utility's transmission and distribution system even if those customers elect to purchase electricity from another supplier or if the customer chooses to operate self-generation equipment in tandem with accessing the utility's transmission and distribution system. The Pennsylvania Competition Act further provides that to the extent that the utility, or any assignee of intangible transition property, assigns, sells, transfers or pledges any interest in intangible transition property, the Pennsylvania Public Utility Commission authorizes the utility to contract with that assignee for the utility:

     (1) to continue to operate the system to provide electric services to the utility's customers,

     (2) to impose and collect the applicable intangible transition charges for the benefit and account of the assignee,

     (3)  to make periodic adjustments of the intangible transition charges, and

     (4) to account for and remit the applicable intangible transition charges to or for the account of the assignee free of any charge, deduction or surcharge of any kind.

     In addition, to the extent specified in the qualified rate order, the obligations of the utility under any of these contracts:

     (1)  will be binding upon the utility, its successors and assigns, and

     (2) will be required by the Pennsylvania Public Utility Commission to be undertaken and performed by the utility and any other entity which provides electric service to a person that is a customer of the utility located within the utility's retail electric service territory, as a condition to providing service to that customer or the municipal entity providing those services in place of the utility.

     Creation of a Statutory Lien on Intangible Transition Property. The Pennsylvania Competition Act provides that a valid and enforceable security interest in intangible transition property automatically attaches from the time the related transition bonds are issued and is enforceable against all third parties, including judicial lien creditors, if:

     (1)  value is given by purchasers of the transition bonds, and

     (2) a filing is made with the Pennsylvania Public Utility Commission to perfect the security interest within 10 days from issuance of the transition bonds.

     The Pennsylvania Competition Act also provides that security interests in the intangible transition property are created and perfected only by means of a separate filing with the Pennsylvania Public Utility Commission in accordance with the provisions of the Pennsylvania Competition Act. Upon perfection, the statutorily created lien attaches both to intangible transition property and to all revenues and proceeds of intangible transition property, whether or not accrued. The Pennsylvania Competition Act provides that this filing will take precedence over any other filing and will be enforceable against the assignee and all third parties, including judicial lien creditors, subject only to rights of any third parties holding security interests in intangible transition property previously perfected in accordance with the Pennsylvania Competition Act. The Pennsylvania Competition Act provides that priority of security interests in intangible transition property will not be defeated or adversely affected by:

     (1) commingling of revenues with other funds of the utility, or

     (2) changes to the qualified rate order or the intangible transition charges.

     Characterization of Transfer of Transferred Intangible Transition Property as True Sale. The Pennsylvania Competition Act provides that a transfer by the utility or an assignee of intangible transition property will be treated as a true sale of the transferor's right, title and interest and not as a pledge or other financing, other than for federal and state income and franchise tax purposes, if:

     (1) the parties expressly state in governing documents that a transfer is to be a sale or other absolute transfer, and

     (2) the transaction is approved in a qualified rate order.

     See "Risk Factors--Bankruptcy; Creditors' Rights" in this prospectus.

JURISDICTION OVER DISPUTES; STANDING

     Actions against customers for nonpayment of the intangible transition charges may only be brought by the utility, its successor or any other entity providing electric service to the customers. In addition, the Pennsylvania Competition Act grants to the Pennsylvania Public Utility Commission exclusive jurisdiction over all disputes arising out of the obligations to impose and collect the intangible transition charges by a utility, its successor or any other entity which provides electric service to a customer.

POSSIBLE FEDERAL PREEMPTION OF THE PENNSYLVANIA COMPETITION ACT


     At least one bill was introduced in the 105th Congress, First Session, prohibiting the recovery of stranded costs such as PECO Energy's stranded costs described in this prospectus, which could negate the existence of PECO Energy's intangible transition property. That bill, H.R. 1230 (The Consumers Electric Power Act of 1997), was introduced on April 8, 1997 but died at the end of that Congressional session after having been referred to the House Commerce Committee and the Subcommittee on Energy and Power. Additionally, on September 24, 1999 H.R. 2944 (Electricity Competition and Reliability Act) was introduced to several committees in the U.S. House of Representatives. While H.R. 2944 contained provisions deferring to the states on certain key issues such as retail stranded costs and public benefit, the issuer cannot predict what final form this bill will take or whether this bill, or any future bills will become law or, if they become law, what their final form or effect will be. Further, no prediction can be made as to whether any future bills that prohibit the recovery of stranded costs will become law or, if they become law, what their final form or effect will be. There is no assurance that the courts would consider a federal preemption a taking. Moreover, even if a preemption of the Pennsylvania Competition Act or any qualified rate order by the federal government were considered a taking, for which the government had to pay the estimated market value of the transferred intangible transition property at the time of the taking, there is no assurance that this compensation would be sufficient to pay the full amount of principal of and interest on the transition bonds, and transition bondholders could suffer a loss of their investment. See "Risk Factors--Legal, Legislative or Regulatory Actions Could Adversely Affect Transition Bondholders--Federal Legislation May Result in Losses to Transition Bondholders" in this prospectus and "--Possible Commonwealth Amendment or Repeal of the Pennsylvania Competition Act" below.


POSSIBLE COMMONWEALTH AMENDMENT OR REPEAL OF THE PENNSYLVANIA COMPETITION ACT

     Under the Pennsylvania Competition Act, the Commonwealth of Pennsylvania has pledged to and agreed with transition bondholders that it will not limit or alter or in any way impair or reduce the value of intangible transition property or intangible transition charges approved by a qualified rate order, until the transition bonds and interest thereon are fully paid and discharged. The Pennsylvania Competition Act also provides, however, that subject to the requirements of law, nothing contained in the Pennsylvania Competition Act precludes this limitation or alteration by the Commonwealth if "adequate compensation is made by law" for the full protection of the intangible transition charges collected under a qualified rate order and of transition bondholders. It is unclear what "adequate compensation . . . by law" would be afforded to transition bondholders by the Commonwealth of Pennsylvania if it attempts to limit or alter intangible transition property or intangible transition charges. Accordingly, no assurance can be given that this provision would fully compensate transition bondholders for their investment and would not adversely affect the price of the transition bonds or the timing of payments with respect to the transition bonds. See "Risk Factors--Legal, Legislative or Regulatory Actions Could Adversely Affect Transition Bondholders--Changes in Law May Result in Losses to Transition Bondholders" in this prospectus.

     In the opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel to PECO Energy, under the Contract Clause of the United States Constitution, the Commonwealth of Pennsylvania could not repeal or amend the Pennsylvania Competition Act -- by way of legislative process -- or take any other action that substantially impairs the rights of the transition bondholders, unless that action is a reasonable exercise of the Commonwealth's sovereign powers and of a character appropriate to the public purpose justifying that action. To date, no cases addressing these issues in the context of transition bonds have been decided. There have been cases in which courts have applied the Contract Clause of the United States Constitution and parallel state constitutional provisions to strike down legislation, reducing or eliminating taxes or public charges which supported bonds issued by public instrumentalities, or otherwise reducing or eliminating the security for those bonds. Based upon this case law, in the opinion of Ballard Spahr Andrews & Ingersoll, LLP, it would appear unlikely that the Commonwealth of Pennsylvania could reduce, modify, alter or take any other action with respect to intangible transition property which would substantially impair the rights of transition bondholders, unless the action is reasonable and appropriate to further a legitimate public purpose.

     Moreover, under the Taking Clause of the United States Constitution, the Commonwealth of Pennsylvania could not repeal or amend the Pennsylvania Competition Act -- by way of legislative process -- or take any action that violates its pledge and agreement described in the first paragraph of this subheading without paying just compensation to the transition bondholders if doing so would constitute a permanent appropriation of the property interest of transition bondholders in the intangible transition property and deprive the transition bondholders of their reasonable expectations arising from their investments in the transition bonds. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal of and interest on the transition bonds.

     In addition, there can be no assurance that a repeal of or amendment to the Pennsylvania Competition Act will not be sought or adopted or that any action by the Commonwealth of Pennsylvania may not occur, any of which might constitute a violation of the Commonwealth's pledge and agreement with the transition bondholders. If this occurs, costly and time-consuming litigation might ensue. That litigation might adversely affect the price and liquidity of the transition bonds and the dates of payments of principal of the transition bonds and, accordingly, the weighted average lives of the transition bonds. Moreover, given the lack of judicial precedent directly on point, and the novelty of the security for the transition bondholders, the outcome of that litigation cannot be predicted with certainty, and accordingly, transition bondholders could incur a loss of their investment.


                        PECO ENERGY'S RESTRUCTURING PLAN

GENERAL

     In accordance with the provisions of the Pennsylvania Competition Act, in April 1997, PECO Energy filed with the Pennsylvania Public Utility Commission a comprehensive restructuring plan detailing its proposal to implement full customer choice of electric generation suppliers. PECO Energy's restructuring plan identified $7.5 billion of retail electric generation-related stranded costs. In August 1997, PECO Energy and various intervenors in PECO Energy's restructuring proceeding filed with the Pennsylvania Public Utility Commission a Joint Petition for Partial Settlement. In December 1997, the Pennsylvania Public Utility Commission rejected the Joint Petition for Partial Settlement and entered an Opinion and Order, revised in January and February 1998, the Restructuring Order, which deregulated PECO Energy's electric generation operations. The Restructuring Order authorized PECO Energy to recover stranded costs of $4.9 billion on a discounted basis, or $5.3 billion on a book value basis, over 8 1/2 years beginning in 1999.

     On January 21, 1998, PECO Energy filed a complaint in the U.S. District Court for the Eastern District of Pennsylvania seeking injunctive and monetary relief on the grounds that the provisions of the Restructuring Order relating to transmission rates were preempted by the Federal Power Act and that implementation of the Pennsylvania Competition Act by the Pennsylvania Public Utility Commission in the Restructuring Order violated several provisions of the U.S. Constitution. On January 22, 1998, PECO Energy also filed two Petitions for Review in the Commonwealth Court of Pennsylvania appealing the Restructuring Order based upon errors of law, an arbitrary and capricious abuse of administrative discretion and the deprivation of the due process of law. In addition to PECO Energy's appeals, numerous other parties, including various intervenors, filed appeals and cross-appeals of the Restructuring Order. See "Prior Litigation" in this section of this prospectus.


     On April 29, 1998, PECO Energy and all but one of the 25 parties who challenged PECO Energy's restructuring plan filed a settlement with the Pennsylvania Public Utility Commission. That settlement -- referred to as the restructuring plan settlement -- was approved by the Pennsylvania Public Utility Commission in the Final Order. The Final Order was subsequently appealed by IP&L. Under the terms of the restructuring plan settlement and a stipulation between certain of the parties to the litigation, all of the appeals and cross-appeals of the Restructuring Order, as well as the IP&L appeal of the Final Order, were resolved when the U.S. Supreme Court denied certiorari of a separate suit in which IP&L claimed that the provisions of the Pennsylvania Competition Act that allow recovery of stranded costs violate the Commerce Clause of the United States Constitution. See "Prior Litigation" in this section of this prospectus.

     The restructuring plan settlement authorized PECO Energy to recover $5.26 billion of stranded costs, together with a return of 10.75% on these stranded costs. For good cause shown, the Pennsylvania Public Utility Commission authorized the recovery of stranded costs over a 12-year transition period beginning January 1, 1999 and ending December 31, 2010. Recovery of stranded costs and the allowed return are through competitive transition charges and, at PECO Energy's election to issue or cause the issuance of transition bonds, intangible transition charges, designed to recover the $5.26 billion of stranded costs. The competitive transition charges were established assuming annual growth in sales of 0.8% and are reconciled annually to actual sales.

     On February 7, 2000, the Mid-Atlantic Power Supply Association filed an intervention to the Pennsylvania Public Utility Commission's proceedings on PECO Energy's application for the 2000 QRO to ensure that the proposed securitization does not have an adverse effect on competition in the retail electrical services market in Pennsylvania. Specifically, that association expressed concern that the 2000 QRO would cause a reduction in the shopping credit established in the First QRO and would enable PECO Energy to use the proposed rate reduction in 2001 to promote its provider of last resort service.

     The Mid-Atlantic Power Supply Association subsequently agreed to join with several of the parties who participated in PECO Energy's restructuring proceeding in a settlement, which was filed with the Pennsylvania Public Utility Commission on March 8, 2000. The settlement states that, beginning January 1, 2001, PECO Energy will provide its retail customers with rate reductions in the Total amount of $60 million and, subject to a different agreement in the Pennsylvania Public Utility Commission's proceeding concerning PECO Energy's merger with Unicom, will use the savings created by the securitization of its stranded costs, as authorized in the 2000 QRO, to reduce competitive transition charges. The rate reductions specified in this settlement are not contingent on the issuance of any transition bonds under the 2000 QRO. Furthermore, this settlement does not restrict the rights of any of its signatories from proposing or arguing in favor of rate decreases associated with the merger in the merger proceeding.

     PECO Energy also agreed in this settlement that it will not use those securitization savings to reduce the shopping credit or use those securitization savings or the 2001 rate reductions to promote its provider of last resort service. Consequently, unless required by law, PECO Energy may not refer to savings from securitization or rate reductions in any public advertising, promotion or communication.

     All terms of the restructuring plan settlement described in this prospectus have been specifically made to apply to the issuance of transition bonds under the 2000 QRO, including the termination of intangible transition charges no later than December 31, 2010, generation rate caps and rate cap extensions.

     The following table shows the estimated average levels of competitive transition charges and/or intangible transition charges for the years 2000 through 2010, based on estimated 0.8% annual sales growth assumed in the restructuring settlement. For the calendar year 1999, annual retail electric revenues were $2,630,991,000 and combined competitive transition charges and intangible transition charges (billed from February through December) were $0.0172 per kilowatt hour for a total of approximately $539,000,000.

                                     TABLE 1

                              ANNUAL STRANDED COST
                             AMORTIZATION AND RETURN

                    Annual               CTC                              Revenue Excluding gross receipts tax(3)
 Year                Sales             and/or ITC(2)         Total          Return @ 10.7%     Amortization
 ----                -----             ----------            -----          --------------     ------------
                    MWh(1)               $/kWh             ($000)              ($000)               ($000)
 2000            33,837,913             0.0192             621,102             564,222               56,879
 2001            34,108,616             0.0233(4)          761,097             490,417              270,680
 2002            34,381,485             0.0251             825,004             516,869              308,135
 2003            34,656,537             0.0247             818,352             482,401              335,951
 2004            34,933,789             0.0243             811,540             444,798              366,742
 2005            35,213,260             0.0240             807,933             403,555              404,378
 2006            35,494,966             0.0266             902,623             353,070              549,553
 2007            35,778,925             0.0266             909,844             290,627              619,217
 2008            36,065,157             0.0266             917,123             220,312              696,811
 2009            36,353,678             0.0266             924,459             141,229              783,231
 2010            36,644,507             0.0266             931,855              52,381              879,474

--------------


(1) Subject to reconciliation of actual sales and collections. Under the restructuring plan settlement, sales are estimated to increase 0.8 percent per year.


(2) Figures result in the recovery of $5.26 billion of stranded costs plus the allowed return from the estimated number of customers and at projected usage levels in the period during which the competitive transition charges and/or intangible transition charges will be collected, taking into account the discounts from the current total bundled bill of customers, based on the discounts to be provided in accordance with the terms of the restructuring plan. Both the competitive transition charges and the intangible transition charges are subject to adjustment.

(3) The utilities gross receipts tax is imposed on public utilities (including electric utilities) organized under the laws of, or doing business in, the Commonwealth and is currently reflected in PECO Energy's revenue at the rate of 4.4% on each dollar of the utility's gross receipts arising from certain sales of energy.

(4)      Reflects the rate reductions required by the 2000 QRO.


         AUTHORIZATION TO SECURITIZE. Under the restructuring plan settlement, PECO Energy securitized $4 billion of its $5.26 billion of stranded cost recovery through the issuance of the Series 1999-A Bonds. The intangible transition charges associated with the issuance of all transition bonds must terminate no later than December 31, 2010. The rate reductions and rate caps described in Table 2 included as part of the restructuring plan settlement and the additional securitization settlement anticipate the benefits of the securitization, and no adjustment in PECO Energy's base rates will be made upon issuance of any transition bonds. After the issuance of any transition bonds, competitive transition charges (or PECO Energy's distribution rates) will be reduced by the amount of intangible transition charges imposed to pay the applicable qualified transition expenses. As part of its approval of the additional securitization settlement, the Pennsylvania Public Utility Commission issued the 2000 QRO providing for securitization of up to an additional $1 billion of stranded costs.

     Unbundling of Rates and Rate Reductions and Rate Caps. The restructuring plan settlement required PECO Energy to unbundle its retail electric rates for billing cycles beginning on January 1, 1999 into the following components:


     (1) distribution and transmission charges,

     (2) competitive transition charges and, if applicable, intangible transition charges, and

     (3) a shopping credit for generation.

The sum of the competitive transition charges and the shopping credit equals the maximum amount PECO Energy can charge customers who do not or cannot choose to purchase electricity from alternate electric generation suppliers (referred to as serving as the "provider of last resort").


     The restructuring plan settlement required PECO Energy to reduce rates during 1999 and 2000 by 8% and 6%, respectively, from rates in existence on December 31, 1996. Further, the restructuring plan settlement provided for one-time additional discounts in 2000 if there was an overcollection of intangible transition charges and competitive transition charges in 1999. An overcollection for the residential and small commercial and industrial rate categories did occur in that year. Consequently, the rates for those rate categories were reduced by 7% and 8.3%, respectively, for 2000.

     The restructuring plan settlement also extended the rate caps on generation rates at higher levels than required by the Pennsylvania Competition Act, until December 1, 2010 and extended rate caps on transmission and distribution rates until June 30, 2005. The additional securitization settlement required an additional one-time rate cut of $60 million during the year 2001. PECO Energy's unbundled rates, rate reductions (from the restructuring plan settlement and the additional securitization settlement) and rate caps are reflected in the schedule of system-wide average rates included in the restructuring plan settlement and the additional securitization settlement and are shown in Table 2 below. See also "The Qualified Rate Orders and The Intangible Transition Charges" and "PECO Energy Company--Merger with Unicom."

                                     TABLE 2

      SCHEDULE OF SYSTEM-WIDE AVERAGE RATES (PER KILOWATT-HOUR ("KWH"))(1)

                                                         T&D                  CTC            Shopping          Generation
Effective Date      Transmission(2)  Distribution     Rate Cap(3)         and/or ITC(4)       Credit            Rate Cap
--------------      ---------------  ------------    -------------        -------------      --------         -------------
                         (1)           (2)           (3)=(1) + (2)             (4)              (5)           (6)=(4) + (5)

                        $/kWh         $/kWh              $/kWh               $/kWh            $/kWh             $/kWh
January 1, 1999        $0.0045       $0.0253            $0.0298             $0.0172          $0.0446           $0.0618

January 1, 2000         0.0045        0.0253             0.0298              0.0192           0.0446            0.0638

January 1, 2001         0.0045        0.0253             0.0298              0.0233(5)        0.0447            0.0680

January 1, 2002         0.0045        0.0253             0.0298              0.0251           0.0447            0.0698

January 1, 2003         0.0045        0.0253             0.0298              0.0247           0.0451            0.0698

January 1, 2004         0.0045        0.0253             0.0298              0.0243           0.0455            0.0698

January 1, 2005         0.0045(6)     0.0253(6)          0.0298(6)           0.0240           0.0458            0.0698

January 1, 2006           N/A           N/A                N/A               0.0266           0.0485            0.0751

January 1, 2007           N/A           N/A                N/A               0.0266           0.0535            0.0801

January 1, 2008           N/A           N/A                N/A               0.0266           0.0535            0.0801

January 1, 2009           N/A           N/A                N/A               0.0266           0.0535            0.0801

January 1, 2010           N/A           N/A                N/A               0.0266           0.0535            0.0801

--------------------
(1) All prices reflect average retail billing for all rate classes (including gross receipts tax). The average prices as presented in this table reflect the profile of service contained in PECO Energy's proof of revenue set forth in PECO Energy's restructuring plan.

(2) The transmission prices listed are for unbundled rates only. The Pennsylvania Public Utility Commission does not regulate the rates for transmission service.

(3) The T&D (Transmission & Distribution) Rate Cap under Section 2804(4) of the Pennsylvania Competition Act will be extended until June 30, 2005.


(4) Figures result in the recovery of $5.26 billion of stranded costs plus the allowed return on these costs from the estimated number of customers and at projected usage levels in the period during which the competitive transition charges and/or intangible transition charges will be collected, taking into account the discounts from the current total bundled bill of customers, based on the discounts to be provided in accordance with the terms of PECO Energy's restructuring plan and the additional securitization settlement. Both the competitive transition charges and the intangible transition charges are subject to adjustment.


(5)      Reflects the rate reductions required by the 2000 QRO.

(6)      Effective until June 30, 2005.


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     The Pennsylvania Competition Act authorizes electric distribution companies to recover changes in their state tax liability resulting from the introduction of competition in the electric market through adjustments in the rates charged to customers, which in specified circumstances set forth in the regulations adopted by the Pennsylvania Public Utility Commission may result in rates exceeding the applicable rate cap. PECO Energy may apply for this recovery of state tax liability changes in accordance with the procedures outlined in the Pennsylvania Public Utility Commission's regulations if PECO Energy in fact experiences adverse consequences to its state tax liability as contemplated in the Pennsylvania Competition Act.


     COMPETITIVE METERING AND BILLING. On January 1, 1999, PECO Energy unbundled its retail electric rates for metering, meter reading, and billing and collection services to provide credits for those customers that have elected to have alternate suppliers perform these services. Pennsylvania Public Utility Commission-licensed entities, including electric generation suppliers, may act as agents to provide a single bill and provide associated billing and collection services to retail customers located in PECO Energy's retail electric service territory. The Pennsylvania Public Utility Commission-licensed entities, including electric generation suppliers, may also finance, install, own, maintain, calibrate and remotely read advanced meters for service to retail customers located in PECO Energy's service territory. An electric generation supplier or other third party that bills on behalf of PECO Energy must comply with all applicable billing and disclosure requirements absent waiver by the Pennsylvania Public Utility Commission, including the unbundling of transmission and distribution rates. Only PECO Energy can physically disconnect or reconnect a customer's distribution service. Physical termination of the service may only be permitted for failure to pay for transmission and distribution service-- including transition charges--or provider of last resort service. See also "The Qualified Rate Orders and the Intangible Transition Charges--The Intangible Transition Charges" in this prospectus.

     CUSTOMER CHOICE. Under the restructuring plan settlement, customer choice of electric generation suppliers was phased in between January 1, 1999 and January 2, 2000. If on January 1, 2001 and January 1, 2003 less than 35% and 50%, respectively, of all of PECO Energy's residential and commercial customers by rate class are obtaining generation service from alternate electric generation suppliers, non-shopping customers will be randomly assigned to electric generation suppliers, including those affiliated with PECO Energy, to meet those thresholds. Assignment of non-shopping customers shall be through a Pennsylvania Public Utility Commission-approved process. No assignment will be made until all customers have been notified in advance of the process and have been given the option to remain with PECO Energy as the provider of last resort or to select an electric generation supplier of their choice. The 35% and 50% threshold amounts will be determined for residential and small commercial and industrial customers on the basis of the number of customers and for large commercial and industrial customers on the basis of peak load. Customers assigned to a provider of last resort, other than PECO Energy, will be counted as customers receiving service from an alternate electric generation supplier.


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

PROVIDER OF LAST RESORT


     Under PECO Energy's restructuring plan, PECO Energy acts as a provider of last resort for all retail electric customers in its retail electric service territory who do not choose or cannot choose to purchase power from alternative suppliers through December 31, 2010, subject to specified terms, conditions and qualifications. On January 1, 2001, 20% of all of PECO Energy's residential customers, determined by random selection, including low-income and inability-to-pay customers, and without regard to whether those customers are obtaining generation service from an electric generation supplier, will be assigned to a provider of last resort other than PECO Energy (the service provided by that supplier, "competitive default service"). That alternative supplier (the "competitive default supplier") will be selected on the basis of an energy and capacity market price bidding process approved, established and maintained by the Pennsylvania Public Utility Commission among electric generation suppliers who meet specified qualifications. By order entered April 30, 1999, The Pennsylvania Public Utility Commission decided that the right to provide competitive default service will be rebid every three years. If in any year, the number of residential customers served by competitive default service has fallen below 17%, a further random selection of customers will be assigned to competitive default service to restore the number of customers to the 20% level for the next annual period. The further random selection will be made from the customers not already assigned to competitive default service and customers served by electric generation suppliers other than PECO Energy.



     By the order entered April 30, 1999, the Pennsylvania Public Utility Commission adopted procedures for choosing a competitive default supplier . Under those suggested procedures, entities that desire to act as a competitive default supplier have until May 1, 2000 to submit both their qualifications to act as a competitive default supplier and their bid for providing that service. Competitive default service is designed to begin on January 1, 2001 for 20% of PECO Energy's residential customers based on the results of the bidding process. The procedures require an electric generation supplier to provide:


     o proof that it has received the requisite licenses from the state and federal governments,

     o   proof that it meets certain creditworthiness standards, and

     o   assurances that it can acquire additional bonding as necessary.


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


The April 30, 1999 order also provided that the supplier of competitive default service will be required to provide billing, including its payment of intangible transition charges and other revenues, to PECO Energy on the terms and conditions set forth in PECO Energy's tariff for those entities who currently provide competitive billing services to customers.

     In the settlement agreement filed with the Pennsylvania Public Utility Commission on March 23, 2000 that settled issues raised in the original filing concerning the merger with Unicom, several parties who intervened in the original merger filing proposed that the bidding process will be only for electric supply and capacity and will exclude the billing, collection and other customer care functions that were envisioned by the Pennsylvania Public Utility Commission's April 30, 1999 order. if no winning bidder is selected through the process described above, then PECO Energy has agreed to engage in negotiations with qualified suppliers to enter into bilateral agreements for competitive default service between PECO Energy and one or more default suppliers for provision of electric generation supply and capacity to the 20% of PECO Energy's residential customers included in the auction. see "PECO Energy Company--Merger With Unicom." The provisions of the merger settlement will not take effect until the merger with Unicom has reached financial closing, currently expected to occur sometime in the third or fourth quarter of 2000.

     OTHER PROVISIONS. The restructuring plan settlement also provides for flexible generation service pricing for residential customers served by competitive default service, authorization of PECO Energy to transfer its generation assets to a separate subsidiary, inclusion under the capped transmission and distribution rates of .01 cent per kilowatt-hour for a sustainable energy and economic development fund and expansion of PECO Energy's program for low-income customers.


PRIOR LITIGATION

     In May, 1997, IP&L appealed the First QRO by filing an action in the Commonwealth Court of Pennsylvania challenging the Pennsylvania Competition Act, alleging that the Pennsylvania Competition Act's provision allowing PECO Energy to recover stranded costs discriminates against interstate commerce in violation of the Commerce Clause of the United States Constitution. In an opinion dated May 7, 1998, the Commonwealth Court dismissed IP&L's action, holding, as a matter of law, that the Pennsylvania Competition Act does not violate the Commerce Clause. Following that dismissal, IP&L petitioned the Pennsylvania Supreme Court for allowance of appeal. In the petition, IP&L claimed that the payment of stranded costs to PECO Energy discriminates against interstate commerce by favoring in-state electricity producers over out-of-state electricity producers. On September 29, 1998, the Pennsylvania Supreme Court denied IP&L's petition for allowance of appeal. On December 28, 1998, IP&L filed a petition for a writ of certiorari with the United States Supreme Court to appeal the Commonwealth Court's decision on the claim described above. On March 8, 1999, the United States Supreme Court denied the petition.


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


     During the period from January 1998 through March 1998, appeals and cross-appeals were filed at the Commonwealth Court against the Restructuring Order by PECO Energy, IP&L and numerous other parties. On April 29, 1998, PECO Energy and all of the parties who had filed appeals and cross-appeals, with the exception of IP&L, filed the restructuring plan settlement with the Pennsylvania Public Utility Commission. The restructuring plan settlement was approved by the Pennsylvania Public Utility Commission through the Final Order. Under the terms of the restructuring plan settlement, PECO Energy and all signatories to the restructuring plan settlement requested, and were granted, a general continuance of their appeals and cross-appeals of the Restructuring Order until the time as the Final Order was no longer subject to administrative or judicial challenge. In June, 1998, IP&L withdrew its appeal to the Restructuring Order and filed an appeal at the Commonwealth Court challenging the Final Order. The IP&L appeal of the Final Order was identical in scope to its Commerce Clause arguments described above. The IP&L appeal constituted a judicial challenge to the Final Order and, under the terms of the restructuring plan settlement, the appeals of PECO Energy and the other signatories to the restructuring plan settlement remained pending, but inactive, until resolution of the IP&L appeal. PECO Energy and IP&L entered into a stipulation that the final outcome of the IP&L Commerce Clause case would be controlling for the IP&L appeal of the Final Order. With the denial of the IP&L petition for certiorari by the United States Supreme Court, all appeals and cross-appeals of the Final Order were withdrawn with prejudice from the Commonwealth Court and from the United States District Court in accordance with the terms of the restructuring plan settlement and the stipulation with IP&L.

     Two additional actions, one filed by the Utility Workers Union of America and one filed by a group of plaintiffs including State Senator Vincent J. Fumo alleged that the adoption of the Pennsylvania Competition Act violated certain provisions of the Pennsylvania Constitution governing legislative procedure. The Pennsylvania Public Utility Commission filed preliminary objections seeking dismissal of these actions at the pleading stage, on the ground that enactment of the Pennsylvania Competition Act did not violate those Pennsylvania constitutional provisions as a matter of law. The Commonwealth Court of Pennsylvania upheld the Pennsylvania Public Utility Commission's preliminary objections and dismissed both actions with prejudice. The appeal period expired without appeals being filed and the dismissal of these actions is final and non-appealable.


         THE QUALIFIED RATE ORDERS AND THE INTANGIBLE TRANSITION CHARGES


     As part of its approval of the restructuring plan settlement, the Pennsylvania Public Utility Commission issued the First QRO on May 14, 1998. In this order, the Pennsylvania Public Utility Commission determined that PECO Energy's recovery of stranded costs as set forth in the restructuring plan settlement was just and reasonable and in the public interest and that securitization of up to $4 billion of its $5.26 billion of stranded costs as set forth in the restructuring plan settlement was just and reasonable and in the public interest. On March 16, 2000, the Pennsylvania Public Utility Commission


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


issued the 2000 QRO, authorizing the securitization of up to $1 billion of the remaining stranded costs. The 2000 QRO became final and non-appealable on April 17, 2000.

     The First QRO and the 2000 QRO provide that, to the extent that PECO Energy, or any assignee, assigns, sells, transfers, or pledges any interest in intangible transition property created by those qualified rate orders, the Pennsylvania Public Utility Commission authorizes PECO Energy to contract, for a specified fee, with any assignee for PECO Energy:


     o to continue to operate the system to provide electric services to PECO Energy's customers,

     o to impose and collect the applicable intangible transition charges for the benefit and account of the assignee,

     o to make periodic adjustments of intangible transition charges contemplated under the qualified rate orders, and

     o to account for and remit the applicable intangible transition charges to or for the account of the assignee free of any charge, deduction or surcharge of any kind (other than the specified contractual fee referred to above).


     The First QRO and the 2000 QRO also authorize PECO Energy to contract with the issuers of transition bonds and an alternative party, which may be a trustee, that the alternative party will replace PECO Energy under its contract with the issuers and perform the obligations of PECO Energy contemplated in those qualified rate orders. The obligations of PECO Energy:

     o    are binding upon PECO Energy, its successors and assigns, and

     o are required by the Pennsylvania Public Utility Commission to be undertaken and performed by PECO Energy and any other entity which provides transmission and distribution services to a person who was a customer of PECO Energy located within PECO Energy's certificated territory on January 1, 1997, or who became a customer of electric services within such territory after January 1, 1997, and is still located within such territory, as a condition to providing service to that customer or municipal entity providing these services in place of PECO Energy by PECO Energy or other entity.


     The rate reductions in the total amount of $60 million required by the 2000 QRO will be passed on to customers over a one-year period commencing with billing cycles beginning after December 31, 2000. These reductions will be implemented regardless of whether or not any series of transition bonds authorized by the 2000 QRO are issued.

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



     AUTHORIZATION OF ISSUANCE OF TRANSITION BONDS. In the First QRO, the Pennsylvania Public Utility Commission authorized the issuance of transition bonds in an aggregate principal amount not to exceed a combined total of $4 billion. In the 2000 QRO, the Pennsylvania Public Utility Commission authorized an additional $1 billion of transition bonds. PECO Energy, or any assignee of PECO Energy to whom intangible transition property is sold, may issue and sell, in reliance on the First QRO and the 2000 QRO, one or more series of transition bonds, each series in one or more classes, secured by intangible transition property, provided that the final maturity of any series of transition bonds may not be later than ten years from the date of issuance and in no event after December 31, 2010. PECO Energy, or its assignee, is also authorized to refinance transition bonds in a face amount not to exceed the unamortized principal thereof.

     The First QRO and the 2000 QRO provide that PECO Energy retains the sole discretion whether to issue or cause the issuance of transition bonds. Within 120 days after each issuance of transition bonds, PECO Energy is required to file with the Pennsylvania Public Utility Commission a description of the financing structure of the transition bonds, including the principal amount, the price at which each series or class of transition bonds was sold, payment schedules, interest rate and other financing costs and the final plans for PECO Energy's use of the proceeds of any offering. Notwithstanding this filing, the final structure of each issuance of transition bonds is not subject to change or revision by the Pennsylvania Public Utility Commission after the date of that issuance.

     AUTHORIZATION TO IMPOSE INTANGIBLE TRANSITION CHARGES. In the First QRO and the 2000 QRO, the Pennsylvania Public Utility Commission determined that it was just and reasonable and in the public interest for PECO Energy to recover from its customers, through intangible transition charges, $4 billion and $1 billion, respectively, of its $5.26 billion of stranded costs. The Pennsylvania Public Utility Commission authorized PECO Energy to impose on and collect from customers, either directly or through bills rendered by electric generation suppliers, intangible transition charges in an amount sufficient to recover qualified transition expenses in connection with the permitted securitization of PECO Energy's stranded costs. In accordance with the Pennsylvania Competition Act, the Pennsylvania Public Utility Commission found that good cause had been shown to extend the payment period for imposing intangible transition charges beyond the ten-year period specified in the Pennsylvania Competition Act to December 31, 2010.

     In accordance with the new settlement, the rate reductions included as part of the new settlement anticipated the benefits of securitization, and no rate adjustment will be made upon issuance of any transition bonds. Approximately ten days after issuance of transition bonds offered by this prospectus, competitive transition charges (or PECO Energy's distribution rates) will be reduced by the amount of intangible transition charges associated with the issuance of those transition bonds and transition bonds issued by other issuers, if any.


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


     In the First QRO and the 2000 QRO, the Pennsylvania Public Utility Commission approved the allocation and methodology for imposing competitive transition charges and intangible transition charges on customers. The First QRO and the 2000 QRO also authorize PECO Energy to make annual adjustments to intangible transition charges if collections of intangible transition charges fall below or exceed the amount necessary to ensure the receipt by the transition bond trustee of revenues sufficient to fully recover the qualified transition expenses, provided, however, that adjustments during the final calendar year during which any series of bonds are outstanding may be quarterly or monthly if necessary to ensure full recovery of intangible transition charges. The First QRO and the 2000 QRO state that the revenues received by the transition bond trustee through intangible transition charges shall be determined to be sufficient only if the collections of intangible transition charges so received are sufficient to amortize the transition bonds, fund any reserves and to pay premiums, if any, on the transition bonds (after payment of accrued interest, redemption premiums, if any, related credit enhancement, servicing fees and other related costs and expenses) in accordance with the terms of the transition bonds. For each annual adjustment, the First QRO and the 2000 QRO direct PECO Energy to file with the Pennsylvania Public Utility
Commission:


     o an accounting of intangible transition charges received by the transition bond trustee for the previous annual period,

     o    a statement of any over-or-under receipts,

     o the charge or credit to be added to intangible transition charges to ensure that the intangible transition charges received by the transition bond trustee will be sufficient to amortize the qualified transition expenses in accordance with the amortization schedule for the transition bonds, and


     o the corresponding reduction or increase in competitive transition charges or PECO Energy's distribution rates, as the case may be.



The First QRO and the 2000 QRO provide that, in accordance with the Pennsylvania Competition Act, the Pennsylvania Public Utility Commission shall approve all annual adjustments within 90 days of PECO Energy's annual adjustment filing.

     AUTHORIZATION TO SELL INTANGIBLE TRANSITION PROPERTY. Under the First QRO and the 2000 QRO, the Pennsylvania Public Utility Commission concluded that it is in the public interest, and authorized PECO Energy and any assignee of PECO Energy, to assign, sell, transfer or pledge intangible transition property in an amount sufficient to recover all of PECO Energy's qualified transition expenses in connection with the securitization of its stranded costs and all revenues, collections, claims, payments or money or proceeds arising from intangible transition charges. The Pennsylvania Public Utility Commission directed PECO Energy to use the proceeds from the sale of intangible transition property to reduce stranded costs and related capitalization.


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


     To the extent PECO Energy or its assignee assigns, sells, transfers or pledges an interest in the intangible transition property, the Pennsylvania Public Utility Commission authorized PECO Energy to contract, for a specified fee, with that assignee for PECO Energy to:

     o    continue to operate its transmission and distribution system,

     o    provide electric service to customers,

     o impose and collect intangible transition charges for the benefit and account of the assignee,

     o    make periodic adjustments of intangible transition charges, and

     o account for and remit the intangible transition charges to or for the account of the assignee free of any charge, deduction or surcharge or any kind (other than the specified contractual fee referred to above).


     The First QRO and the 2000 QRO also authorize the assignee to contract with an alternate party to replace PECO Energy as servicer of the intangible transition property. The First QRO and the 2000 QRO provide that the obligations of PECO Energy in servicing the intangible transition property shall be required by the Pennsylvania Public Utility Commission to be undertaken and performed by PECO Energy and any other entity which provides transmission or distribution services to customers.

     IRREVOCABILITY OF THE QUALIFIED RATE ORDERS. The First QRO and the 2000 QRO declare that the respective paragraphs concerning the recovery of PECO Energy's stranded costs through the issuance of transition bonds, the imposition of intangible transition charges on customers in an amount sufficient to recover qualified transition expenses in connection with the securitization of stranded costs, the methodology and allocation and timing of adjustments to the intangible transition charges and the sale of intangible transition property are irrevocable for purposes of the Pennsylvania Competition Act, and the Pennsylvania Public Utility Commission accordingly agrees that it will not, directly or indirectly, by any subsequent action, reduce, postpone, impair or terminate those qualified rate orders or the related intangible transition charges. In the First QRO and the 2000 QRO, the Pennsylvania Public Utility Commission further declared that the right, title and interest of PECO Energy and any assignee in those qualified rate orders and the intangible transition charges, the rates and other charges authorized by those qualified rate orders, and all revenues, collections, claims, payments, money or proceeds of or arising from the same constitute intangible transition property.


THE INTANGIBLE TRANSITION CHARGES


     CALCULATION OF THE INTANGIBLE TRANSITION CHARGES. The qualified transition expenses authorized in the First QRO and the 2000 QRO are recovered from customers in each of PECO Energy's separate rate classes based on the allocation of


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


stranded cost recovery borne by each rate class through current electric rates approved by the Pennsylvania Public Utility Commission. The intangible transition charges are calculated by determining the total amount of intangible transition charges required to be billed to each rate class in order to generate collections of intangible transition charges sufficient to ensure timely recovery of qualified transition expenses related to each series of transition bonds among affected rate classes. The intangible transition charge percentage is applied to total projected revenue per rate class, exclusive of transmission, energy and capacity and fixed distribution charges. The resulting dollar amount on a customer's bill after the application of that percentage is the intangible transition charge payable by that customer. To the extent that total revenues are affected by changes in usage, number of customers, rate of delinquencies and write-offs or other factors, collections of intangible transition charges will vary. Variations in collections of intangible transition charges will be addressed by recalculating the percentages applied to customers' bills on each calculation date. See "-- The Intangible Transition Charge Adjustment Process" below.

     INITIAL BILLING AND TERMINATION OF INTANGIBLE TRANSITION CHARGE COLLECTIONS. Intangible transition charges for each series of transition bonds are or will be assessed on all customer bills rendered on or after the effective date of the rates for intangible transition charges associated with the relevant series issuance date. For instance, if a particular series issuance date is March 15 and the rates for intangible transition charges are effective March 26, bills rendered on or after March 26 will be assessed intangible transition charges for that series. Upon each adjustment of intangible transition charges or issuance of additional series of transition bonds, the adjusted intangible transition charges will be assessed in the same manner. The imposition of intangible transition charges as a result of the issuance of transition bonds will result in a reduction in any competitive transition charges then in effect in an amount equal to those intangible transition charges, so that the total amount billed to customers will remain unchanged.

     The servicer (or electric generation supplier or other third party biller) will continue to bill the intangible transition charges, and the servicer will continue to make collections of intangible transition charges from customers and electric generation suppliers and other third parties with respect to each outstanding series of transition bonds until the series termination date or class termination date, if applicable, for each series or class, as applicable, but in no event later than December 31, 2010. Upon the series termination date or class termination date, relating to the series or class of transition bonds having the latest series termination date or class termination date the servicer will cease assessing the intangible transition charges. However, the servicer (or electric generation supplier or other third party biller) will continue to collect the intangible transition charges previously billed to customers. To the extent that collections of intangible transition charges exceed the amount necessary to amortize fully all transition bonds and pay interest on these bonds and specified fees and expenses, those excesses will be retained by the issuer.

     THE INTANGIBLE TRANSITION CHARGE ADJUSTMENT PROCESS. In order to enhance the likelihood that the actual collections of intangible transition charges allocated to the issuer under the master servicing agreement are neither more nor less than the amount necessary to amortize the transition bonds of each series in accordance with the expected amortization schedule for


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


that series and to fund the overcollateralization subaccount to the calculated overcollateralization level, the master servicing agreement requires the servicer to seek, and the Pennsylvania Competition Act and the First QRO and the 2000 QRO require the Pennsylvania Public Utility Commission to approve, annual adjustments to the intangible transition charges based on actual collections of intangible transition charges allocated to the issuer and updated assumptions by the servicer as to projected future usage of electricity by customers, expected delinquencies and write-offs, and future expenses relating to intangible transition property and the transition bonds. Adjustments will be made to the intangible transition charges imposed upon customers to reflect shortfalls in or excesses of collections of intangible transition charges for the period since the last adjustment, including shortfalls or excesses resulting from inaccurate forecasts by the servicer. For example, if actual electricity consumption is less than the servicer forecasted because of an unusually mild summer, and this resulted in a shortfall in collections of intangible transition charges, the servicer would be required to seek an adjustment from the Pennsylvania Public Utility Commission to the intangible transition charges imposed after that to compensate for that shortfall. In addition, the adjustments will take into account any projected trends in customers or usage in order to prevent shortfalls or excesses of collections of intangible transition charges from arising in future periods so that if, for example, usage is declining at an accelerating pace, this trend will be taken in account in the calculation of the current adjustment.

     The First QRO and the 2000 QRO also provide that adjustments during the final calendar year of collections of intangible transition charges for any series of transition bonds may be made quarterly or monthly. If at the time of issuance of a series, the servicer determines additional adjustments are required, the dates for these adjustments will be specified in the prospectus supplement for that series. Adjustments will cease for a series on the final adjustment date specified in the related prospectus supplement for that series.

     In the settlement agreement filed with the Pennsylvania Public Utility Commission on March 23, 2000 settling issues raised in the filing concerning the merger with Unicom, several parties who intervened in the original filing on the merger with the Pennsylvania Public Utility Commission proposed that for the purposes of adjustments of competitive transition charges and intangible transition charges, the large commercial and industrial customer category and the small commercial and industrial customer category be combined into one commercial and industrial category in order to reduce the number and size of any adjustments to the charges for these customer categories. If these rate categories are combined for these purposes, PECO Energy does not expect the combination to have any adverse effect on the amount of intangible transition charges that can ultimately be recovered from customers. In general, the provisions of the merger settlement will not take effect until the merger with Unicom has reached financial closing, currently expected to occur sometime in the third or fourth quarter of 2000.

     The servicer will file an adjustment request on each calculation date, requesting modifications to the intangible transition charges which are designed to result in the outstanding principal balance of each series equaling the amount provided for in its expected amortization schedule and the amount on deposit in the overcollateralization subaccount equalling the


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


calculated overcollateralization level, by the payment date closest to the next adjustment date or the expected final payment date, as applicable, for each series, taking into account any amounts on deposit in the reserve subaccount other than certain customer prepayments of intangible transition charges, if any, not allocable to the period covered by the applicable adjustment request. As provided for in the First QRO and the 2000 QRO, any adjustment request filed with the Pennsylvania Public Utility Commission will include any proposal by PECO Energy to modify the recalculation methodology. For a discussion of customer prepayments, see "The Seller and Servicer--Limited Information on Customers' Creditworthiness--Customer Payments" in this prospectus. The Pennsylvania Competition Act and the First QRO and the 2000 QRO require the Pennsylvania Public Utility Commission to approve annual adjustments within 90 days of the calculation date. The adjustments to the intangible transition charges are expected to be implemented on each adjustment date.


COMPETITIVE BILLING


     PECO Energy's restructuring plan and subsequent orders of the Pennsylvania Public Utility Commission give customers who purchase electric generation from electric generation suppliers the opportunity to choose from the following billing source options:


     o    consolidated billing from the utility,


     o    consolidated billing from the electric generation supplier,

     o separate billing from the utility and from the electric generation supplier providing billing services, or


     O    third party billing services.


     Any electric generation supplier or other third party that provides consolidated billing is required to pay the utility amounts billed by the utility to the electric generation supplier or other third party, including the intangible transition charges, regardless of the electric generation supplier's or other third party's ability to collect these amounts from its customers. In that case, the electric generation supplier or other third party will replace the customer as the obligor on these intangible transition charges, and the servicer, on behalf of the issuer, will generally have no right to collect these intangible transition charges from the customer. The servicer will have the right to bill and collect intangible transition charges and other amounts payable to the servicer directly from all of the electric generation supplier's or other third party's consolidated billing customers following specified payment defaults by an electric generation supplier or other third party and the expiration of the applicable grace period. As of the date of this prospectus there are no third parties providing billing to PECO Energy customers. See "Risk Factors--

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


Servicing--It May Be More Difficult to Collect Intangible Transition Charges Due to Third Party Billing" in this prospectus.

     PECO Energy's restructuring plan sets forth and future orders of the Pennsylvania Public Utility Commission will set forth guidelines governing metering, billing and other activities by electric generation suppliers and other third parties. The Pennsylvania Public Utility Commission has determined that if an electric generation supplier or other third party provides consolidated billing, the electric generation supplier or other third party must first establish its creditworthiness by either:

     o demonstrating that it has an investment grade rating for its own long-term debt, or

     o depositing with the Pennsylvania Public Utility Commission a letter of credit or other mechanism sufficient to cover 30 days of its expected collections from intangible transition charges.


     While the restructuring plan and Pennsylvania Public Utility Commission orders provide that an electric generation supplier or other third party that bills customers must comply with all billing, financial and disclosure requirements applicable to electric generation suppliers, the Pennsylvania Public Utility Commission may waive any of those requirements at any time in the future. Further, the parties to the restructuring plan settlement agreed to review and, as appropriate, to recommend changes to Pennsylvania Public Utility Commission regulations and procedures in order to facilitate the efficient and full recovery of revenues from customers, while at the same time protecting customers. See also "Risk Factors--Legal, Legislative or Regulatory Actions Could Adversely Affect Transition Bondholders--Pennsylvania Public Utility Commission May Take Actions That Adversely Affect Transition Bondholders" in this prospectus.

     DISCOUNTS, SPECIAL CHARGES, TERMINATION FEES. Under its restructuring plan, PECO Energy provides specified discounts to specified classes of customers, for instance commercial and industrial customers who have demonstrated competitive alternatives (such as self-generation) and customers in specified low-income assistance programs, among others. These discounts in the competitive transition charges, including the intangible transition charges, are accounted for in the average rates to be charged to all other customers. In addition, the restructuring plan requires PECO Energy to allow specified customers to pay competitive transition charges, including intangible transition charges, in a lump sum, based on a calculation that takes into account each of these customer's last 12 months of demand and PECO Energy's after-tax weighted average cost of capital. Electric sales revenue attributable to customers who are eligible to exercise this option was 23.5% of total sales revenue for 1999. No customer has elected to exercise this option to date.

     The recovery of both competitive transition charges and intangible transition charges from industrial and commercial customers that significantly reduce their purchases of electricity generation from PECO Energy through the installation of on-site generation equipment is governed by special rules set forth in the restructuring plan. These special arrangements were designed so that customers who operate generation equipment in parallel with PECO Energy's transmission and distribution system pay their fully allocated share of stranded costs through competitive transition charges and intangible transition charges. For each self-generating customer, the servicer determines annually, after the end of each calendar year in which competitive transition charges or intangible transition charges are assessed, whether that customer purchased at least 10% fewer kilowatt-hours of electricity through the transmission and distribution system than the customer purchased in the applicable base year. For customers who began self-generation on or after January 1, 1997, the base year is the immediately preceding calendar year. For all others, the base year is 1996.


     If the ratio between

     o    the amount of usage difference caused by the on-site generation and

     o    the base year usage is 10% or more,


the servicer bills the customer separately in an amount equal to the difference between


     o the total competitive transition charges and intangible transition charges that the customer would have paid using usage and demand data for the base year (as adjusted for any portion not related to self-generation) and

     o the total competitive transition charges and intangible transition charges that the customer did pay in the preceding calendar year.

     There are other special rules for customers whose peak load during 1996 was at least 4 megawatts and who can prove that they were actively self-generating or planning to self-generate as of December 31, 1996 or earlier.

     PECO Energy does not expect the number of customers who self-generate or the kilowatt-hours produced by self-generation to be significant. The calculation of the intangible transition charges and any adjusted intangible transition charges will reflect actual self-generation at the time of that calculation and the servicer's projection with respect to future self-generation.


     As of January 1, 2000, 241,554 customers (approximately 16.07% of PECO Energy's transmission and distribution business) had chosen alternate suppliers of generation. See "The Seller and Servicer--Customers and Operating Revenues" below.

                             THE SELLER AND SERVICER
                               PECO Energy Company

RETAIL ELECTRIC SERVICE TERRITORY


     Incorporated in Pennsylvania in 1929, PECO Energy is primarily a vertically integrated public utility that provides retail electric and natural gas service to customers in its franchised territory in Southeastern Pennsylvania. Pursuant to the Pennsylvania Competition Act, the Commonwealth of Pennsylvania has required the unbundling of retail electric services in Pennsylvania into separate generation, transmission and distribution services with open retail competition for generation services. Since the commencement of deregulation in 1999, PECO Energy serves as the local distribution company providing electric distribution services in Southeastern Pennsylvania and re-bundled electric service to customers who do not choose an alternate electric generation supplier. PECO Energy engages in wholesale marketing of electricity on a national basis and through a subsidiary is a competitive generation supplier offering competitive energy supply to customers throughout Pennsylvania. Through another subsidiary, PECO energy provides utility infrastructure services to customers in several regions of the United States. PECO Energy has also formed a joint venture with British Energy plc to acquire and operate nuclear generating facilities. PECO Energy also participates in joint ventures which provide telecommunications services in the Philadelphia metropolitan region.


     The electric and gas utility industries in Pennsylvania are both undergoing fundamental restructuring. See "The Pennsylvania Competition Act" in this prospectus. In addition, in 1996, the Federal Energy Regulatory Commission issued Order No. 888 providing for competition in wholesale generation by requiring that all public utilities file non-discriminatory, open-access transmission tariffs.

     PECO Energy's retail electric service territory covers 1,972 square miles with a population of approximately 3.6 million, including approximately 1.6 million in the City of Philadelphia. Approximately 94% of the retail service area and 64% of retail kilowatt-hour electricity sales are in the suburbs around Philadelphia, and 6% of the retail service area and 36% of those sales are in the City of Philadelphia. This retail electric service territory includes all of the City of Philadelphia and Delaware County, substantially all of Chester and Montgomery Counties and the southern portion of Bucks County. This territory is primarily urban and suburban, with a service-based economy.

     PECO Energy files periodic reports with the SEC as required by the Exchange Act. Reports filed with the SEC are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of periodic reports and exhibits to these reports may be obtained at the above locations at prescribed rates. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov.

Merger with Unicom

     On September 22, 1999, PECO Energy agreed to merge with Unicom Corporation, creating a new holding company. The new holding company will be headquartered in Chicago and all generation and marketing operations of the new holding company will have their headquarters in the Philadelphia region. PECO Energy's and Unicom Corporation's electric and gas utilities will remain separate subsidiaries of the holding company and will continue to operate under the names PECO Energy and Commonwealth Edison Company. Their individual headquarters will be in Philadelphia and Chicago, respectively.

     The merger is conditioned, among other things, upon the approval by the shareholders of both companies and the completion of regulatory procedures before the Pennsylvania Public Utility Commission, the Illinois Commerce Commission, the Nuclear Regulatory Commission and the SEC. The companies have filed an application with the SEC to register the holding company under the Public Utility Holding Company Act of 1935. The companies anticipate that the regulatory process can be completed in approximately 12 months from the date of this prospectus.

     On November 22, 1999, PECO Energy filed an application for approval of the merger with the Pennsylvania Public Utility Commission. Twenty five parties filed protests or petitions to intervene in the application. On March 23, 2000 PECO Energy filed a Joint Petition for Settlement of the issues raised in the application for the merger. This merger settlement requires PECO Energy to provide certain benefits, primarily only after its merger with Unicom has reached financial closing, currently expected to occur sometime in the third or fourth quarter of 2000. The benefits include a requirement that, effective January 1, 2002, PECO Energy reduce its retail electric rates by $60 million annually until January 1, 2004, and then by $40 million through December 31, 2005. The merger settlement also extends the distribution and transmission rate cap provision of the Restructuring Settlement from June 30, 2005 to December 31, 2006.

     In addition, the merger settlement:

     (1) imposes restrictions on PECO Energy's right to request recovery of nuclear decommissioning costs,

     (2) establishes benchmarks and measurement criteria for reliability and customer service,

     (3) provides for enhancements in PECO Energy's electric and gas universal service programs,

     (4) commits PECO Energy to implement various initiatives to foster and promote renewable energy and related economic development,

     (5) promotes increased retail electric competition in PECO Energy's service area,

     (6) adopts various corporate structure protections to insulate retail customers from the risk of unregulated ventures and avoid the potential for improper cross-subsidization between PECO Energy and its unregulated affiliates,

     (7) provides for PECO Energy to maintain a strong corporate presence in Southeastern Pennsylvania through specific commitments regarding its corporate headquarters, employment and staffing levels and charitable and civic giving, and


     (8) enhances PECO Energy's customer relationship with the City of Philadelphia.


     The merger settlement also provides options for AMTRAK, to whom PECO Energy provides service in rate class EP, to prepay its transition charge responsibility to PECO Energy in fixed amounts ranging from $46,561,000 to $41,619,000 on certain dates from October 1, 2000 to July 1, 2002. AMTRAK is under no obligation to exercise any of the options. If and when AMTRAK decides to exercise its option, the PECO Energy generation rate applicable for AMTRAK service under Rate EP will be the fixed shopping credit set forth in the restructuring plan settlement, which will no longer be subject to yearly adjustment through the adjustments of competitive transition charges and intangible transition charges.

     The merger settlement has been submitted to an administrative law judge who will recommend action to the Pennsylvania Public Utility Commission. The Pennsylvania Public Utility Commission can approve the settlement or reject it or approve it with modifications.

     The board of directors of the holding company may determine, in its discretion, how PECO Energy's business will be disaggregated. This disaggregation will involve the formation of additional subsidiaries and the transfer of PECO Energy's generation assets and liabilities to those subsidiaries. PECO Energy will remain a transmission and distribution company and a utility regulated by the Pennsylvania Public Utility Commission.


CUSTOMERS AND OPERATING REVENUES


     PECO Energy's customer base is currently divided into three categories for purposes of adjusting intangible transition charges: residential, small commercial and industrial, and large commercial and industrial. Rate categories and classes within those categories are created by the Pennsylvania Public Utility Commission and are subject to change. Those changes will be reflected in any adjustment request filed with the Pennsylvania Public Utility Commission by the servicer. The current rate classes have remained unchanged since April 20, 1990. The current rate classes are:


Residential Rate Classes:


         Rate R - Residential Service: Residential Service is available in the entire territory of PECO Energy to single private family dwellings for the domestic requirements of family members, which service is supplied through one meter. This rate class (and Rate R-H) also includes payment-troubled low income customers receiving discounted rates under PECO Energy's low-income Customer Assistance Program, Rate CAP.

         Rate R-H - Residential Heating Service: Residential Heating Service is available to single private family dwellings (or to a multiple dwelling unit building consisting of two to five dwelling units, whether occupied or not) for domestic requirements when such service is supplied through one meter and where the dwelling is heated by specified types of electric space heating systems.


         Rate OP - Off-Peak Service: Available in conjunction with other residential service rates, Rates R and R-H and, in specified cases, Rate GS, for a customer receiving delivery at certain voltage levels during off-peak periods.


Small Commercial and Industrial Rate Classes:

         Rate GS - General Service: Electric delivery service available through a single metering installation for offices, professional, commercial or industrial establishments, governmental agencies, and other applications outside the scope of the Residential Service rate schedules.

         Rate POL - Private Outdoor Lighting: Available in conjunction with Rate GS for the outdoor lighting of sidewalks, driveways, yards, lots and similar places, outside the scope of service under Rate SL-P, SL-S and SL-E.

         Rate SL-P - Street Lighting in the City of Philadelphia: Available only to a governmental agency, municipal, state or federal, for outside lighting of streets, highways, bridges, parks or similar places, including directional highway signs at locations where other outdoor lighting service is established hereunder, for the safety and convenience of the public within the City of Philadelphia.

         Rate SL-S - Street Lighting - Suburban Divisions: Available for the outdoor lighting of streets, highways, bridges, parks and similar places for the safety and convenience of the public in Suburban Divisions.

         Rate SL-E - Street Lighting Customer-Owned Facilities: Available to any governmental agency outside of the City of Philadelphia for outdoor lighting of streets, highways, bridges, parks or similar places, including directional highway signs at locations where outdoor lighting service is established hereunder for the safety and convenience of the public where all of the utilization facilities are installed, owned and maintained by a governmental agency.

         Rate TL - Traffic Lighting: Available to any municipality using PECO Energy's standard delivery service for electric traffic signal lights installed, owned and maintained by the municipality.

         Rate BLI - Borderline Interchange: Available under reciprocal agreements to neighboring electric utilities for resale in their adjacent territory. No intangible transition charges are or will be imposed on Rate BLI customers.

Large Commercial and Industrial Rate Classes:

         Rate PD - Primary-Distribution Power: Untransformed electric delivery service available from the primary supply lines of PECO Energy's distribution system where the customer installs, owns and maintains any transforming, switching and other receiving equipment required.

         Rate HT - High-Tension Power: Untransformed electric delivery service from PECO Energy's standard high-tension lines, where the customer installs, owns and maintains, any transforming, switching and other receiving equipment required. Excludes certain special contracts.

         Rate EP - Electric Propulsion: This rate is available only to the National Rail Passenger Corporation and to the Southeastern Pennsylvania Transportation Authority for untransformed electric delivery service from PECO Energy's standard high-tension lines, where the customer installs, owns and maintains any transforming, switching and other receiving equipment required and where the service is supplied for the operation of electrified transit and railroad systems and appurtenances.


         TOTAL CUSTOMERS. The following tables show for the last five years the number of retail electric customers and the percentage of all retail electric customers in all rate classes (Table 3), retail electric usage by rate class (Table 4) and retail electric revenues by rate class (Table 5). Not all customers in all rate classes are billed intangible transition charges. For the pro forma intangible transition charges assessed to individual rate classes as of any series issuance date and any adjustment thereto, in each case giving effect to the issuance of transition bonds on that date, see the related prospectus supplement. There can be no assurance that total customers, the composition of total customers by customer category and rate class or usage levels or revenues for each customer category and rate class will remain at or near the levels reflected in the following tables. As of December 31, 1999, 201,874 customers in the residential customer category (representing 14.93% of the total number of customers),

37,789 customers in the small commercial and industrial customer category (representing 25.56% of the total number of customers) and 1,891 customers in the large commercial and industrial category (representing 58.22% of the total number of customers) have chosen to purchase their generation from electric generation suppliers other than PECO Energy.



                                     TABLE 3

                  RETAIL ELECTRIC CUSTOMERS FOR THE YEAR ENDED

                     ---------------------------------------------------------------------------------------------------------------
                             12/31/95            12/31/96              12/31/97             12/31/98               12/31/99
                     ---------------------------------------------------------------------------------------------------------------
                     Number of      % of   Number of    % of    Number of   % of    Number of      % of     Number of     % of
                     Customers     Total   Customers    Total   Customers   Total   Customers      Total    Customers     Total
                     ---------     -----   ---------    -----   ---------   -----   ---------      -----    ---------     -----
Residential


R(1) and OP(2)       1,167,866     79.60%  1,169,654   79.51%  1,177,996    79.47%  1,186,864      79.49%   1,194,370     79.47%


R-H                    153,513     10.46     154,794   10.52     155,865    10.52     156,927      10.51      157,489     10.48

Total                1,321,379     90.06   1,324,448   90.03   1,333,861    89.99   1,343,791      90.00    1,351,859     89.95

Small Commercial
and Industrial

GS and POL(3)          141,653      9.65%    142,431    9.68%    144,142     9.72%    145,055       9.71%     146,771      9.77%

SL-P, SL-S, SL-E
and TL                     940      0.06         987    0.07         985     0.07       1,050       0.07        1,076      0.07

Total (Excludes POL)   142,593      9.71     143,418    9.75     145,127     9.79     146,105       9.78      147,847      9.84

Large Commercial
and Industrial

PD and HT                3,394      0.23%      3,299    0.22%      3,308     0.22%      3,248       0.22%       3,245      0.22%

EP                           3      0.00           3    0.00           3     0.00           3       0.00            3      0.00

Total                    3,397      0.23       3,302    0.22       3,311     0.22       3,251       0.22        3,248      0.22

Total (Excludes OP
and POL)             1,467,369    100.00%  1,471,168  100.00%  1,482,299   100.00%  1,493,147     100.00%   1,502,954    100.00%
                     =========    ======   =========  ======   =========   ======   =========     ======    =========    ======

----------
1 For a description of the meanings of rate class abbreviations, see "The Seller and Servicer--Customers and Operating Revenues" in this prospectus.

2 Rate OP is available in conjunction with residential rate classes R and R-H and with small commercial and industrial rate class GS for those customers in rate class GS who use residence electric delivery service.

3 Rate POL is available in conjunction with small commercial and industrial rate class GS.

                                     TABLE 4

   ACTUAL RETAIL ELECTRIC USAGE (PER MEGAWATT-HOUR ("MWH")) FOR THE YEAR ENDED

                            ------------------------------------------------------------------------------------------------------
                                   12/31/95             12/31/96           12/31/97              12/31/98             12/31/99
                            ------------------------------------------------------------------------------------------------------
                                          % of                % of                 % of                 % of                 % of
                               MWh        Total       MWh     Total      MWh       Total      MWh       Total      MWh       Total
                               ---        -----       ---     -----      ---       -----      ---       -----      ---       -----
Residential

R(1) and OP(2)               8,130,607    23.97%  7,906,048   23.81%   7,858,466   23.87%   8,214,347   24.21%   8,571,927   24.82%

R-H                          2,728,472     8.04   2,765,279    8.33    2,548,231    7.75    2,408,645    7.10    2,560,223    7.41%

Total                       10,859,079    32.01  10,671,327   32.14   10,406,697   31.62   10,622,992   31.31   11,132,150   32.24%

Small Commercial
and Industrial

GS and POL(3)                6,299,521    18.57%  6,490,621   19.55%   6,684,791   20.32%   6,887,794   20.30%   7,153,896   20.72%

SL-P, SL-S, SL-E
and TL                         195,507     0.58     192,425    0.58      181,002    0.55      190,251    0.56      188,463    0.55%

Total                        6,495,028    19.15   6,683,046   20.13    6,865,793   20.87    7,078,045   20.86    7,342,359   21.26%

Large Commercial
and Industrial

PD and HT                   15,975,731   47.09%  15,208,015   45.81%  15,034,087   45.70%  15,678,316   46.21%  15,476,999   44.82%

EP                             594,543    1.75      638,800    1.92      594,319    1.81      549,539    1.62      579,069    1.68%

Total                       16,570,274   48.84   15,846,815   47.73   15,628,406   47.51   16,227,855   47.83   16,056,068   46.50%

Total                       33,924,381  100.00%  33,201,188  100.00%  32,900,896  100.00%  33,928,892  100.00%  34,530,577  100.00%
                            ==========  ======   ==========  ======   ==========  ======   ==========  ======   ==========  ======

--------------------
1 For a description of the meanings of rate class abbreviations, see "The Seller and Servicer--Customers and Operating Revenues" in this prospectus.

2 Rate OP is available in conjunction with residential rate classes R and R-H and with small commercial and industrial rate class GS for those customers in rate class GS who use residential electric delivery service.

3 Rate POL is available in conjunction with small commercial and industrial rate class GS.

                                     TABLE 5

       RETAIL ELECTRIC REVENUES (DOLLARS IN THOUSANDS) FOR THE YEAR ENDED

                       --------------------------------------------------------------------------------------------------------
                             12/31/95            12/31/96            12/31/97              12/31/98              12/31/99
                       --------------------------------------------------------------------------------------------------------
                                   % of                % of                 % of                  % of                   % of
                        $(000s)    Total    $(000s)    Total    $(000s)    Total      $(000s)     Total    $(000s)       Total
                       ---------  -------  ---------   -----   ---------   ------     -------     -----   ---------     -------
Residential

R(1) and OP(2)         1,122,068   33.33%  1,092,398   33.13%  1,091,669   33.17%   1,121,346     33.93%  1,053,738      40.05%

R-H                      279,228    8.29     277,760    8.43     265,781    8.08      255,891      7.74     236,020       8.97%

Total                  1,401,296   41.62   1,370,158   41.56   1,357,450   41.25    1,377,237     41.67   1,289,758      49.02%

Small Commercial
and Industrial

GS and POL(3)            738,910   21.95%    748,561   22.71%    778,743   23.66%     783,682     23.72%    609,566      23.17%

SL-P, SL-S, SL-E
 and TL                   34,404    1.02      32,815    1.00      30,305    0.92       31,636      0.96      28,480       1.08%

Total                    773,314   22.97     781,376   23.71     809,048   24.58      815,318     24.68     638,046      24.25%

Large Commercial
and Industrial

PD and HT              1,147,190   34.07%  1,098,307   33.31%  1,077,375   32.74%   1,066,868     32.28%    665,456      25.29%

EP                        45,234    1.34      46,979    1.42      46,994    1.43       45,118      1.37      37,731       1.43%

Total                  1,192,424   35.41   1,145,286   34.73   1,124,369   34.17    1,111,986     33.65     703,187      26.73%

Total                  3,367,034  100.00%  3,296,820  100.00%  3,290,867  100.00%   3,304,541    100.00%  2,630,991     100.00%
                       =========  ======   =========  ======   =========  ======    =========    ======   =========     ======

--------------------
1 For a description of the meanings of rate class abbreviations, see "The Seller and Servicer--Customers and Operating Revenues" in this prospectus.

2 Rate OP is available in conjunction with residential rate classes R and R-H and with small commercial and industrial rate class GS for those customers in rate class GS who use residential electric delivery service.

3 Rate POL is available in conjunction with small commercial and industrial rate class GS.


     For 75% of customers who were enrolled in customer choice as of December 31, 1999, PECO Energy provides a single or consolidated bill for both PECO Energy's distribution charges and the generation charges of the electric generation suppliers servicing those customers. The remaining customers who are not using PECO Energy's own generation supplier subsidiary have chosen to receive dual bills: one bill encompasses PECO Energy's charges for transmission and distribution and a separate bill contains the generation charges. For customers choosing the consolidated bill option from PECO Energy, PECO Energy pays the relevant electric generation supplier in full for generation charges and is responsible for collecting those amounts from the customer. As of December 31, 1999, PECO Energy billed $352.3 million or 11.8% of known retail electric revenues on behalf of electric generation suppliers. The electric generation suppliers who provide customers with separate bills for generation are not required to provide revenue information to PECO Energy.


     Concentrations. For the period ended December 31, 1999, the largest 10 customers represented approximately 10.7% of PECO Energy's retail electric revenues, and the largest 10 customers represented approximately 14.7% of PECO Energy's retail electric sales. There can be no assurance that current customers will remain customers or that the levels of customer concentration in the future will be similar to those set forth above. See "Risk Factors--Servicing--Inaccurate Projections by Servicer May Result in Losses to Transition Bondholders" in this prospectus.


     DELINQUENCY AND WRITE-OFF EXPERIENCE. The following tables set forth the delinquency and write-off experience with respect to payments to PECO Energy by customer category for each of the periods indicated below. The delinquency and net write-off experience with respect to payments to PECO Energy by electric generation suppliers is included in the information provided on the tables below. There can be no assurance that the future delinquency and write-off experience for PECO Energy or for the intangible transition charges will be similar to the historical experience set forth below:


                                     TABLE 6

        DELINQUENCIES AS A PERCENTAGE OF BILLED RETAIL ELECTRIC REVENUES



                      ------------------------------------------------------------------
                                              FOR THE YEAR ENDED
                       12/31/95      12/31/96       12/31/97       12/31/98      12/31/99
                       ------------------------------------------------------------------
RESIDENTIAL
30+ days                 7.87%         9.37%          9.51%          9.64%         9.21%
60+ days                 6.73          8.09           8.21           8.51          8.22
90+ days                 5.79          7.08           7.18           7.67          7.52

SMALL COMMERCIAL
AND INDUSTRIAL
30+ days                 0.71%         1.08%          1.29%          1.23%         1.67%
60+ days                 0.48          0.76           0.92           0.96          1.25
90+ days                 0.35          0.59           0.70           0.79          1.01

LARGE COMMERCIAL
AND INDUSTRIAL
30+ days                 0.23%         0.18%          0.17%          0.16%         0.34%
60+ days                 0.15          0.10           0.07           0.07          0.16
90+ days                 0.12          0.07           0.04           0.04          0.09

                                     TABLE 7

        NET WRITE-OFFS AS A PERCENTAGE OF BILLED RETAIL ELECTRIC REVENUES


                             -------------------------------------------------------------------------------------------------
                                                                    FOR THE YEAR ENDED
                               12/31/95           12/31/96           12/31/97           12/31/98            12/31/99
                             -------------------------------------------------------------------------------------------------
Residential                       4.37%              4.56%              4.79%              4.66%              4.54%

Small Commercial
and Industrial                    0.88               0.72               0.65               0.91               0.85

Large Commercial
and Industrial                    0.11               0.09               0.14               0.31               0.00

Total                             2.05               2.09               2.18               2.27               2.43
(Weighted by
Customer
Category)





     Through 1998, the residential customer category experienced increases in delinquencies which were reduced during 1999. In addition, through 1997, the residential customer category experienced an increase in net write-offs, which has subsequently been reduced during 1998 and 1999. These reductions in delinquencies and net write-offs are due to the implementation of credit and collection programs intended to reduce overall delinquencies that resulted in reductions to residential past due account balances of high-risk customers. See "--Limited Information on Customers"

     During the past five years, delinquencies for small commercial and industrial customers have increased. The variance in delinquencies for the most recent year was primarily due to the volume of receivables associated with customer choice as well as problems terminating the electric service of delinquent customers. Net write-offs for that customer category over the last five years have not shown any discernible trend. Although reductions in write-offs were experienced during 1999 for all customer categories, net write-offs for small commercial and industrial customers remained above 1996 and 1997 totals, primarily due to problems experienced with the collection agent responsible for terminating electric service for these customers. It is anticipated that new collection policies implemented during 2000 will assist in reducing small commercial and industrial delinquency and write-off totals.


     Delinquencies for large commercial and industrial accounts increased during 1999 as a result of the introduction of competition in the electric generation market. Net write-offs for the large commercial and industrial category experienced a substantial increase during 1998 as the result of a single customer. In comparison, write-offs were virtually eliminated during 1999 because PECO Energy recovered amounts that were written-off in a previous year which provided a benefit in 1999. In addition, credit and collection operations in 1999 required only minimal write-off activity.

     PECO Energy does not expect the delinquency or write-off experience with respect to collections of intangible transition charges to differ substantially from the experience that it will have with its other receivables.

FORECASTING CUSTOMERS AND USAGE

     Accurate projections of the number of customers, usage and retail electric revenue are important in setting and maintaining the intangible transition charges or any adjusted intangible transition charges. See "The Qualified Rate Orders and the Intangible Transition Charges--The Intangible Transition Charges" and "Risk Factors--Servicing--Inaccurate Projections by Servicer May Result in Losses to Transition Bondholders" in this prospectus.

     PECO Energy's forecasts are produced by an employee of PECO Energy and are reviewed internally by senior management executives.

     Customer projections are determined by PECO Energy based on demographic and economic information obtained from various sources. There are different methodologies used for various customer categories. The residential customer forecasting process begins with a review of regional household growth, population and residential construction trends within PECO Energy's retail electric service territory and the surrounding counties. PECO Energy uses this data to develop internal household forecasts for the counties in which it operates. PECO Energy then employs its own historical data regarding the number of households served by PECO Energy and their historical usage, as well as other factors as PECO Energy deems relevant, to develop a projection of customers in the residential customer category within its service area.

     The small commercial and industrial customer forecasting process begins with a review of economic trends and an overview of economic prospects in the Philadelphia metropolitan area. These external data are obtained from independent sources and local businesses. PECO Energy uses these sources to develop internal business forecasts. PECO Energy then considers its historical data regarding the businesses served by PECO Energy, as well as such other factors as PECO Energy deems relevant, to develop a projection of small commercial and industrial usage within its service area.

     PECO Energy does not forecast customer usage or retail electric revenues for Rate Class BLI. Customers subject to Rate BLI are located outside PECO Energy's retail electric service territory yet receive electricity from PECO Energy through a reciprocal agreement with the customer's utility. PECO Energy is reimbursed for any service provided to customers subject to Rate BLI by the utility in whose retail electric service territory such customer belongs. At December 31, 1999, there were 12 customers subject to Rate BLI (see Table 3). These customers are not being, and will not be, charged intangible transition charges.

     The usage of customers in the large commercial and industrial customer category is estimated in two stages. Usage for these customers with the highest energy usage is projected separately. This is added to estimates of other customers in the large commercial and industrial customer category to obtain the aggregate forecast. The usage of the largest customers is derived with input from the appropriate account executives for these customers. The account executives provide data on these customers' plans regarding increase/decrease in output, hours worked, space and potential cogeneration. The data is converted into kilowatt-hours, and the net increment is added to the previous year's data to derive the forecast. For other customers in the large commercial and industrial customer category, usage forecast is derived through statistical analyses using historical data corrected for unusual weather and billing-corrected usage patterns.

     Actual sales can deviate from forecasted sales for many reasons, including:

          o the general economic climate in PECO Energy's retail electric service territory as it impacts net migration of customers,

          o  weather as it impacts air conditioning and heating usage,

          o  levels of business activity, and


          o the availability of more energy efficient appliances and new energy conservation technologies.


     For calendar year 1999, PECO Energy underestimated the number of customers by .24%. For calendar year 1999, actual usage exceeded forecasted usage by 3.24% because of the extremely hot summer weather. Summaries of the total annual forecasted and actual number of PECO Energy's customers and their usage (by customer category) since 1995 are shown below. During the last five years, no discernible trend is apparent with respect to the historical forecast of customers. There can be no assurance that the future variance between actual and projected customers in the aggregate or by customer category or their usage will be similar to the historical experience set forth below.


     Assumptions about the retention of customers can bear a major impact on revenue forecasts. The choice by a customer to have an alternative supplier means that generator revenue may not be paid to PECO Energy. In order to develop the retention estimates, PECO Energy factors in historical trends, program impacts and the restructuring plan settlement. The appropriate changes to revenues are then reflected in the forecast.

                                     TABLE 8

     FORECASTED NUMBER OF CUSTOMERS VARIANCE FOR THE YEAR ENDED DECEMBER 31,

                          -------------------------------------------------------------------------------------------------
                                  1995                   1996                  1997                  1998          1999
                          -------------------------------------------------------------------------------------------------
Residential

   R and OP
     Forecasted                  1,172,193             1,174,208             1,174,037             1,185,818     1,190,500
     Actual                      1,167,866             1,169,654             1,177,996             1,186,864     1,194,370
     Variance                       (0.37%)               (0.39%)                0.34%                 0.09%         0.33%

   R-H
     Forecasted                    156,765               157,336               157,045               156,739       157,700
     Actual                        153,513               154,794               155,865               156,927       157,489
     Variance                       (2.07%)               (1.62%)               (0.75%)                0.12%        (0.13%)

Small Commercial
and Industrial

   GS and POL
     Forecasted                    142,207               142,441               143,445               145,019       146,914
     Actual                        141,653               142,431               144,142               145,055       146,771
     Variance                       (0.39%)               (0.01%)                0.49%                 0.02%        (0.10%)

   SL-P, SL-S, SL-E
    and TL
     Forecasted                        904                   940                   987                   987         1,054
     Actual                            940                   987                   985                 1,050         1,076
     Variance                        3.98%                (5.00%)               (0.20%)                6.38%         2.09%

Large Commercial
and Industrial

     PD and HT
     Forecasted                      3,485                 3,363                 3,264                 3,241         3,250
     Actual                          3,394                 3,299                 3,308                 3,248         3,245
     Variance                       (2.61%)               (1.90%)                1.35%                 0.22%        (0.15%)

   EP
     Forecasted                          3                     3                     3                     3           3
     Actual                              3                     3                     3                     3           3
     Variance                        0.00%                 0.00%                 0.00%                 0.00%       0.00%

                                     TABLE 9

   FORECASTED CUSTOMER USAGE (IN KWH) VARIANCE FOR THE YEAR ENDED DECEMBER 31,


                          -------------------------------------------------------------------------------------------------
                                       1995                1996                1997                1998                1999
                          -------------------------------------------------------------------------------------------------
Residential

   R and OP
     Forecasted                  7,913,998             7,852,000             7,867,001             8,111,000     8,122,193
     Actual                      8,130,607             7,906,048             7,858,466             8,214,347     8,571,927
     Variance                        2.74%                 0.69%                (0.11%)                1.27%         5.54%

   R-H
     Forecasted                  2,959,381             2,724,000             2,722,000             2,703,352     2,760,846
     Actual                      2,728,472             2,765,279             2,548,231             2,408,645     2,560,223
     Variance                       (7.80%)                1.52%                (6.38%)              (10.90%)       (7.27%)

Small Commercial
and Industrial

   GS and POL
     Forecasted                  6,405,882             6,377,000             6,775,999             6,954,617     6,861,596
     Actual                      6,299,521             6,490,621             6,684,791             6,887,497     7,153,896
     Variance                       (1.66%)                1.78%                (1.35%)               (0.97%)        4.26%

   SL-P, SL-S, SL-E
    and TL
     Forecasted                    204,998               197,000               198,003               192,469       192,753
     Actual                        195,507               192,425               181,002               190,251       188,463
     Variance                       (4.63%)               (2.32%)               (8.59%)               (1.15%)       (2.23%)

Large Commercial
and Industrial

   PD and HT
     Forecasted                 16,009,377            15,804,000            15,597,482            14,980,154    14,891,098
     Actual                     15,975,731            15,208,015            15,034,087            15,678,316    15,476,999
     Variance                       (0.21%)               (3.77%)               (3.61%)                4.66%         3.93%

   EP
     Forecasted                    688,000               658,000               668,000               626,291       618,447
     Actual                        594,543               638,800               594,319               549,539       579,069
     Variance                      (13.58%)               (2.92%)              (11.03%)              (12.26%)       (6.37%)

BILLING PROCESS


     PECO Energy operates on a continuous billing cycle, with an approximately equal number of bills being distributed each business day. For the year ended December 31, 1999, PECO Energy mailed out an average of 75,000 bills daily. PECO Energy bills the majority of its customers monthly. Accounts with potential billing errors are held by the computer system for review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors, safety problems as identified by the meter-reading staff and possible meter malfunctions. Subject to statutory and legal requirements, PECO Energy may change its billing policies and procedures from time to time. It is expected that any changes would be designed to enhance PECO Energy's ability to make timely recovery of amounts billed to customers.

     Under the master servicing agreement, any changes instituted by PECO Energy will apply to the servicing of intangible transition property so long as PECO Energy is the servicer.



LIMITED INFORMATION ON CUSTOMERS' CREDITWORTHINESS


     Under Pennsylvania law, PECO Energy is obligated to provide service to new customers in the residential customer category. Credit bureau investigations are performed on new customers through a social security number investigation. PECO Energy is also starting to use other fraud detection measures so that actions can be taken at the earliest stages to reduce the costs associated with delinquent accounts. PECO Energy relies on the information provided by the customer and its customer information system audits to indicate whether the customer has been previously served by PECO Energy.

     PECO Energy has initiated a program to require deposits from new residential customers who pose a high degree of credit risk. PECO Energy reserves the right to transfer deposit amounts to offset delinquencies which develop and to terminate services for the failure to provide additional deposits to offset what has been transferred to reduce outstanding arrearages.


     As part of its obligation to provide universal service, PECO Energy has developed a special rate program, the Customer Assistance Program, provided to certain low income customers who are currently served under or otherwise qualify for Rate R or R-H. Customers must apply for this rate and must demonstrate annual household gross income below 150% of the federal poverty guidelines. Customers in the Customer Assistance Program qualify for certain rate adjustments and payment programs and have their pre-program arrearages in excess of $500 forgiven if they remain current on the Customer Assistance Program for six to twelve consecutive months. The development of any new arrearages during this period will delay forgiveness. PECO Energy estimates the annual costs of the Customer Assistance Program at $50 million, which it recovers through adjustments to the distribution rates applicable to all customers. Pursuant to the restructuring plan settlement, the initial maximum participation for the Customer Assistance Program is 100,000 customers, subject to review by the participants in the restructuring plan settlement, to ensure that total annual

Customer Assistance Program costs do not exceed $50 million and all eligible customers are able to participate. As of December 31, 1999, there were more than 83,000 customers enrolled in the Customer Assistance Program accounting for approximately $46.6 million of billed revenues for the twelve months ended December 31. Pursuant to the provisions of the Pennsylvania Competition Act, the Pennsylvania Public Utility Commission has adopted regulations that establish reporting requirements for universal service programs, such as the Customer Assistance Program, that are applicable to all electric distribution companies including PECO Energy.


     In 1999, approximately 80% of total bill payments were received by PECO Energy via the U.S. mail. During the same period, approximately 10% of total payments were paid in person at either PECO Energy's local business office or at approximately 144 pay stations (which are located in unaffiliated businesses or organizations, such as supermarkets and convenience stores) throughout the service territory. A total of 29 pay stations are free of charge to the customers. Customers making payments at the remaining 115 locations may be assessed a processing fee of up to $1.00 by the payment agent. This has not had any material effect on the timing or amount of collections. Other payment methods include pay-by-phone and direct debits of customer accounts (including through the Internet) through a local bank, which accounted for approximately 10% of bill payments collected in 1999.

     COLLECTION PROCESS FOR THE RESIDENTIAL AND SMALL COMMERCIAL AND INDUSTRIAL CUSTOMER CATEGORIES. Customer bills are due approximately 22 days after mailing. If the customer does not pay the bill by the due date, the customer will not be considered for termination until the next bill is rendered, which is approximately 30 days from the last mailing date.

     PECO Energy's residential and small commercial and industrial customer category collection process is based on a recovery score assigned to each delinquent account. Each delinquent customer is scored for approximate risk based on outstanding balance, payment habits, length of time as a customer, time since last payment and previous termination history. The score has been used since early 1998 to segment customers into four specific collection strategies:

          o The lowest risk customers are monitored with no collection activity, since most customers in this category usually pay but pay late and pay the associated finance charges.

          o The next segment of customers are moved into a proactive collection call program which is a collection call strategy designed to remind the customer of the delinquency.


          o Customers in the third segment are moved into a portfolio management program where each customer's account is referred to a collection agency that follows up on the account for 60 days using letters and collection calls.

          o The most chronic delinquent accounts comprise the fourth segment of customers which are moved into a service termination process that is initiated by mailing a ten-day notice.


     If no payment is made within seven days, a 72-hour notice will be given either over the telephone or at the property. If sufficient payment has not been received ten days after the original notice, the account is sent to a service termination vendor for termination. If the service termination vendor makes contact with a responsible adult, the service is terminated. If the service termination vendor does not make contact, a deferred notice is left. Two days later, the service is terminated with or without contact if sufficient payment has not been made. Power is not customarily disconnected if the delinquent customer is subject to a Pennsylvania Public Utility Commission-mandated winter moratorium which requires special approval from the Pennsylvania Public Utility Commission prior to the disconnection of electricity to residential customers from December 1 through March 31 of each year. Currently, these accounts are managed during the winter moratorium through a combination of letters and proactive phone contacts. Delinquencies that accumulate during the winter moratorium continue to contribute to the credit scoring, which can lead to termination after the winter moratorium.


     If a customer's account is closed, either because the customer has moved or the customer has failed to remedy a delinquent account, the account is sent to a collection agency. Accounts are written-off only after efforts by the collection agency are unsuccessful over 60 days. Continued efforts are made by the collection agency for written-off accounts to increase collections. In 1999, 98,119 accounts, totaling $46 million, were referred to the collection agency; $4.5 million was recovered by the collection agency from accounts previously referred to it. Further, $2.1 million in additional recoveries of delinquencies were received through litigation. During 1999, PECO Energy received total recoveries from all collection initiatives of $203 million which was achieved through a total of 3,943,645 customer collection contacts. Collection recovery rates are monitored monthly. Once written off, the uncollected account is monitored for six years and may be collected or sold at any point during that time.


     If a customer declares bankruptcy, a review is conducted to assess whether the account is current. Good paying accounts are kept active. The accounts of bankrupt customers having delinquencies are closed and written-off and efforts are initiated to submit claims in the bankruptcy of these customers. Deposits are required for delinquent bankrupt customers for which PECO Energy is required to continue services. Although deposits are not otherwise mandated from residential customers (except as noted above as part of the turn-on process for those identified as having a high risk of becoming delinquent), they are required as a condition of providing service to all new commercial and industrial customers. These deposits are maintained for a minimum of three years.


     COLLECTION PROCESS FOR THE LARGE COMMERCIAL AND INDUSTRIAL CUSTOMER CATEGORY. PECO Energy's large commercial and industrial customer category collection process is based on providing special handling of accounts and attention to detail because of the importance of each customer as a source of revenue. The delinquency of individual customers may result from differing circumstances, and it is the operational policy of PECO Energy in serving these accounts to have a firm understanding of individual customers so that the collection strategy can be matched to the particular account while ensuring that regulations are followed and collection actions are performed legally. PECO Energy's goal for 2000 with the large commercial and industrial customer category is for delinquencies to be no greater than .72% of total revenue and write-offs to be no greater than from .1% to .2% of revenue. PECO Energy's collection strategies range from use of letters and phone contacts to disconnection and litigation.

     APPLICATION OF CUSTOMER PAYMENTS. The Pennsylvania Competition Act provides that the Pennsylvania Public Utility Commission require the unbundling of electric utility services, tariffs and customer bills to separate the charges for generation, transmission and distribution for billing cycles beginning in January, 1999. In the event that a customer makes a partial payment toward an outstanding balance, the payment is applied first to intangible transition charges, then to the competitive transition charges, then to transmission and distribution charges and finally to electric generation charges.

     PECO Energy's electric tariff approved by the Pennsylvania Public Utility Commission in its restructuring plan provides that when PECO Energy is providing separate billing for its transmission and distribution charges and a customer remits a partial payment to PECO Energy, the payment is applied as follows:


     (1) To the outstanding balance before direct access to electric generation from electric generation suppliers or the installment amount for a payment agreement on this balance,

     (2)     To the balance due for state tax charges,

     (3) To the balance due or the installment amount for a payment agreement for intangible transition charges,

     (4) To the balance due or the installment amount for a payment agreement for competitive transition charges,

     (5) To the balance due or the installment amount for a payment agreement for fixed and variable utility distribution service charges,

     (6)     To the current state tax charges,

     (7)     To the current intangible transition charges,

     (8)     To the current competitive transition charges,

     (9) To the current fixed and variable utility distribution service charges,

     (10) To the balance due for prior charges for energy and capacity (if PECO Energy is the provider of last resort),

     (11) To the current charges for energy and capacity charges (if PECO Energy is the provider of last resort), and

     (12)    To the non-basic service charges.

     In the event PECO Energy is not providing separate billing for its transmission and distribution charges, the master servicing agreement provides that partial payments received by the servicer will be applied:

          o  first to state tax charges,

          o  then to intangible transition charges,

          o then to competitive transition charges, then to transmission and distribution charges, and

          o  finally to electric generation charges.


     PECO Energy's restructuring plan requires PECO Energy to allow specified customers to prepay their bills, including intangible transition charges, in a lump sum, based on a calculation that takes into account that customer's last 12 months of demand and PECO Energy's weighted average cost of capital. Prepayments, if any, are deposited into the reserve subaccount and allocated pro rata among the outstanding transition bonds in accordance with the principal amount and remaining months or years to maturity, so as to apply those prepayments ratably over the remaining life of the outstanding transition bonds. Only the portion of those customer prepayments allocable to the period covered by any adjustment request IS used to calculate the adjustments to the intangible transition charges for the period covered by that adjustment request.


ELECTRIC GENERATION SUPPLIERS AND OTHER THIRD PARTY BILLERS


         The servicer, on behalf of the issuer, pursues any electric generation supplier or other third party that fails to remit the applicable intangible transition charges in a manner similar to that by which the servicer pursues any failure by a customer to remit intangible transition charges. The servicer has the right to bill and collect intangible transition charges and other amounts payable to the issuer or the servicer directly from all customers electing consolidated billing from an electric generation supplier or other third party as follows:


          o If the servicer does not receive payment for undisputed charges within 25 calendar days for customers in the residential customer category or 20 calendar days for customers in the small commercial and industrial and large commercial and industrial customer categories after the charges are communicated to the electric generation supplier or other third party, then the servicer may provide notice of breach to the electric generation supplier or other third party at any time thereafter, at the servicer's discretion.


          o Upon notice of a breach, the electric generation supplier or other third party has 20 calendar days to cure that breach.


          o If the electric generation supplier or other third party has not cured that breach within 20 calendar days, the servicer may terminate consolidated billing by the electric generation supplier or other third party and take over billing functions for the customer.

          o In no event will these procedures result in a customer being sent two bills covering the same service.

          o Neither the seller nor the servicer will pay any shortfalls resulting from the failure of any electric generation suppliers or other third parties to forward collections of intangible transition charges to the servicer. See "Risk Factors--Servicing--It May Be More Difficult to Collect Intangible Transition Charges Due to Third Party Billing" in this prospectus.


                                   THE ISSUER


     PECO Energy Transition Trust, a statutory business trust established under the laws of the State of Delaware, was formed on June 23, 1998 pursuant to a trust agreement between PECO Energy, as grantor and sole owner of all beneficial interests in the issuer, the issuer trustee and the other trustees identified below. The trust agreement was subsequently superseded in its entirety by an Amended and Restated Trust Agreement dated as of February 19, 1999 executed by the parties to the original trust agreement, which was in turn superseded in its entirety by a Second Amended and Restated Trust Agreement which will be executed on the closing date for the issuance of the first series of transition bonds under the 2000 QRO. The Second Amended and Restated Trust Agreement is referred to in this prospectus as the trust agreement. The assets of the issuer will consist of all transferred intangible transition property, the other collateral and any money distributed to the issuer from the collection account in accordance with the indenture. On March 25, 1999, the issuer issued $4 billion of Series 1999-A Bonds pursuant to the First QRO. Audited financial statements of the issuer are included in this prospectus.


     The issuer has been created for the purpose of:

          o purchasing and owning the transferred intangible transition property,

          o  issuing transition bonds from time to time,

          o pledging its interest in the transferred intangible transition property and other collateral to the bond trustee under the indenture in order to secure the transition bonds, and

          o performing activities that are necessary, suitable or convenient to accomplish these purposes, including but not limited to activities relating to any necessary hedge or swap transaction or credit enhancement.

     The issuer's business may be managed by no fewer than one and no more than five trustees appointed from time to time by PECO Energy or, in the event PECO Energy transfers its interest in PECO Energy Transition Trust, by the new owner or owners. The issuer will at all times have at least one trustee, which, in the case of a natural person, will be a person who is a resident of the State of Delaware, or in all other cases, has its principal place of business in the State of Delaware. In addition, the issuer will always have at least one trustee, the independent trustee, that is not and has not been for at least three years from the date of his or her or its appointment:

          o a direct or indirect legal or beneficial owner of the issuer or PECO Energy or any of their respective affiliates,

          o a relative, supplier, employee, officer, director, manager, contractor or material creditor of the issuer or PECO Energy or any of their respective affiliates, or

          o  a person who controls PECO Energy or its affiliates.

     The Delaware trustee and the independent trustee may be the same person or entity and is referred to in this prospectus as the "issuer trustee." First Union Trust Company, National Association of Wilmington, Delaware currently serves as the issuer trustee, the Delaware trustee and the independent trustee. Currently there are two other trustees who are representatives of PECO Energy and are referred to as the "beneficiary trustees." The issuer trustee and the beneficiary trustees are collectively referred to in this prospectus as the "trustees."

     The issuer trustee and one of the beneficiary trustees has served since the establishment of the issuer. The trustees devote such time as is necessary to the affairs of the issuer. The following two people are beneficiary trustees as of the date of this prospectus:


                  NAME                               AGE                        TITLE
                  ----                               ---                        -----

                  George R. Shicora                  52                         Beneficiary Trustee
                                                                                (principal executive officer)

                  Thomas R. Miller                   39                         Beneficiary Trustee
                                                                                (principal financial and
                                                                                 accounting officer)

     George R. Shicora has been a beneficiary trustee of the issuer since its establishment. Mr. Shicora has served as Assistant Treasurer of PECO Energy since 1995 and has held various positions at PECO Energy since 1968.

     Mr. Miller has served as Manager of Finance of PECO Energy since he joined PECO Energy in 1999. From 1987 to 1999, he held a variety of financial positions with Conoco, Inc., most recently as Director, Financial Strategy. Conoco, Inc. is involved in exploring for and developing, producing and selling crude oil, natural gas and other related products. Conoco, Inc. is also engaged in developing and operating power facilities.


     The beneficiary trustees are not compensated by the issuer for their services on behalf of the issuer. The issuer trustee is paid an annual retainer from the assets of the issuer and is reimbursed for its reasonable expenses, including, without limitation, the reasonable compensation, expenses and disbursements of any agents, representatives, experts and counsel the issuer trustee may employ in connection with the exercise and performance of its rights and duties under the trust agreement, the indenture, the sale agreement and the master servicing agreement. As of the date of this prospectus, the issuer has paid the issuer trustee a total of $10,583.30.


     The trust agreement provides that the trustees shall not be personally liable under any circumstances except for:

          o liabilities arising from their own wilful misconduct or gross negligence,

          o liabilities arising from the failure by any of the trustees to perform obligations expressly undertaken in the trust agreement or

          o taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by the trustees in connection with the transactions described in this prospectus.


     The trust agreement further provides that, to the fullest extent permitted by law, the trust will indemnify the trustees against any liability incurred in connection with their services as trustees for the issuer, unless that liability is based on or arises in connection with the circumstances described above.


     The trust agreement provides that the trust created under the trust agreement shall dissolve and, after satisfaction of the creditors of the issuer as required by applicable law, property held by the issuer will be distributed to PECO Energy, or in the event of a transfer to any other owner, that other owner, thirty years from the date of its creation or sooner, at the option and expense, and upon written instruction, of PECO Energy, but in no event before payment in full of all series of transition bonds.

     The issuer has no intent to file, and PECO Energy has advised the issuer that it has no intent to cause the filing of, a voluntary petition for relief under the Bankruptcy Code with





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respect to the issuer so long as the issuer is solvent and does not reasonably foresee becoming insolvent.

     The trust agreement requires the issuer to take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third persons that it is an entity with assets and liabilities distinct from those of PECO Energy, other affiliates of PECO Energy, the trustees or any other person, and that, except for federal income tax purposes, it is not a division of PECO Energy or any of its affiliated entities or any other person.

     The principal place of business of the issuer is c/o First Union Trust Company, National Association, One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801 and its telephone number is 302-888-7532.


                                 USE OF PROCEEDS


     The issuer will use the proceeds of the issuance of the transition bonds offered by this prospectus to pay specified expenses of issuance and to purchase the transferred intangible transition property from PECO Energy. PECO Energy proposes using the proceeds it receives from the sale of the transferred intangible transition property principally to reduce stranded costs and related capitalization.



                              THE TRANSITION BONDS


     The transition bonds offered by this prospectus will be issued as additional bonds under and secured by a base indenture between the issuer and the bond trustee dated as of March 1, 1999 which is filed as an exhibit to the registration statement of which this prospectus forms a part. The Series 1999-A Bonds have already been issued under the base indenture as supplemented by the Series 1999-A series supplement. The terms of each series of transition bonds offered by this prospectus will be provided in a separate supplement to the base indenture. The following summary describes the material terms and provisions of the transition bonds being offered by this prospectus. The particular terms of the transition bonds of any series offered by any prospectus supplement will be described in that prospectus supplement. Please see the forms of indenture and transition bonds and the related prospectus supplement for a complete description of all terms and provisions of the transition bonds being offered by this prospectus, portions of which are summarized in this section.


GENERAL

     The transition bonds may be issued in one or more series, each comprised of one or more classes. The terms of all transition bonds of the same series will be identical in all respects, unless the series is comprised of more than one class, in which case the terms of all transition bonds of the same class will be identical in all respects.





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



     The supplemental indenture will specify the following terms of the related series of transition bonds and, if applicable, the classes of that series:

     (1) the designation of the series and, if applicable, the classes of that series,

     (2) the aggregate principal amount of the transition bonds of the series and, if applicable, each class of that series,

     (3) the bond rate of the series and, if applicable, each class of that series or the formula, if any, used to calculate the applicable bond rate or bond rates,

     (4)  the payment dates for the series,

     (5)  the monthly allocated interest balances for the series,

     (6)  the monthly allocated principal balances for the series,

     (7) the expected final payment date of the series and, if applicable, each class of that series,

     (8) the series termination date for the series and, if applicable, the class termination dates for each class of that series,

     (9)  the series issuance date for the series,

     (10) the place or places for payments with respect to the series,

     (11) the authorized initial denominations for the series,

     (12) the provisions, if any, for redemption of the series by the issuer,

     (13) the expected amortization schedule for the series,

     (14) the overcollateralization amount with respect to the series, the pro forma calculated overcollateralization level for each payment date and the monthly allocated overcollateralization balance for each monthly allocation date,

     (15) the calculation dates and adjustment dates for the series or class,

     (16) the terms of any credit enhancement applicable to the series or class,

     (17) the terms of any hedge or swap transaction applicable to the series or class, and





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     (18) any other terms of the series or class that are not inconsistent with the provisions of the indenture.


     The applicable prospectus supplement will set forth the procedure for the manner of the issuance of the transition bonds of each series offered by this prospectus. Generally, each series of transition bonds will initially be represented by one or more transition bonds registered in the name of Cede & Co., as the nominee of The Depository Trust Company. The transition bonds will be available for purchase in initial denominations specified in the applicable prospectus supplement (which denominations will be not less than $1,000). Unless and until definitive transition bonds are issued under the limited circumstances described in this prospectus, no transition bondholder will be entitled to receive a physical bond representing a transition bond. All references in this prospectus to actions by transition bondholders will refer to actions taken by The Depository Trust Company upon instructions from the participants and all references in this prospectus to payments, notices, reports and statements to transition bondholders will refer to payments, notices, reports and statements to The Depository Trust Company or Cede & Co., as the registered holder of each series of transition bonds, for distribution to transition bondholders in accordance with The Depository Trust Company's procedures with respect to these payments, notices, reports and statements. See "--Book-Entry Registration" and "--Definitive Transition Bonds" below.


INTEREST AND PRINCIPAL


     Interest will accrue on the principal balance of transition bonds of a series or class offered by this prospectus at the bond rate specified in or determined in the manner specified in the applicable prospectus supplement and will be payable to the transition bondholders of that series or class on each payment date, commencing on the payment date specified in the related prospectus supplement.


     On any payment date with respect to any series, the issuer will make principal payments on that series only until the outstanding principal balance of that series has been reduced to the principal balance specified for that payment date in the expected amortization schedule for that series on that payment date and only to the extent funds are available for the payment as described in this prospectus. Accordingly, principal of that series or class of transition bonds may be paid later than reflected in the expected amortization schedule for that series. See "Risk Factors--Nature of Intangible Transition Property" and "Weighted Average Life and Yield Considerations" in this prospectus.

     The failure to make a scheduled payment of principal on the transition bonds, other than upon redemption or on the series termination date or, if applicable, class termination date, does not constitute an event of default under the indenture. The entire unpaid principal amount of the transition bonds will be due and payable if an event of default under the indenture occurs and is continuing and the bond trustee or the holders of a majority in principal amount of the transition bonds of all series then outstanding have declared the transition bonds to be immediately due and payable. See "The Indenture--Events of Default; Rights Upon Event of Default" and "Weighted Average Life and Yield Considerations" in this prospectus.





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



FLOATING RATE TRANSITION BONDS

     In connection with the issuance of a class or classes of floating rate transition bonds, the issuer may arrange for one or more hedge or swap transactions. If the issuer enters into or arranges for any hedge or swap transaction, the applicable prospectus supplement will include a description of:

     (1)  the material terms of that transaction,

     (2)  the identity of the counterparty or counterparties,

     (3) any payments under that hedge or swap transaction to be made by or to the issuer or the bond trustee, as assignee of the issuer,

     (4) deposits in and withdrawals from any subaccount of the collection account with respect to that class or classes of floating rate transition bonds and that transaction,

     (5) the formula for calculating the floating rate of interest of that class or classes prior to termination of that transaction, and

     (6) the rights of transition bondholders with respect to the termination of or specified other events related to that transaction.

REDEMPTION


     Redemption provisions, if any, for any series of transition bonds offered by this prospectus will be specified in the related prospectus supplement, including the premiums, if any, payable upon redemption. The redemption price in any event will not be less than the principal balance of that series, plus interest at the applicable bond rate accrued to the redemption date. Unless the context requires otherwise, all references in this prospectus to principal of the transition bonds of a series being redeemed includes any resulting premium that might be payable on those transition bonds, as described in the applicable prospectus supplement.

     Except as described below, each series of transition bonds offered by this prospectus will be subject to mandatory redemption in whole at a redemption price equal to the principal amount thereof, plus interest accrued to the redemption date, if PECO Energy is obligated to pay liquidated damages. PECO Energy will be required to pay liquidated damages as a result of a breach by PECO Energy of specified representations relating to intangible transition property under the sale agreement if that breach continues beyond a 90-day grace period and has a material adverse effect on the transition bondholders or if the payment of certain indemnification amounts by the seller related to a breach of specified other representations is reasonably expected to be incurred beyond the 90-day period immediately following the breach and these amounts are reasonably expected to exceed the de minimis loss amount. However, if PECO Energy is






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obligated to pay liquidated damages for a breach of a representation and warranty which relates to one or more of the qualified rate orders, but not all of the qualified rate orders, then:

          o the amount of liquidated damages will include the then outstanding principal amount of only the series of transition bonds issued in connection with the affected qualified rate order or orders as of the redemption date, plus accrued interest to the redemption date, and

          o only the series of transition bonds issued in connection with the affected qualified rate order or orders will be subject to mandatory redemption.


The bond trustee, which may consult with the servicer and other third parties, will have sole responsibility to determine whether a breach by PECO Energy of any of these representations has a material adverse effect on the transition bondholders. See "The Sale Agreement-- Representations and Warranties of the Seller" in this prospectus.

     Notice of redemption of any series of transition bonds will be given by the bond trustee to each registered holder of a transition bond to be redeemed by first-class mail, postage prepaid, mailed not less than five days nor more than 45 days prior to the date of redemption or in any other manner or at any other time as may be specified in the related prospectus supplement. Notice of optional redemption may be conditioned upon the deposit of moneys with the bond trustee before the redemption date and that notice shall be of no effect unless those moneys are so deposited.

     All transition bonds called for redemption will cease to bear interest on the specified redemption date, provided funds for their redemption are on deposit with the bond trustee at that time, and shall no longer be considered "outstanding" under the indenture. The transition bondholders of those transition bonds will have no further rights with respect to those transition bonds, except to receive payment of the redemption price of those transition bonds and unpaid interest accrued to the date fixed for redemption, from the bond trustee.

CREDIT ENHANCEMENT


     Credit enhancement with respect to all series of transition bonds is provided by adjustments to the intangible transition charges and amounts on deposit in the reserve subaccount, the overcollateralization subaccount and the capital subaccount. In addition, for any series of transition bonds or one or more classes of that series, additional credit enhancement may be provided. The amounts and types of credit enhancement, and the provider of credit enhancement, if any, for each series of transition bonds offered by this prospectus or one or more classes of that series will be described in the applicable prospectus supplement. Credit enhancement may be in the form of an additional reserve account, additional overcollateralization, a financial guaranty insurance policy, letter of credit, credit or liquidity facility, maturity guaranty, repurchase obligation, third-party payment or cash deposit, or any combination of the foregoing, as may be set forth in the applicable prospectus supplement. If






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



specified in the applicable prospectus supplement, credit enhancement for a series of transition bonds may cover one or more other series of transition bonds.

     If any additional credit enhancement is provided, the applicable prospectus supplement will include a description of:

     (1)  the amount payable under that credit enhancement,

     (2) any conditions to payment under that credit enhancement not otherwise described in this prospectus,

     (3) the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced, and

     (4) any material provisions of any applicable agreement relating to that credit enhancement.

     Additionally, the applicable prospectus supplement may describe material information with respect to the provider of any third-party credit enhancement, including:

     (1)  a brief description of its principal business activities,

     (2) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     (3) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business, and

     (4) its total assets and stockholders' equity or policyholders' surplus, if applicable, as of a date specified in the applicable prospectus supplement.

BOOK-ENTRY REGISTRATION


     All classes of transition bonds offered by this prospectus will be book-entry transition bonds, which are initially represented by one or more bonds registered in the name of Cede & Co. (referred to as Cede throughout this prospectus), as nominee of The Depository Trust Company (referred to as DTC throughout this prospectus), or another securities depository and are available only in the form of book-entries; provided, however, the applicable prospectus supplement relating to a series of transition bonds may provide that the transition bonds of that series or a class of that series will be issued as definitive transition bonds. Transition bondholders may also hold transition bonds of a class through Clearstream, Luxembourg or Euroclear (in Europe), if they are participants in those systems or indirectly through organizations that are participants in those systems.





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



     Cede, as nominee for DTC, will hold the global bond or bonds representing the transition bonds. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold those positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear. In these capacities, Citibank, N.A. and Morgan Guaranty Trust Company of New York are referred to as the depositories.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of bonds. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations, including the underwriters. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving transition bonds in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositories.

     Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in those transition bonds settled during that processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of transition bonds by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the






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



relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transition bondholders that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, transition bonds may do so only through direct or indirect Participants. In addition, transition bondholders will receive all payments of principal and interest on the transition bonds, through the participants who in turn will receive them from DTC. Under a book-entry format, transition bondholders will receive payments after the related payment date, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each of those dates, DTC will forward such payments to its participants, which thereafter will be required to forward them to indirect participants or holders of beneficial interests in the transition bonds. The issuer and the bond trustee, and any paying agent, transfer agent or registrar may treat the registered holder in whose name any transition bond is registered -- expected to be Cede -- as the absolute owner of that transition bond, whether or not that transition bond is overdue and notwithstanding any notice of ownership or writing on that transition bond or any notice to the contrary, for the purpose of making payments and for all other purposes.

     Unless and until definitive transition bonds are issued, it is anticipated that the only "holder" of transition bonds of any series will be Cede, as nominee of DTC. Transition bondholders will only be permitted to exercise their rights as transition bondholders indirectly through participants and DTC. All references in this prospectus to actions by transition bondholders thus refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus to payments, notices, reports and statements to transition bondholders refer to payments, notices, reports and statements to Cede, as the registered holder of the transition bonds, for payments to the beneficial owners of the transition bonds in accordance with DTC procedures.

     While any book-entry transition bonds of a series are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry transition bonds and is required to receive and transmit payments of principal of, and interest on, the book-entry transition bonds. Participants with whom transition bondholders have accounts with respect to book-entry transition bonds are similarly required to make book-entry transfers and receive and transmit those payments on behalf of their respective transition bondholders. Accordingly, although transition bondholders will not possess physical bonds, the governing rules of DTC provide a mechanism by which transition bondholders will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and specified banks, the ability of holders of beneficial interests in the transition bonds to pledge transition bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those transition bonds, may be limited due to the lack of definitive transition bonds.






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



     DTC has advised the bond trustee that it will take any action permitted to be taken by a transition bondholder under the indenture only at the direction of one or more participants to whose account with DTC the transition bonds are credited.

     Clearstream, Luxembourg (formerly known as Cedelbank) holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in their accounts thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission De Surveillance Du Secteur Financier, 'CSSF', which supervises Luxembourg Banks.

     Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System in Brussels to facilitate settlement of trades between their respective participants. Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York also deal with domestic securities markets in several countries through established depository and custodial relationships.

     Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for crossmarket transfers with DTC described in the fifth paragraph of this subheading. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, out of its Brussels, Belgium office, under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation. All operations are conducted by Morgan Guaranty Trust Company of New York, and all Euroclear securities clearance accounts and Euroclear cash accounts are






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



accounts with Morgan Guaranty Trust Company of New York, not Euroclear Clearance System S.C. Euroclear Clearance System S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks--including central banks -- securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The operator of the Euroclear System is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the operator of the Euroclear System are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law. These governing terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The operator of the Euroclear System acts under these governing terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Payments with respect to transition bonds held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant systems' rules and procedures, to the extent received by its Depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "United States Taxation" in this prospectus.

     Clearstream, Luxembourg or Morgan Guaranty Trust Company of New York, as the case may be, will take any other action permitted to be taken by a transition bondholder under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect those actions on its behalf through DTC.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of transition bonds among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE TRANSITION BONDS


     Each series or class of transition bonds offered by this prospectus will be issued in fully registered, certificated form to transition bondholders or their nominees, rather than to DTC or its nominee, only if:

     (1) the issuer advises the bond trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series or class of transition bonds and the issuer is unable to locate a qualified successor,

     (2) the issuer, at its option, elects to terminate the book-entry system through DTC, or

     (3) after the occurrence of an event of default under the indenture, transition bondholders representing at least a majority of the outstanding principal amount of the transition bonds of all series advise the bond trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the transition bondholders' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all affected transition bondholders through participants of the availability of definitive transition bonds. Upon surrender by DTC of the definitive bonds representing the applicable transition bonds and receipt of instructions for re-registration, the bond trustee will authenticate and deliver definitive transition bonds, and thereafter the bond trustee will recognize the holders of these definitive transition bonds as transition bondholders under the indenture.

     Payments of principal of, and interest on, the applicable transition bonds will thereafter be made by the bond trustee, as paying agent, in accordance with the procedures set forth in the indenture directly to holders of definitive transition bonds in whose names the definitive transition bonds were registered at the close of business on the related record date. These payments will be made by check mailed to the address of that holder as it appears on the register maintained by the bond trustee. The final payment on any transition bond, however, will be made only upon presentation and surrender of that transition bond at the office or agency specified in the notice of final payment to transition bondholders.

     Definitive transition bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the bond trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with that registration of transfer or exchange.


                 WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS


     The rate of principal payments on each series or class of transition bonds offered by this prospectus, the aggregate amount of each interest payment on each series or class of transition bonds and the actual final payment date of each series or class of transition bonds will be dependent on the rate and timing of receipt of collections of intangible transition charges.







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



Accelerated receipts of collections of intangible transition charges will generally not, however, result in payment of principal on the transition bonds earlier than the related expected final payment dates since receipts in excess of the amounts necessary to amortize the transition bonds in accordance with the applicable expected amortization schedule will be deposited in the overcollateralization subaccount or reserve subaccount. However, delayed receipts of collections of intangible transition charges may result in principal payments on the transition bonds occurring more slowly than as reflected in the expected amortization schedule or later than the related expected final payment dates. Redemption or acceleration of any class or series of transition bonds in accordance with the terms of that series or class will result in payment of principal earlier than the related expected final payment dates.

     The actual payments on each payment date for each series or class of transition bonds and the weighted average life of that series or class will be affected primarily by the rate of collections of intangible transition charges and the timing of receipt of collections of intangible transition charges, as well as amounts available in the reserve subaccount, the overcollateralization subaccount and the capital subaccount. Because the intangible transition charges will be calculated based on estimates of usage and revenue, the aggregate amount of collections of intangible transition charges and the rate of principal amortization on the transition bonds will depend, in part, on actual energy usage by customers and the rate of delinquencies and write-offs.

     Although the intangible transition charges will be adjusted from time to time based in part on the actual rate of collections of intangible transition charges, no assurances are given that the servicer will be able to forecast accurately actual electricity usage impacting billed revenue from which intangible transition charges are allocated and the rate of delinquencies and write-offs or implement adjustments to the intangible transition charges that will cause collections of intangible transition charges to be received at any particular rate. See "Risk Factors--Nature of Intangible Transition Property" and "The Qualified Rate Orders and the Intangible Transition Charges--The Intangible Transition Charges--The Intangible Transition Charge Adjustment Process" in this prospectus.

     If collections of intangible transition charges are received at a slower rate than expected, transition bonds may be retired later than expected. Because principal will only be paid at a rate not faster than that contemplated in the expected amortization schedule for each series or class, except in the event of a redemption or the acceleration of the final payment date of the transition bonds after an event of default as specified in the indenture, the transition bonds are not expected to be paid earlier than scheduled. A payment on a date that is earlier than forecasted will result in a shorter weighted average life, and a payment on a date that is later than forecasted will result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the transition bonds is received in later years, this will result in a longer weighted average life of the transition bonds.








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                               THE SALE AGREEMENT

     On the closing date of the issuance of the first series of transition bonds authorized by the 2000 QRO, the sale agreement that was executed by the seller and issuer on the closing date of the Series 1999-A Bonds will be amended and restated to add provisions for the sale of intangible transition property created by the 2000 QRO.


     The following summary describes all material terms and provisions of the sale agreement as it will be amended and restated as of the closing date. The sale agreement, as amended and restated on the closing date, is referred to in this prospectus and all related prospectus supplements as the sale agreement. The indenture provides that the sale agreement may be further amended with the consent of the bond trustee but without the consent of the transition bondholders or the counterparty to any hedge or swap transaction, subject to the conditions described under the caption "The Indenture -- Modifications to the Sale Agreement and the Master Servicing Agreement" below.


     The form of the sale agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Please see that form of sale agreement for a complete description of all its terms and provisions.


     The seller may sell intangible transition property retained by the seller to one or more entities other than the issuer to finance stranded costs other than through the issuer. Neither these sales nor the terms of any transition bonds issued to finance these sales will be subject to the prior review by or consent of the bondholders of transition bonds issued under the indenture. All collections of intangible transition charges received by the servicer will be allocated among the issuer and any other issuers based on their respective Percentages. Intangible transition property may not be sold to another issuer if the sale would result in the credit rating of any outstanding series of transition bonds being reduced or withdrawn. In addition, the purchaser of that intangible transition property must become a party to the master servicing agreement. See "The Master Servicing Agreement--Addition of Other Issuers" in this prospectus.


SALE AND ASSIGNMENT OF INTANGIBLE TRANSITION PROPERTY

     The sale agreement and a related bill of sale were executed by the seller and the issuer when the Series 1999-A Bonds were issued. At that time, the seller sold and assigned to the issuer, without recourse, except as provided in the sale agreement, the intangible transition property authorized by the First QRO representing the irrevocable right to receive through intangible transition charges amounts sufficient to recover qualified transition expenses related to the Series 1999-A Bonds. The date that this intangible transition property, referred to in this prospectus as the initial intangible transition property, was sold by the seller is referred to in this prospectus as the initial transfer date.


     Under the sale agreement, the seller may sell additional intangible transition property to the issuer, subject to the satisfaction of several conditions including the execution of a







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subsequent bill of sale and the delivery of notice of the transfer to the rating agencies and the issuer. The sale of the intangible transition property authorized by the 2000 QRO is a sale of additional intangible transition property and is referred to in this prospectus as a sale of subsequent intangible transition property. The sale of subsequent intangible transition property will be effective on a date, to be referred to as a subsequent transfer date, specified in the written notice provided by the seller to the rating agencies and the issuer. On the series issuance date for the first series of transition bonds authorized under the 2000 QRO and each series issuance date after that, pursuant to the sale agreement, the seller will sell to the issuer, without recourse, except as provided in the sale agreement, the subsequent intangible transition property authorized by the 2000 QRO which represents the irrevocable right to receive through intangible transition charges amounts sufficient to recover qualified transition expenses with respect to the subsequent transition bonds.

     In accordance with the Pennsylvania Competition Act, upon the execution and delivery of the original sale agreement and the related bill of sale, the sale of the initial intangible transition property was perfected as against all third persons, including judicial lien creditors, and upon the execution of the amended and restated sale agreement and a subsequent bill of sale and the delivery of written notice to the rating agencies and the issuer, the sale of subsequent intangible transition property described in that notice and bill of sale will also be perfected against all third persons, including judicial lien creditors.

     The seller's accounting records and computer systems reflect the sale of intangible transition property to the issuer. The seller treats the Series 1999-A Bonds and will treat all transition bonds as its debt for federal income tax purposes as long as the transition bonds are outstanding.

     Each sale of intangible transition property under the sale agreement is subject to the satisfaction or waiver of each of the following conditions:

     (1) on or prior to each transfer date, the seller shall have delivered to the issuer a duly executed bill of sale identifying the intangible transition property to be conveyed on that date, in the form required by the sale agreement,

     (2) as of the transfer date, the seller was not insolvent and will not have been made insolvent by that sale, and the seller is not aware of any pending insolvency with respect to itself,

     (3) as of the transfer date, no breach by the seller of its representations, warranties or covenants in the sale agreement shall exist, and no servicer default under the master servicing agreement shall have occurred and be continuing,

     (4) as of the transfer date, the issuer shall have sufficient funds available to pay the purchase price for the transferred intangible transition property to






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          be conveyed on that date under the sale agreement, and all conditions to the issuance of one or more series of transition bonds intended to provide those funds set forth in the indenture shall have been satisfied or waived,

     (5) on or prior to the transfer date, the seller shall have taken all action required to transfer to the issuer ownership of the transferred intangible transition property to be conveyed on that date, free and clear of all liens other than liens created by the issuer under the indenture, and the issuer shall have taken, or the servicer shall have taken on behalf of the issuer, any action required for the issuer to grant the bond trustee a first priority perfected security interest in the collateral and maintain that security interest as of that date,

     (6) in the case of a sale of subsequent intangible transition property only, the seller shall have provided the issuer and the rating agencies with a timely written notice specifying the subsequent transfer date for that subsequent intangible transition property, on or prior to that subsequent transfer date,

     (7) the seller shall have delivered to the rating agencies and the issuer the opinion of counsel specified in the sale agreement and other opinions of counsel to the issuer trustee and the bond trustee, and

     (8) the seller shall have delivered to the bond trustee and the issuer an officers' certificate confirming the satisfaction of each condition precedent specified above.

REPRESENTATIONS AND WARRANTIES OF THE SELLER


     In the sale agreement, the seller makes representations and warranties to the issuer and the bond trustee, as collateral assignee of the issuer -- as of each transfer date with respect to the intangible transition property being sold on that date to the effect, that:


     (1) all information provided by the seller to the issuer with respect to the transferred intangible transition property is correct in all material respects,

     (2) the transfers and assignments contemplated by the sale agreement, when completed, constitute outright sales of the intangible transition property from the seller to the issuer, and the beneficial interest in and title to the transferred intangible transition property would not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the seller under any bankruptcy law,

     (3) the seller is the sole owner of the intangible transition property being sold to the issuer on the relevant transfer date, the transferred intangible transition property has been validly transferred and sold to the issuer free






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          and clear of all liens other than liens created by the issuer under the indenture and all filings, including filings with the Pennsylvania Public Utility Commission under the Pennsylvania Competition Act, necessary in any jurisdiction to give the issuer a valid ownership interest in transferred intangible transition property free and clear of all liens of the seller or anyone claiming through the seller and to give the issuer a first priority perfected security interest in transferred intangible transition property have been made, other than any of those filings -- except for filings with the Pennsylvania Public Utility Commission under the Pennsylvania Competition Act and filings under the Uniform Commercial Code with the Secretary of State of the State of Delaware -- the absence of which would not have an adverse impact on:

          (x) the ability of the servicer to collect intangible transition charges with respect to the transferred intangible transition property, or

          (y) the rights of the issuer with respect to the transferred intangible transition property,

     (4) each of the qualified rate orders has been issued by the Pennsylvania Public Utility Commission in accordance with the Pennsylvania Competition Act, each of the qualified rate orders and the process by which it was issued comply with all applicable laws, rules and regulations and the qualified rate orders are in full force and effect,

     (5) as of the date of issuance of any series of transition bonds issued under this prospectus, those transition bonds are entitled to the protections provided by the Pennsylvania Competition Act and, accordingly, the provisions of each of the qualified rate orders relating to the intangible transition property and intangible transition charges are not revocable by the Pennsylvania Public Utility Commission,

     (6) (x) under the Pennsylvania Competition Act, neither the Commonwealth of Pennsylvania nor the Pennsylvania Public Utility Commission may limit, alter or in any way impair or reduce the value of intangible transition property or intangible transition charges approved by the qualified rate orders or any rights under the qualified rate orders, except such a limitation or alteration may be made by the Commonwealth of Pennsylvania or the Pennsylvania Public Utility Commission if adequate compensation is made by law for the full protection of the intangible transition charges and of transition bondholders,

          (y) under the Contract Clauses of the Constitutions of the Commonwealth of Pennsylvania and the United States, neither the






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               Commonwealth of Pennsylvania nor the Pennsylvania Public Utility
               Commission can take any action that substantially impairs the rights of the transition bondholders unless that action is a reasonable exercise of the Commonwealth of Pennsylvania's sovereign powers and appropriate to further a legitimate public purpose, and

          (z) under the Takings Clauses of the Constitutions of the Commonwealth of Pennsylvania and the United States, if that action constitutes a permanent appropriation of the property interest of transition bondholders in the intangible transition property and deprives the transition bondholders of their reasonable expectations arising from their investments in transition bonds, just compensation, as determined by a court of competent jurisdiction, must be provided to transition bondholders,

     (7) there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Pennsylvania Competition Act, the First QRO, the 2000 QRO, the intangible transition property or the intangible transition charges or any rights arising under any of them or which seeks to enjoin the performance of any obligations under the First QRO or the 2000 QRO,

     (8) no other approval, authorization, consent, order or other action of, or filing with any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation of intangible transition property, except those that have been obtained or made,

     (9) except as disclosed by the seller to the issuer, there are no proceedings or investigations pending or, to the best of the seller's knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the seller or its properties challenging the First QRO, the 2000 QRO or the Pennsylvania Competition Act,

     (10) no failure on any subsequent transfer date or any time after those dates to satisfy any condition imposed by the Pennsylvania Competition Act with respect to the recovery of stranded costs will adversely affect the creation or sale under the sale agreement of the intangible transition property or the right to collect intangible transition charges,

     (11) the assumptions used in calculating intangible transition charges are reasonable and made in good faith,






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     (12) (x)  intangible transition property, other than intangible transition property, if any, retained by the seller, constitutes a current property right,

          (y) intangible transition property includes (A) the irrevocable right of the issuer and any other issuers, to receive through intangible transition charges an amount sufficient to recover all of the seller's qualified transition expenses described in the qualified rate orders in an amount equal to the aggregate principal amount of transition bonds plus an amount sufficient to provide for any credit enhancement, including the overcollateralization amount relating to each series of transition bonds, to fund any reserves and to pay interest, premium, if any, servicing fees and other expenses relating to the transition bonds, and (B) all right, title and interest of the seller or its assignee applicable to the transition bonds in the qualified rate orders and in all revenues, collections, claims, payments, money, or proceeds of or arising from the intangible transition charges applicable to the transition bonds set forth in the qualified rate orders to the extent that in accordance with the Pennsylvania Competition Act, the qualified rate orders and the rates and charges authorized under the qualified rate orders are declared to be irrevocable, and

          (z) designated parts of the qualified rate orders, including those covering the right to collect intangible transition charges, have been declared to be irrevocable by the Pennsylvania Public Utility Commission,

     (13) the seller is a corporation duly organized and in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as currently owned or conducted,

     (14) the seller has the corporate power and authority to execute and deliver the sale agreement and to carry out its terms; the seller has full corporate power and authority to own the intangible transition property and sell the subsequent intangible transition property, on the applicable subsequent transfer date; the seller has duly authorized that transfer to the issuer by all necessary corporate action; and the execution, delivery and performance of the sale agreement have been duly authorized by the seller by all necessary corporate action,

     (15) the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against the seller in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles,






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     (16) the consummation of the transactions contemplated by the sale agreement and the fulfillment of the terms of that agreement do not conflict with, result in any breach of any of the terms and provisions of, nor constitute, with or without notice or lapse of time, a default under, the articles of incorporation or by-laws of the seller, or any indenture, agreement or other instrument to which the seller is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties -- other than the lien of seller's mortgage on seller's monthly servicing fee under the master servicing agreement and any rights under the sale agreement -- under the terms of any indenture, agreement or other instrument; nor violate any law or any order, rule or regulation applicable to the seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the seller or its properties,

     (17) except for continuation filings under the Uniform Commercial Code, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the seller of the sale agreement, the performance by the seller of the transactions contemplated by the sale agreement or the fulfillment by the seller of the terms of the sale agreement, except those which have previously been obtained or made,

     (18) there are no proceedings or investigations pending or, to the seller's best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the seller or its properties:

          (x) asserting the invalidity of the sale agreement, the master servicing agreement, any bills of sale for intangible transition property, the issuer's trust agreement, or the certificate of trust filed with the State of Delaware to form the issuer, collectively referred to in this prospectus as the basic documents, or the transition bonds,

          (y) seeking to prevent the issuance of transition bonds or the consummation of the transactions contemplated by the basic documents or the transition bonds, or

          (z) except as disclosed by the seller to the issuer, seeking any determination or ruling that could be reasonably expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the basic documents or the transition bonds,





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     (19) after giving effect to the sale of any transferred intangible transition property under the sale agreement, the seller:

          (v)  is solvent and expects to remain solvent,

          (w) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes,

          (x) is not engaged nor does it expect to engage in a business for which its remaining property represents unreasonably small capital,

          (y) believes that it will be able to pay its debts as they become due and that such belief is reasonable,

          (z) is able to pay its debts as they mature and does not intend to incur, or believe that it will incur, indebtedness that it will not be able to repay at its maturity,

     (20) the seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require those qualifications, licenses or approvals, except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the seller's business, operations, assets, revenues, properties or prospects, and

     (21) fixed amounts payable by the issuer to any swap counterparty under any swap or hedge transaction with the issuer are properly includable in intangible transition charges.

     Subject to the conditions set forth below, the seller will be required to pay liquidated damages in the following two circumstances:

          o first, if the seller breaches any representation or warranty specified in (2), (3), (4), (5), (7) and (12) above that has a material adverse effect on the transition bondholders of any series, or

          o second, if the seller breaches any representation or warranty specified in (6), (8), (9), (13), (14), (15) and (16) above and the full amount of losses attributable to that breach are reasonably expected to be incurred beyond a 90-day period immediately following that breach.






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     However, if the seller is obligated to pay liquidated damages for a breach of one of the representations and warranties specified above and that breach relates to one or more of the qualified rate orders, but not all of the qualified rate orders, then:

          o the amount of liquidated damages will include the then outstanding principal amount of only the series of transition bonds issued in connection with the affected qualified rate order or orders as of the redemption date, plus accrued interest to the redemption date, and

          o only the series of transition bonds issued in connection with the affected qualified rate order or orders will be subject to mandatory redemption.


     In both circumstances, the seller will pay the liquidated damages to the bond trustee, as assignee of the issuer, for deposit into the general subaccount of the collection account for application to the relevant series subaccounts.

     In the first circumstance, the liquidated damages will be payable 90 days after the breach if the seller had, immediately prior to the breach, a long term debt rating of at least "A3" by Moody's and "BBB" by Standard & Poor's and the equivalent of "BBB" by any other rating agency and the seller enters into a binding agreement with the issuer to pay any amounts necessary so that all interest payments which will become due on the transition bonds during that 90-day period will be paid in full. If the seller does not have those long term debt ratings, the seller may still pay liquidated damages 90 days after that breach so long as it deposits an amount in escrow with the bond trustee sufficient, taking into account amounts on deposit in the collection account which will be available for that purpose, to pay all interest payments which will become due on the transition bonds during that 90-day period. This deposit must occur within two business days after that breach. If the seller does not have those long term debt ratings and does not make that deposit, liquidated damages will be payable two business days after the date of the breach.

     The seller will not be obligated, however, for a breach in the first circumstance (i.e., a breach of the representations or warranties in (2), (3), (4), (5), (7) and (12) above) if:

          (i) within 90 days after the date of the occurrence of the breach, that breach is cured or the seller takes remedial action such that there is not and will not be a material adverse effect on the transition bondholders as a result of that breach, and

          (ii) either:

               (x) if the seller had, immediately prior to the breach, the long term debt ratings specified in the preceding paragraph, the seller enters into the binding agreement also specified in the preceding paragraph, or





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               (y)  if the seller does not have those long term debt ratings, the seller makes the escrow deposit specified in the preceding paragraph.

     In the event that within that 90-day period, the breach is cured or the seller takes the remedial action described in subsection (i) above, any amounts paid by the seller to the bond trustee, as assignee of the issuer, which have not been distributed pursuant to the indenture will be returned to the seller at the end of that 90-day period.

     In the second circumstance (i.e., a breach of the representations or warranties in (6), (8), (9), (13), (14), (15) and (16) above), liquidated damages will be payable on the first monthly allocation date following the expiration of the 90-day period which follows that breach.

     The seller need not pay the liquidated damages, however, if the full amount of losses attributable to the breach is reasonably expected not to exceed the de minimis loss amount. In that case, on the monthly allocation date immediately following the initial loss calculation date, the seller shall pay to the bond trustee, as assignee of the issuer, for deposit in the loss subaccount of the collection account, the aggregate expected amount of those losses for all monthly allocation dates on which losses are expected to be incurred. Following this deposit, the seller's obligation to pay indemnification or liquidated damages, as applicable, as a result of those losses shall be waived so long as actual losses incurred on any monthly allocation date do not exceed the de minimis loss amount. If the aggregate amount of those losses exceeds the amounts paid by the seller, on the next monthly allocation date, the seller shall pay to the bond trustee, as assignee of the issuer, the amount of that excess for that monthly allocation date and the expected amount of excess for all subsequent monthly allocation dates.

     The seller also shall indemnify the issuer and the bond trustee and specified related parties, against:

     (1) all taxes, other than any taxes imposed on transition bondholders solely as a result of their ownership of transition bonds, resulting from the acquisition or holding of transferred intangible transition property by the issuer or the issuance and sale by the issuer of transition bonds, and

     (2)  losses, damages, payments or expenses which result from:

          (x) the seller's willful misconduct, bad faith or gross negligence in the performance of its duties under the sale agreement,

          (y) the seller's reckless disregard of its obligations and duties under the sale agreement, or

          (z)  the seller's breach of any representations or warranties in (1),
               (6), (8), (9), (10), (11), (13), (14), (15), (16), (17), (18),
               (19), (20) and (21) above.






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     The indemnity amounts will not exceed liquidated damages.

     The obligation to pay liquidated damages and the indemnities described above will survive the termination of the sale agreement and include reasonable fees and expenses of investigation and litigation, including reasonable attorneys' fees and expenses. If the seller receives written notice of a breach described in (x), (y) or (z) above from the issuer or bond trustee, the seller will notify the servicer of the occurrence of the breach so that the servicer may calculate the amount of indemnification in accordance with the provisions of the master servicing agreement. Amounts on deposit in the reserve subaccount, the overcollateralization subaccount and the capital subaccount shall not be available to satisfy any indemnification amounts owed by the seller under the sale agreement.

     In addition, if the seller breaches its representation and warranty in (21) above, the seller will indemnify the applicable swap counterparty in accordance with the provisions of the preceding paragraph and any indemnification payments will be paid to the applicable swap counterparty as provided in "The Indenture-Allocations and Payments" in this prospectus.

     The seller will not indemnify the issuer or the bond trustee on behalf of the transition bondholders as a result of the Commonwealth of Pennsylvania's exercise of its power under the Pennsylvania Competition Act or a change in law by legislative enactment or constitutional amendment or the Commonwealth's limitation, alteration, impairment or reduction of the value of intangible transition property or intangible transition charges after the issuance date of any series of transition bonds in breach of the pledge of the Commonwealth under the Pennsylvania Competition Act. See "Risk Factors--Legal, Legislative or Regulatory Actions Could Adversely Affect Transition Bondholders--Legal Challenges Could Adversely Affect Transition Bondholders" and "--Changes in Law May Result in Losses to Transition Bondholders" in this prospectus.

     In addition to the foregoing representations and warranties, the seller has also covenanted that it will deliver all collections of intangible transition charges it receives or the proceeds of collections of intangible transition charges, other than collections of intangible transition charges relating to intangible transition property retained by the seller, to the servicer and will promptly notify the bond trustee of any lien on any intangible transition property other than the conveyances under the sale agreement or the indenture, conveyances to other issuers, or in the case of intangible transition property retained by the seller, the lien of seller's mortgage.

     The seller is also be obligated to take those legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary:

     (1) to protect the issuer and the transition bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any of the seller's representations and warranties in the sale agreement, or





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     (2)  to block or overturn any attempts to cause a repeal of, modification of or supplement to the Pennsylvania Competition Act, the qualified rate orders or the rights of holders of intangible transition property by legislative enactment or constitutional amendment that would be adverse to the holders of intangible transition property.

     In addition, the seller is required to execute and file those filings, including filings with the Pennsylvania Public Utility Commission under the Pennsylvania Competition Act, as may be required to fully preserve, maintain and protect the interests of the issuer in the transferred intangible transition property. Other than as described in the previous paragraph, the seller is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under the sale agreement and that in its opinion may involve it in any expense or liability.

MATTERS REGARDING THE SELLER

     The sale agreement provides that certain persons which succeed to the major part of the electric distribution business of the seller shall be the successor to the seller if those persons execute an agreement of assumption to perform every obligation of the seller under the sale agreement. The sale agreement further requires that:

     (1) immediately after giving effect to that transaction, no representation or warranty made in the sale agreement shall have been breached and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default shall have occurred and be continuing,

     (2) the rating agencies shall have received prior written notice of that transaction, and

     (3) specified officers' certificates and opinions of counsel shall have been delivered to the issuer and the bond trustee.

GOVERNING LAW

     The sale agreement will be governed by and construed under the laws of the Commonwealth of Pennsylvania.


                         THE MASTER SERVICING AGREEMENT

     On the closing date for the issuance of the first series of transition bonds under the 2000 QRO, the master servicing agreement that was executed by the seller and the issuer on the closing date of the Series 1999-A Bonds will be amended and restated to add provisions allowing for the intangible transition property created by the 2000 QRO to be serviced by the servicer in the same manner and subject to the same standards and conditions that it is servicing the






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intangible transition property created by the First QRO. Therefore, the following description should be read to apply equally to all intangible transition property, whether it is currently being serviced by the servicer or will be serviced once that intangible transition property is transferred to the issuer.

     The following summary describes all material terms and provisions of the master servicing agreement as amended and restated under which the servicer is undertaking to service all transferred intangible transition property. The master servicing agreement as amended and restated on the closing date will be referred to in this prospectus and all related prospectus supplements as the master servicing agreement.

     The form of the master servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Please see that form of master servicing agreement for a complete description of all its terms and provisions.

     The master servicing agreement may be further amended by the parties to that agreement with the consent of the bond trustee under the indenture and all bond trustees of any other issuer, if any. The indenture provides that the master servicing agreement may be further amended with the consent of the bond trustee but without the consent of the transition bondholders or the counterparty to any hedge or swap transaction, subject to the conditions described under the caption "The Indenture--Modification to the Sale Agreement and the Master Servicing Agreement" below.

     Because the master servicing agreement relates to all serviced intangible transition property (as opposed to just the serviced intangible transition property owned by the issuer), the rights and obligations set forth in that agreement will involve other bond trustees to the extent that the purchasers of intangible transition property from the seller (other than the issuer) do not select the same bond trustee as the issuer.

SERVICING PROCEDURES

     General. The servicer will manage, service and administer, and make collections in respect of, the serviced intangible transition property. The servicer's duties will include:

     (1) calculating and billing the intangible transition charges and collecting, from customers, electric generation suppliers and other third parties, as applicable, all collections of intangible transition charges,

     (2) responding to inquiries by customers, electric generation suppliers and other third parties, the Pennsylvania Public Utility Commission, or any federal, local or other state governmental authority with respect to the serviced intangible transition property and intangible transition charges,

     (3) accounting for collections of intangible transition charges, investigating delinquencies, processing and depositing collections and making periodic






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          remittances, furnishing periodic reports to the issuer, the bond trustee and the rating agencies,

     (4) selling, as agent for the issuer and any other issuers, defaulted or written-off accounts in accordance with the servicer's usual and customary practices, and

     (5) taking action in connection with adjustments to the intangible transition charges as described below under "--Intangible Transition Charge Adjustment Process."

See also "The Qualified Rate Orders and the Intangible Transition
Charges--Competitive Billing" in this prospectus.

     The servicer will notify the issuer, the bond trustees and the rating agencies in writing of any laws or Pennsylvania Public Utility Commission regulations promulgated after the execution of the master servicing agreement that have a material adverse effect on the servicer's ability to perform its duties.

     Any collections of intangible transition charges received by the servicer shall be allocated between the issuer and any other issuers based on their respective Percentages of intangible transition property during the calendar month the charges are expected to be collected.


     The servicer will institute any action or proceeding necessary to compel performance by the Pennsylvania Public Utility Commission or the Commonwealth of Pennsylvania of any of their obligations or duties under the Pennsylvania Competition Act or any of the qualified rate orders. The cost of this kind of action reasonably allocated by the servicer to the serviced intangible transition property, based on the ratio that property bears to all intangible transition property, will be payable from collections of intangible transition charges as an operating expense at the time those costs are incurred.

     Intangible Transition Charge Adjustment Process. The master servicing agreement requires the servicer to seek, and the Pennsylvania Competition Act and the First QRO and the 2000 QRO require the Pennsylvania Public Utility Commission to approve, adjustments to the intangible transition charges charged to each rate class within any customer category based on actual collections of intangible transition charges and updated assumptions by the servicer as to projected future sales from which intangible transition charges are allocated, expected delinquencies and write-offs and future payments and expenses relating to the intangible transition property and the transition bonds. The servicer is required to file requests with the Pennsylvania Public Utility Commission for those adjustments on May 14th of each year and on the additional date or dates specified in the prospectus supplement for any series of transition bonds. In accordance with the Pennsylvania Competition Act and the First QRO and the 2000 QRO, the Pennsylvania Public Utility Commission has 90 days to approve annual adjustments. In addition, those qualified rate







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orders provide that adjustments during the final calendar year of collections of intangible transition charges for any series of transition bonds may be implemented quarterly or monthly.

     The servicer agrees to calculate these adjustments to result in:

     (1) the outstanding principal balance of each series equaling the amount provided for in the expected amortization schedule for that series, and

     (2) the amount on deposit in the overcollateralization subaccount equaling the calculated overcollateralization level,

by

     (1) the next adjustment date or the payment date closest to the next adjustment date, or

     (2)  the expected final payment date, as applicable, for each series,

taking into account any amounts on deposit in the reserve subaccount other than specified customer prepayments.

     The annual adjustments to the intangible transition charges are expected to be implemented on or prior to August 12th of each year, and, for each series of transition bonds, during the period commencing 12 months prior to the last scheduled payment date for the payment of principal on the last class of each series of transition bonds on the date or dates specified in the related prospectus supplement. Those adjustments to the intangible transition charges will cease for each series on the final adjustment date specified in the prospectus supplement for that series.

     Intangible Transition Charge Collections. The servicer is required to remit all collections of intangible transition charges, from whatever source, and all proceeds of other collateral, if any, of the issuer received by the servicer, to the bond trustee and other issuers' bond trustees for deposit under the indenture on each remittance date. As long as PECO Energy or any successor to PECO Energy's electric distribution business is the servicer, the remittance date is the 3rd day of each month (or if the 3rd is not a business day, the immediately following business day) -- provided that:

     (1) no servicer default has occurred and is continuing under the master servicing agreement, and

     (2) (x) PECO Energy or its successor maintains a short-term rating of at least "A-1" by Standard & Poor's, "P-1" by Moody's and, if rated by Fitch IBCA, "F-2" by Fitch IBCA -- and for five business days following a reduction in, any such rating, or







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



          (y) the rating agency condition will have been satisfied for each of the rating agencies other than Moody's, to which notice will be sent, and any conditions or limitations imposed by those rating agencies in connection with that satisfaction of the rating agency condition are complied with.

     Otherwise, the remittance date is two business days after any collections of intangible transition charges or proceeds of other collateral are received by the servicer. The monthly period represented by each calendar month is referred to in this prospectus as the collection period. Until collections of intangible transition charges are remitted to the collection account, the servicer will not segregate them from its general funds. Remittances of collections of intangible transition charges will not include interest on these collections prior to the remittance date or late fees from customers, which the servicer will be entitled to retain.

SERVICER ADVANCES

     If specified in the related annex to the master servicing agreement, the servicer will make advances of interest or principal on the related series of transition bonds in the manner and to the extent specified in that annex.

SERVICING COMPENSATION; RELEASES

     The issuer and each other issuer, individually and not jointly, agrees to pay the servicer the servicing fees for their respective series of transition bonds. The servicing fee for each series, together with any portion of that servicing fee that remains unpaid from prior payment dates, will be paid solely to the extent funds are available for payment as described under "The Indenture--Allocations and Payments" in this prospectus. The servicing fee will be paid prior to the payment of or provision for any amounts of interest on and principal of the transition bonds.

     In the master servicing agreement, the servicer releases the issuer, every other issuer, the bond trustee and all other bond trustees from any and all claims, subject to exceptions relating to the serviced intangible transition property or the servicer's servicing activities with respect to the serviced intangible transition property.

SERVICER DUTIES

     In the master servicing agreement, the servicer has agreed that, in servicing the serviced intangible transition property:

     (1) except where the failure to comply with any of the following would not adversely affect the issuer's, any other issuer's, the bond trustee's or another issuer's bond trustee's interests in intangible transition property,

          (w) it will manage, service, administer and make collections in respect of the serviced intangible transition property with reasonable care






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               and in material compliance with applicable law, including all applicable Pennsylvania Public Utility Commission regulations and guidelines, using the same degree of care and diligence that the servicer exercises with respect to billing and collection activities that the servicer conducts for itself and others,

          (x) it will follow standards, policies and procedures in performing its duties as servicer that are customary in the servicer's industry,

          (y) it will use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain rights in respect of the serviced intangible transition property,

          (z) it will calculate the intangible transition charges in compliance with the Pennsylvania Competition Act, any applicable qualified rate orders and any applicable tariffs,

     (2) it will keep on file, in accordance with customary procedures, all documents related to intangible transition property and will maintain accurate and complete accounts, records and computer systems pertaining to the intangible transition property, and

     (3) it will use all reasonable efforts consistent with its customary servicing procedures to collect all amounts owed in respect of intangible transition property as they become due.

     The duties of the servicer set forth in the master servicing agreement are qualified by any Pennsylvania Public Utility Commission regulations or orders in effect at the time those duties are to be performed.

SERVICER REPRESENTATIONS AND WARRANTIES

     In the master servicing agreement, the servicer makes representations and warranties as of each date that the seller sells or otherwise transfers any intangible transition property to the issuer and any other issuer to the effect that:

     (1) the servicer is a corporation duly organized and in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and conduct its business as those properties are currently owned and that business is presently conducted and to execute, deliver and carry out the terms of the master servicing agreement and has the power, authority and legal right to service the serviced intangible transition property,







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     (2)  the servicer is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it is required to do so,

     (3) the servicer's execution, delivery and performance of the master servicing agreement have been duly authorized by the servicer by all necessary corporate action,

     (4) the master servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against the servicer in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles,

     (5) the consummation of the transactions contemplated by the master servicing agreement does not conflict with or result in any breach of the terms and provisions of or constitute a default under the servicer's articles of incorporation or by-laws or any material agreement to which the servicer is a party or bound, result in the creation or imposition of any lien upon the servicer's properties (other than the lien of seller's mortgage on its interest in the master servicing agreement) or violate any law or any order, rule or regulation applicable to the servicer or its properties,

     (6) except for filings with the Pennsylvania Public Utility Commission for revised intangible transition charges and Uniform Commercial Code continuation filings, no governmental approvals, authorizations, consents, orders, or other actions or filings are required for the servicer to execute, deliver and perform its obligations under the master servicing agreement, except those which have previously been obtained or made, and

     (7) no proceeding or investigation is pending or, to the servicer's best knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the servicer or its properties:

          (x) except as disclosed by the servicer to the issuer and any other issuers, seeking any determination or ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the validity or enforceability against the servicer of, the master servicing agreement, or

          (y) relating to the servicer and which might adversely affect the federal or state income tax attributes of the transition bonds.







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SERVICER INDEMNIFICATION

     Under the master servicing agreement, the servicer agrees to indemnify the issuer, any other issuers, the bond trustee, on behalf of the transition bondholders, any bond trustees of any other issuers on behalf of any holders of transition bonds issued by other issuers, and certain other specified parties, against any costs, expenses, losses, damages, claims and liabilities that may be imposed upon, incurred by or asserted against that person as a result of:

     (1) the servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties or observance of its covenants under the master servicing agreement or the servicer's reckless disregard of its obligations and duties under the master servicing agreement, and

     (2) the servicer's breach of any of its representations or warranties under the master servicing agreement.

STATEMENTS TO ISSUER AND BOND TRUSTEE

     For each date on which adjustments to intangible transition charges are calculated, the servicer provides to the issuer, the bond trustee and each of the rating agencies a statement indicating, with respect to the serviced intangible transition property:

     (1) the outstanding principal balance for each series and the amount provided in the expected amortization schedule for each series as of the immediately preceding payment date,

     (2) the amount on deposit in the overcollateralization subaccount and the calculated overcollateralization level as of the immediately preceding payment date,

     (3) the sum of the amounts provided in the expected amortization schedule for each outstanding series for each payment date prior to the next adjustment date and the servicer's projection of the aggregate principal amount of all series as of each payment date prior to the next adjustment date,

     (4) the calculated overcollateralization level for each payment date prior to the next adjustment date and the servicer's projection of the amount on deposit in the overcollateralization subaccount as of each payment date prior to the next adjustment date, and

     (5) the projected collections of intangible transition charges for the payment date immediately before the next adjustment date through that adjustment date.







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



     On or before each remittance date, the servicer prepares and furnishes to the issuer and the bond trustee a statement setting forth the aggregate amount remitted or to be remitted by the servicer to the bond trustee for deposit on that remittance date under the indenture.

     Moreover, at least three business days before each monthly allocation date, the servicer prepares and furnishes to the issuer, the bond trustee, each counterparty to a hedge or swap transaction and the rating agencies a statement setting forth the transfers and payments to be made on each monthly allocation date and the relevant amounts. Further, at least three business days before each payment date for each series of transition bonds, the servicer prepares and furnishes to the issuer and the bond trustee a statement of the amounts to be paid to the holders of transition bonds of each series. On the basis of this information, the bond trustee will furnish to transition bondholders the payment date report described under "The Indenture-Reports to Transition Bondholders" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     The master servicing agreement provides that a firm of independent public accountants will furnish to the issuer, any other issuers, the bond trustee and any bond trustees of any other issuers and the rating agencies, on or before March 31 of each year, beginning March 31, 2001, a statement as to compliance by the servicer during the preceding calendar year, or the relevant portion of that year, with standards relating to the servicing of intangible transition property. This annual accountant's report will state that the firm has performed specified procedures in connection with the servicer's compliance with the servicing procedures of the master servicing agreement, identifying the results of those procedures and including any exceptions noted. The annual accountant's report will also indicate that the accounting firm providing that report is independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     The master servicing agreement also provides for delivery to the issuer, any other issuers, the bond trustee and any bond trustees of any other issuers and the rating agencies, on or before March 31 of each year, a certificate signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the master servicing agreement for the preceding calendar year, or the relevant portion of that year, or, if there has been a default in the fulfillment of any such obligation, describing each default. The servicer has agreed to give the issuer, any other issuers, the bond trustee and any bond trustees of any other issuers and the rating agencies notice of any servicer default under the master servicing agreement.

MATTERS REGARDING THE SERVICER


     Under the First QRO and the 2000 QRO, PECO Energy may assign its obligations under the master servicing agreement to any electric distribution company, as that term is defined in the Pennsylvania Competition Act, which succeeds to the major part of PECO Energy's electric distribution business. Prior to any assignment, the servicer shall provide written notice of that assignment to each of the rating agencies. Under the master servicing agreement, persons which succeed to the major part of the electric distribution business of the







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



servicer, which persons assume the obligations of the servicer, will be the successor of the servicer under the master servicing agreement. The master servicing agreement further requires that:

     (1) immediately after giving effect to that transaction, no representation or warranty made by the servicer in the master servicing agreement shall have been breached and no servicer default, and no event which, after notice or lapse of time, or both, would become a servicer default shall have occurred and be continuing,

     (2) specified officers' certificates and opinions of counsel shall have been delivered to the issuer, any other issuer, the bond trustee (and any bond trustees of other issuers) and the rating agencies, and

     (3)  prior written notice shall have been received by the rating agencies.

     The master servicing agreement provides that, subject to the foregoing provisions, PECO Energy shall not resign from the obligations and duties imposed on it as servicer except upon a determination, communicated to the issuer, any other issuer, the bond trustee (and any bond trustee of other issuers) and each rating agency and evidenced by an opinion of counsel, that the performance of its duties under the master servicing agreement are no longer permissible under applicable law. No such resignation shall become effective until a successor servicer has assumed the servicing obligations and duties of PECO Energy under the master servicing agreement.


     In addition, the First QRO and the 2000 QRO and the Pennsylvania Competition Act require that the servicer's responsibility to collect the applicable intangible transition charges and other obligations under the master servicing agreement must be undertaken and performed by any other entity that provides transmission and distribution service to the customers.


     Except as expressly provided in the master servicing agreement, the servicer will not be liable to the issuer or any other issuer for any action taken or for refraining from taking any action under the master servicing agreement or for errors in judgment, except to the extent that liability is imposed by reason of the servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the master servicing agreement.

SERVICER DEFAULTS

     Servicer defaults under the master servicing agreement include:

     (1) any failure by the servicer to deliver to the bond trustee, on behalf of the issuer, or to the bond trustee of any other issuer (on behalf of any other issuer) any required remittance that shall continue unremedied for a period






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


          of three business days after written notice of that failure is received by the servicer,

     (2) any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement in the master servicing agreement or any other basic document to which it is a party, which failure materially and adversely affects intangible transition property and which continues unremedied for 30 days after notice of that failure has been given to the servicer, by the issuer, any other issuer or the bond trustee (or any bond trustee of any other issuer) or after discovery of that failure by an officer of the servicer, as the case may be,

     (3) any representation or warranty made by the servicer in the master servicing agreement shall prove to have been incorrect when made, which has a material adverse effect on any of the transition bondholders, the issuer or any other issuer and which continues unremedied for 60 days after notice of that failure has been given to the servicer by the issuer or any other issuer or the bond trustee (or any bond trustee of any other issuer), and

     (4) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of the servicer and actions by the servicer indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

     The bond trustee, together with the bond trustees of any other issuers, if any, may waive any default by the servicer, except a default in making any required remittances to the bond trustee or any bond trustee of any other issuer, if any.

RIGHTS UPON SERVICER DEFAULT

     As long as a servicer default under the master servicing agreement remains unremedied, the bond trustee, or, if transition bonds issued by other issuers are outstanding, one or more of the bond trustees of these other issuers and the bond trustee representing a majority of the outstanding principal amount of all transition bonds issued, may terminate all the rights and obligations of the servicer under the master servicing agreement, other than the servicer's indemnification obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed. After that, a successor servicer appointed by the bond trustee (or if there is more than one, the bond trustees representing a majority of all the transition bondholders of the issuer and any other issuer) will succeed to all the responsibilities, duties and liabilities of the servicer under the master servicing agreement and will be entitled to similar compensation arrangements. Upon a servicer default based upon the commencement of a case by or against the servicer under the Bankruptcy Code or similar laws, the bond trustees and the issuers may be prevented from effecting a transfer of servicing. See "Risk Factors--Bankruptcy; Creditors' Rights" in this prospectus.


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


     The bond trustee may make arrangements for compensation to be paid to any successor servicer, which in no event may be greater than the servicing compensation paid to the servicer under the master servicing agreement.

     In addition, upon a servicer default because of a failure to make required remittances, the issuer, any other issuers or their respective pledgees or transferees will have the right to apply to the Pennsylvania Public Utility Commission for sequestration and payment of revenues arising from the intangible transition property.

SUCCESSOR SERVICER


     In accordance with the provisions of the First QRO and the 2000 QRO and under the provisions of the master servicing agreement, if for any reason a third party assumes or succeeds to the role of the servicer under the master servicing agreement, the master servicing agreement requires the servicer to cooperate with the issuer, any other issuer, the bond trustee, any bond trustees of any other issuers and the successor servicer in terminating the servicer's rights and responsibilities under the master servicing agreement, including the transfer to the successor servicer of all documentation pertaining to intangible transition property and all cash amounts then held by the servicer for remittance or subsequently acquired by the servicer. The master servicing agreement provides that the servicer will be liable for all reasonable costs and expenses incurred in transferring servicing responsibilities to the successor servicer. A successor servicer may not resign unless it is prohibited from serving by law. The predecessor servicer is obligated, on an ongoing basis, to cooperate with the successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the master servicing agreement.


ADDITION OF OTHER ISSUERS

     Upon the execution and delivery by the servicer and a purchaser of intangible transition property from the seller of a supplement to the master servicing agreement entered into for the purpose of adding that purchaser as a party, that purchaser will become a party to the master servicing agreement, as if originally named in it. The addition of any such purchaser will not require the consent of the issuer or any other issuer under the master servicing agreement.

GOVERNING LAW

     The master servicing agreement is and will be governed by and construed under the laws of the Commonwealth of Pennsylvania.







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



                                  THE INDENTURE


     The following summary describes all material terms and provisions of the indenture under which the Series 1999-A Bonds were issued and the transition bonds offered by this prospectus will be issued. The indenture and a supplemental indenture were originally executed in connection with the issuance of the Series 1999-A Bonds.


     The indenture, including the form of the supplemental indenture under which subsequent series of transition bonds will be issued, has been filed as an exhibit to the registration statement of which this prospectus forms a part. Please see the indenture, including the form of supplemental indenture, for a complete description of all terms and provisions of the indenture and supplemental indenture, portions of which are summarized in this section.

SECURITY


     To secure the payment of principal of and premium, if any, and interest on, and any other amounts owing in respect of, the transition bonds issued under the indenture, the issuer grants to the bond trustee for the benefit of the transition bondholders a security interest in all of the issuer's right, title and interest in and to the following collateral:


     (1) the serviced intangible transition property sold by the seller to the issuer from time to time under the sale agreement and all proceeds of that property,

     (2) the sale agreement (except for specific provisions related to the indemnification of the issuer),

     (3)  all bills of sale delivered by the seller under the sale agreement,

     (4) the master servicing agreement (except for specific provisions related to the indemnification of the issuer),

     (5) the collection account and all amounts on deposit in that account from time to time,

     (6)  any hedge or swap agreements to which the issuer is a party,

     (7) all other property of whatever kind owned from time to time by the issuer, including all accounts, accounts receivable and chattel paper,

     (8) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

     (9) all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing,






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


provided that cash or other property distributed to the issuer from the collection account in accordance with the provisions of the indenture will not be subject to the lien of the indenture.

     See "--Allocation and Payments" below.

ISSUANCE IN SERIES OR CLASSES


     Transition bonds may be issued under the indenture from time to time to finance the purchase by the issuer of intangible transition property (a "financing issuance") or to pay the cost of refunding, through redemption or payment, all or part of the transition bonds issued under the indenture (a "refunding issuance"). Any series of transition bonds may include one or more classes which differ as to interest rate and amortization of principal. The terms of all transition bonds of the same series are to be identical, unless that series is comprised of more than one class, in which case the terms of all transition bonds of the same class will be identical. The particular terms of the transition bonds of any series and, if applicable, classes of that series, will be set forth in the related prospectus supplement for that series. The terms of that series and any classes of that series are not subject to prior review by, or consent of, the transition bondholders of any previously issued series. See "Risk Factors--The Transition Bonds--Issuance of Additional Series May Adversely Affect Outstanding Transition Bonds" and "The Transition Bonds" in this prospectus.


     Under the indenture, the bond trustee will authenticate and deliver an additional series of transition bonds only upon receipt by the bond trustee of, among other things, a certificate of the issuer that no event of default has occurred and is continuing, an opinion of counsel to the issuer and evidence of satisfaction that the issuance of that additional series of transition bonds will not result in any rating agency reducing or withdrawing its then-current rating of any outstanding series or class of transition bonds. The notification in writing by each rating agency to PECO Energy, the servicer, the bond trustee and the issuer that any action will not result in such a reduction or withdrawal is referred to in this prospectus as the rating agency condition.


     In addition, in connection with the issuance of each new series, the issuer will have to provide a certificate or opinion of a firm of independent certified public accountants of recognized national reputation to the effect that, based on the assumptions used in calculating the initial intangible transition charges with respect to the transferred intangible transition property or, if applicable, the most recent revised intangible transition charges with respect to the transferred intangible transition property, after giving effect to the issuance of that series and the application of the proceeds from that issuance, those intangible transition charges will be sufficient to pay all fees and expenses of servicing the transition bonds, interest on each series of transition bonds when due and principal of each series of transition bonds in accordance with the expected amortization schedule for that series and to fund the calculated overcollateralization level and to replenish the capital subaccount as of each payment date.


     If the issuance is a refunding issuance, the amount of money necessary to pay premiums, if any, and the outstanding principal balance of and interest on the transition bonds being refunded shall be deposited into a separate account with the bond trustee.


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


COLLECTION ACCOUNT

     Under the indenture, the issuer has established one or more segregated trust accounts in the bond trustee's name, which collectively comprise the collection account, with the bond trustee or at another eligible institution. The collection account is divided into subaccounts, which need not be separate bank accounts:

          o    the general subaccount,

          o    one or more series subaccounts,

          o    one or more class subaccounts,

          o    the overcollateralization subaccount,

          o    the capital subaccount,

          o    the reserve subaccount, and

          o if required by the indenture, one or more defeasance subaccounts, a loss subaccount and an interest deposit subaccount.


     All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus to the collection account include all of the subaccounts contained in the collection account. The indenture requires that all monies deposited from time to time in the collection account, all deposits in the collection account under the indenture and all investments made in eligible investments with those monies be held by the bond trustee in the collection account as part of the collateral.


     "Eligible institution" means:

          (1)  the corporate trust department of the bond trustee, or

          (2) a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), which

               (x) has (A) a long-term unsecured debt rating of "AAA" by Standard & Poor's and "Aa3" by Moody's and (B) a short-term rating of "A-1+" by Standard & Poor's and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies and

               (y) whose deposits are insured by the Federal Deposit Insurance Corporation.

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     So long as no default or event of default under the indenture has occurred and is continuing, all funds in the collection account may be invested in any of the following eligible investments:

          (1) direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America,

          (2) demand deposits, time deposits, certificates of deposit, or bankers' acceptances of eligible institutions which are described in clause (x) of the preceding paragraph,

          (3) commercial paper, other than commercial paper issued by PECO Energy or the servicer or any of their affiliates, having, at the time of investment or contractual commitment to invest, a rating in the highest rating category from each rating agency,

          (4) money market funds which have the highest rating from each rating agency,

          (5) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or agencies or instrumentalities of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, entered into with an eligible institution, or

          (6)  any other investment permitted by each rating agency,


in each case which mature no later than the business day prior to the next payment date for the applicable series or class.


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     The bond trustee has access to the collection account for the purpose of making deposits in and withdrawals from the collection account in accordance with the indenture. Eligible investments, however, may not be sold, liquidated or disposed of at a loss prior to their respective maturities.

     On each remittance date, the servicer remits all collections of intangible transition charges, from whatever source, allocated to the issuer under the master servicing agreement and all proceeds of other collateral received by the servicer to the bond trustee under the indenture for deposit pursuant to the indenture. In addition, amounts remitted by any counterparty to any hedge or swap transaction are required to be deposited in the class subaccount for the class to which these amounts relate. Further, the bond trustee will deposit all indemnity amounts remitted to the bond trustee by the seller or servicer or otherwise received by the bond trustee and liquidated damages remitted by the seller into the general subaccount of the collection account. Loss amounts remitted by the seller to the bond trustee will be deposited in the loss subaccount, and interest deposit amounts remitted by the seller to the bond trustee shall be deposited in the interest deposit subaccount. Interest deposit amounts refer to the regular fixed payments to a counterparty to a hedge or swap agreement, if any, in the case of any series or class of floating rate transition bonds, but not payments in respect of breakage or termination of that agreement. These payments must be made under a binding agreement with the issuer entered into by the seller or an escrow agreement pursuant to the sale agreement.


     General Subaccount. Collections of intangible transition charges remitted by the servicer to the bond trustee, as well as any liquidated damages and indemnity amounts remitted by PECO Energy or the servicer or otherwise received by the bond trustee or the issuer, are deposited in the general subaccount. On each monthly allocation date, the bond trustee draws on available amounts in the general subaccount to make the allocations and payments described in "--Allocations and Payments" below.

     Reserve Subaccount. Collections of intangible transition charges available on any monthly allocation date above that necessary to pay:

          (1) amounts payable in respect of fees and expenses of the bond trustee and the servicer and other fees and expenses,

          (2) amounts distributable to series subaccounts for principal of and interest paid on the next payment date and to class subaccounts, if any, for principal of and interest paid on the day before the next payment date, and

          (3)  amounts allocable to the overcollateralization subaccount are deposited in the reserve subaccount.


     Amounts in the reserve subaccount are invested in eligible investments, and the issuer is entitled to earnings on those amounts, subject to the limitations described under "--Allocations and Payments" below. On each monthly allocation date, the bond trustee draws


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on amounts in the reserve subaccount, if any, to the extent amounts available in the general subaccount, the interest deposit subaccount (with respect to the payment of Interest) and the loss subaccount (for payments contemplated by (1) through (8) in "--Allocations and Payments" below) are insufficient to:

          (1)  make scheduled distributions to the series subaccounts, and

          (2) pay expenses of the issuer, the bond trustee, the servicer and other specified fees and expenses.

     See "--Allocations and Payments" below.


     Overcollateralization Subaccount. Collections of intangible transition charges to the extent available, as described under "--Allocation and Payments" below, are deposited in the overcollateralization subaccount on each monthly allocation date up to the monthly allocated overcollateralization balances for all series. Amounts in the overcollateralization subaccount are invested in eligible investments, and the issuer is entitled to earnings on those amounts, subject to the limitations described under "--Allocations and Payments" below. On each monthly allocation date, the bond trustee draws on amounts in the overcollateralization subaccount to the extent amounts on deposit in the general subaccount, the interest deposit subaccount (with respect to the payment of Interest), the loss subaccount (for payments contemplated by (1) through (8) in "--Allocations and Payments" below) and the reserve subaccount are insufficient to:


          (1)  make scheduled distributions to the series subaccounts, and

          (2) pay expenses of the issuer, the bond trustee and the servicer and other specified fees and expenses.

     If any series or class of transition bonds is redeemed or any series is fully amortized as of any monthly allocation date, the amount by which amounts on deposit in the overcollateralization subaccount exceed the monthly allocated overcollateralization balances for all series will be released to the issuer, free of the lien of the indenture.


     Capital Subaccount. Upon or prior to the issuance of each series of transition bonds, PECO Energy must make a capital contribution in the amount of the required capital amount to the issuer, and the issuer is required to pay that amount to the bond trustee for deposit into the capital subaccount which is invested in eligible investments. The issuer is entitled to earnings on those amounts subject to the limitations described under "--Allocations and Payments" below. The bond trustee will draw on amounts in the capital subaccount, if any, to the extent amounts available in the general subaccount, the interest deposit subaccount (with respect to the payment of Interest), the loss subaccount (for payments contemplated by (1) through (8) in "--Allocations and Payments" below), the reserve subaccount and the overcollateralization subaccount are insufficient to:


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          (1)  make scheduled distributions to the series subaccounts, and

          (2) pay expenses of the issuer, the bond trustee and the servicer and other specified fees and expenses.

     If any series or class of transition bonds is redeemed or any series is fully amortized as of any monthly allocation date, the amount by which amounts on deposit in the capital subaccount exceed the required capital amount will be released to the issuer, free of the lien of the indenture.


     Series Subaccount. Upon the issuance of each series of transition bonds, a series subaccount must be established with respect to that series. On each monthly allocation date, deposits are made to each series subaccount as described under "--Allocations and Payments" below. On each payment date, the bond trustee withdraws funds from the series subaccount to make payments on the related series of transition bonds including any payments due to any provider of any applicable swap agreement, as specified in the related prospectus supplement. Any balance remaining in any series subaccount on any payment date after payments have been made to transition bondholders of the related series and to any applicable swap counterparty will be transferred to the general subaccount for allocation on the next monthly allocation date.


     Class Subaccount. If specified in the related prospectus supplement, a class subaccount will be established with respect to the designated class or classes. Payments to and from any counterparty to a hedge or swap transaction are made from or deposited to, as applicable, the applicable class subaccounts as described in the related prospectus supplement. On each payment date, amounts on deposit in the class subaccount are applied to make payments with respect to the related class, as specified in the related prospectus supplement. Any balance remaining in any class subaccount on any payment date after payments have been made to transition bondholders of the related class is transferred to the general subaccount for allocation on the next monthly allocation date.

     Loss Subaccount. Prior to the deposit of any loss amounts in the collection account, the issuer shall establish the loss subaccount, and any loss amounts remitted by the seller to the bond trustee shall be deposited in that subaccount. The bond trustee will draw on amounts in the loss subaccount, if any, as described under "--Allocations and Payments" below.

     Interest Deposit Subaccount. Prior to the deposit of any interest deposit amounts in the collection account, the issuer shall establish the interest deposit subaccount and any interest deposit amounts remitted by the seller to the bond trustee shall be deposited in that subaccount. The bond trustee will draw on amounts in the interest deposit subaccount, if any, as described under "--Allocations and Payments" below.

     Defeasance Subaccount. In the event funds are remitted to the bond trustee in connection with the exercise of the legal defeasance option or the covenant defeasance option, the issuer shall establish a defeasance subaccount for each series to be defeased into which those funds shall be deposited. All amounts in the defeasance subaccount will be applied by the bond trustee,

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in accordance with the provisions of the transition bonds and the indenture, to the payment to the holders of the particular transition bonds for the payment or redemption of which those amounts were deposited with the bond trustee, including all sums due for principal, premium, if any, and interest. The indenture requires that no funds in the defeasance subaccount for any series of transition bonds be invested in eligible investments or otherwise. U.S. government obligations deposited by the issuer with the bond trustee for a covenant or legal defeasance may, however, remain as such. See "--Legal Defeasance and Covenant Defeasance" below.

ALLOCATIONS AND PAYMENTS

     On each monthly allocation date, the bond trustee applies all amounts on deposit in the general subaccount of the collection account and any investment earnings on those amounts in the following priority:

          (1) all amounts owed to the bond trustee (including legal fees and expenses, indemnity amounts and loss amounts) are paid to the bond trustee,

          (2) all amounts owed to the issuer trustee (including legal fees and expenses, indemnity amounts and loss amounts) are paid to the issuer trustee,

          (3) the monthly servicing fee and all unpaid monthly servicing fees from prior monthly allocation dates are paid to the servicer,

          (4) so long as no event of default has occurred and is continuing or would be caused by that payment, all operating expenses other than those referred to in clauses (1), (2) and (3) above are paid to the persons entitled to that payment, provided that the amount paid on any monthly allocation date pursuant to this clause (4) may not exceed $12,500 in the aggregate for all series,

          (5) an amount equal to Interest -- which means in the case of any series or class for which a hedge or swap agreement is in effect and the issuer receives payments due from the applicable swap counterparty, the regular fixed payment to the counterparty without regard to netting, but not payment for the breakage or termination of the related hedge or swap agreement -- on each series of transition bonds for that monthly allocation date are transferred on a Pro Rata basis to the series subaccount for that series,

          (6) an amount equal to any Principal of any series or class of the transition bonds payable as a result of acceleration triggered by an event of default, any Principal of any series or class of transition bonds payable on a series termination date or class termination date, as applicable, that will occur prior to the next monthly allocation date and any Principal of and premium on a series or class of transition bonds payable on a redemption date that

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               will occur prior to the next monthly allocation date are
               transferred on a Pro Rata basis to the series subaccount for that series, taking into account amounts on deposit in that subaccount in respect of Principal as of that monthly allocation date,

          (7) an amount equal to Principal with respect to each series of transition bonds for that monthly allocation date not provided for pursuant to clause (6) above is transferred on a Pro Rata basis to the series subaccount for that series,

          (8) all unpaid operating expenses, indemnity amounts and loss amounts are paid to the persons entitled to that payment,

          (9) overcollateralization with respect to all series of transition bonds for that monthly allocation date is transferred to the overcollateralization subaccount,

          (10) any termination or breakage amounts owed to any counterparty to a swap or hedge transaction under any hedge or swap agreement,

          (11) provided that no event of default has occurred and is continuing, an amount up to the amount of net investment earnings on amounts in the general subaccount of the collection account since the previous monthly allocation date will be released to the issuer free from the lien of the indenture,

          (12) the balance, if any, is allocated to the reserve subaccount, and

          (13) following repayment of all outstanding series of transition bonds, the balance, if any, will be released to the issuer free from the lien of the indenture.


     The payment of the bond trustee's and issuer trustee's indemnities specified in items (1) and (2) above will be made only if:

          O those indemnity payments would not result in an event of default under the indenture and

          O the issuer provides notice to the rating agencies of the indemnity amount and, if reasonably required by the rating agencies, an officer's certificate and other documentation that certifies that those payments are not reasonably expected to result in an event of default.


     If on any monthly allocation date funds on deposit in the general subaccount are insufficient to make the allocations contemplated by clauses (1) through (9) above, the bond

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trustee will draw from amounts on deposit in the following subaccounts up to the amount of that shortfall, in order to make those payments and transfers:

          o first, from the interest deposit subaccount, with respect to the payments or transfers contemplated by clause (5) above only,

          o then from the loss subaccount, with respect to the payments or transfers contemplated by clauses (1) through (8) above only, and

          o thereafter from the reserve subaccount, then from the overcollateralization subaccount and finally from the capital subaccount.

     On each payment date for any series, the amounts on deposit in the series subaccount for that series remaining after the allocations, if any, described in the next paragraph (other than net income or other gain thereon, which, so long as no event of default has occurred and is continuing, are released to the issuer free of the lien of the indenture) are applied as follows (in the priority indicated):

          o interest due and payable on the transition bonds of that series, together with any overdue interest and, to the extent permitted by law, interest thereon, are paid to the holders of transition bonds of that series (in the case of classes with hedge or swap transactions, only amounts on deposit in the applicable class subaccount will be so applied),

          o the balance, if any, up to the principal amount of the transition bonds of that series that is scheduled to be paid by that payment date in accordance with the expected amortization schedule for that series or, with respect to any series of transition bonds payable as a result of acceleration triggered by an event of default or to be redeemed pursuant to the indenture, the outstanding principal amount of that series and premium, if any, is paid to the holders of transition bonds of that series, and

          o the balance, if any, is transferred to the general subaccount for allocation on the next monthly allocation date.

     On the business day preceding each payment date, the amounts on deposit in any series subaccount for classes of that series for which one or more class subaccounts have been established (other than net income or other gain, which, so long as no event of default has occurred and is continuing, is released to the issuer free of the lien of the indenture) is allocated to the applicable class subaccount in accordance with the related prospectus supplement, up to the gross amount, if any, owed to the applicable counterparty to any hedge or swap transaction entered into by the issuer in respect of regular fixed payments in accordance with the related hedge or swap agreement but not breakage or termination of that agreement. On that day, net amounts owed to that counterparty are paid from, or net amounts paid by that counterparty are

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deposited into, that class subaccount. See "The Indenture--Allocations and
Payments" in this prospectus.

     All payments to transition bondholders of a series pursuant to the first and second bullet points of the second preceding paragraph are made pro rata based on the respective principal amounts of transition bonds of that series held by those transition bondholders, unless, in the case of a series comprised of two or more classes, the applicable supplemental indenture for that series specifies otherwise. All payments to transition bondholders of a class pursuant to the first or second bullet points of the second preceding paragraph are made pro rata based on the respective principal amounts of transition bonds of that class held by those transition bondholders. If on any payment date a counterparty to any hedge or swap transaction entered into by the issuer has failed to fully pay amounts due to the issuer under the applicable hedge or swap agreement related to a class of transition bonds for which a class subaccount has been established, after all series subaccounts have accessed the reserve subaccount as provided for in the indenture, the bond trustee will transfer amounts on deposit in the reserve subaccount up to the amount of any applicable shortfall; provided, that the bond trustee shall have received from the servicer a certificate to the effect that, based on the servicer's best assumptions and projections at the time, those amounts will not be needed to cover shortfalls on any other class or series on any monthly allocation date prior to the next adjustment date.

LIQUIDATED DAMAGES

     Liquidated damages will be deposited into the general subaccount of the collection account as provided in the sale agreement and applied on the date specified by the issuer for the redemption of the transition bonds as a result of receiving such liquidated damages (referred to in this prospectus as the liquidated damages redemption date), which date may not be more than five days after receipt of liquidated damages by the issuer, in the following amounts and priority:

          (1) all amounts owed by the issuer to the bond trustee and the issuer trustee (including legal fees and expenses) shall be paid to the bond trustee and the issuer trustee, respectively,

          (2) the monthly servicing fee or the portion of the servicing fee accrued from and including the immediately preceding monthly allocation date to but excluding the liquidated damages redemption date and all unpaid monthly servicing fees from prior monthly allocation dates shall be paid to the servicer,

          (3) all other operating expenses shall be paid to the persons entitled to that payment; provided that if PECO Energy is the servicer, all amounts owed to the servicer will be paid per clause (5) below; if PECO Energy is not the servicer, then payments to the servicer under this clause may not exceed $150,000,

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          (4)  the redemption price and accrued interest for each series of transition bonds shall be paid to transition bondholders of that series and any amounts due to any counterparty under a hedge or swap agreement shall be paid to that counterparty; provided, that if the issuer receives liquidated damages from the seller as a result of a breach of a representation and warranty which relates to one or more of the qualified rate orders, but not all of the qualified rate orders:

               (x) only the series of transition bonds issued in connection with the affected qualified rate order or orders will be redeemed, and


               (y) only the redemption price and accrued interest for the series of transition bonds being redeemed shall be paid to transition bondholders of that series and any amounts due to any counterparty under a hedge or swap agreement entered into in connection with the issuance of the affected transition bonds shall be paid to that counterparty,

          (5) any other operating expenses owed to the servicer not yet paid shall be paid to the servicer, and

          (6) the balance, if any, will be released to the issuer, free from the lien of the indenture; provided that if the issuer receives liquidated damages from the seller as a result of a breach of a representation and warranty which relates to one of the qualified rate orders, but not both qualified rate orders, then the balance, if any, will remain in the general subaccount of the collection account.

REPORTS TO TRANSITION BONDHOLDERS

     With respect to each series of transition bonds, on or prior to each payment date, the bond trustee delivers a statement prepared by the bond trustee to each transition bondholder of that series which includes, to the extent applicable, the following information, and any other information so specified in the applicable supplemental indenture, as to the transition bonds of that series with respect to that payment date or the period since the previous payment date, as applicable:

          (1) the amount paid to those transition bondholders in respect of principal,

          (2) the amount paid to those transition bondholders in respect of interest,

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          (3)  the outstanding principal balance and the amount provided in the expected amortization schedule, in each case for that series and as of the most recent payment date,

          (4) the amount on deposit in the overcollateralization subaccount and the calculated overcollateralization level, in each case for all series and as of the most recent payment date,

          (5) the amount on deposit in the capital subaccount as of the most recent payment date and the required capital amount, and

          (6) the amount, if any, on deposit in the reserve subaccount as of the most recent payment date.


     The bond trustee's responsibility to provide this information is limited to the availability, timeliness and accuracy of the information provided to it by the servicer, as required by the master servicing agreement.


MODIFICATION OF INDENTURE

     Without the consent of any of the holders of the outstanding transition bonds or the counterparty to any hedge or swap transaction but with prior notice to the rating agencies, the issuer and the bond trustee may execute a supplemental indenture for any of the following purposes:

          (1) to correct or amplify the description of the collateral, or to better assure, convey and confirm unto the bond trustee the collateral, or to subject to the lien of the indenture additional property,

          (2) to evidence the succession, in compliance with the applicable provisions of the indenture, of another person to the issuer, and the assumption by any such successor of the covenants of the issuer contained in the indenture and in the transition bonds,

          (3) to add to the covenants of the issuer, for the benefit of the holders of the transition bonds, or to surrender any right or power in the indenture conferred upon the issuer,

          (4) to convey, transfer, assign, mortgage or pledge any property to or with the bond trustee,

          (5) to cure any ambiguity, to correct or supplement any provision of the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions

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                    arising under the indenture or in any supplemental
                    indenture, provided, however, that:

               (x) that action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any transition bondholder or any swap or hedge counterparty and

               (y) the rating agency condition will have been satisfied with respect to that action other than Moody's (however, notice of that action will be provided to Moody's),

          (6) to evidence and provide for the acceptance of the appointment under the indenture by a successor bond trustee with respect to the transition bonds and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts under the indenture by more than one bond trustee, under requirements of the indenture,

          (7) to modify, eliminate or add to the provisions of the indenture to the extent as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute hereafter enacted and to add to the indenture the other provisions as may be expressly required by the Trust Indenture Act of 1939, as amended,

          (8) to set forth the terms of any series that has not previously been authorized by a supplemental indenture, or

          (9) to provide for any hedge or swap transactions with respect to any floating rate series or class of transition bonds or any series or class specific credit enhancement, provided, however, that:

               (x) that action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any transition bondholder, and

               (y) the rating agency condition will have been satisfied with respect thereto by all rating agencies other than Moody's (however, notice of that action will be provided to Moody's).

     Additionally, without the consent of any of the transition bondholders or the counterparty to any hedge or swap transaction, the issuer and bond trustee may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture, or to modify in any manner the rights of the transition bondholders under the indenture; provided, however:

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

          (1) that action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any transition bondholder, and

          (2) that the rating agency condition will have been satisfied with respect to that action.

     The issuer and the bond trustee also may, with prior notice to the rating agencies and with the consent of the holders of not less than a majority of the outstanding amount of the transition bonds of each series or class to be affected, execute a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or modifying in any manner the rights of the transition bondholders under the indenture; provided, however, that no such supplemental indenture will, without the consent of the holder of each outstanding transition bond of each series or class affected by that supplemental indenture:

          (1) change the date of payment of any installment of principal of or premium, if any, or interest on any transition bond, or reduce the principal amount of any transition bond, the interest rate specified on any transition bond or the redemption price or the premium, if any, with respect to any transition bond, change the provisions of the indenture and the related applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the transition bonds, or change any place of payment where, or the coin or currency in which, any transition bond or any interest on a transition bond is payable,

          (2) impair the right to institute suit for the enforcement of provisions of the indenture regarding payment,

          (3) reduce the percentage of the aggregate amount of the outstanding transition bonds, or of a series or class of transition bonds, the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with specified provisions of the indenture or of specified defaults under the indenture and their consequences provided for in the indenture,

          (4) reduce the percentage of the outstanding amount of the transition bonds required to direct the bond trustee to direct the issuer to sell or liquidate the collateral,

          (5) modify any provision of the section of the indenture relating to the consent of transition bondholders with respect to supplemental indentures, except to increase any percentage specified in the indenture or to provide that specified additional provisions of the indenture or the basic documents

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               cannot be modified or waived without the consent of the holder of each outstanding transition bond affected by that modification or waiver,

          (6) modify any of the provisions of the indenture in a manner as to affect the amount of any payment of interest, principal or premium, if any, payable on any transition bond on any payment date or to affect the rights of transition bondholders to the benefit of any provisions for the mandatory redemption of the transition bonds contained in the indenture or change the redemption dates, expected amortization schedule or series termination dates or class termination dates of any transition bonds,

          (7) decrease the required capital amount or the overcollateralization amount with respect to any series, or the calculated overcollateralization level with respect to any payment date,

          (8) modify or alter the provisions of the indenture regarding the voting of transition bonds held by the issuer, the seller, an affiliate of either of them or any obligor on the transition bonds,

          (9) decrease the percentage of the aggregate principal amount of the transition bonds required to amend the sections of the indenture which specify the applicable percentage of the aggregate principal amount of the transition bonds necessary to amend the indenture or related agreements, or

          (10) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the transition bonds or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject to the lien of the indenture or deprive the holder of any transition bond of the security provided by the lien of the indenture.

ENFORCEMENT OF THE SALE AGREEMENT AND THE MASTER SERVICING AGREEMENT

     The indenture provides that the issuer will take all lawful actions to enforce its rights under the sale agreement and the master servicing agreement and to compel or secure the performance and observance by PECO Energy and the servicer of each of their respective obligations to the issuer under or in connection with the sale agreement and the master servicing agreement. So long as no event of default occurs and is continuing, the issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the issuer under or in connection with the sale agreement and the master servicing agreement. However, if the issuer or servicer proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting intangible transition charges, the issuer will notify the bond trustee and each counterparty to a hedge or swap transaction, the bond trustee will notify transition bondholders of that proposal and the bond trustee will consent to that amendment, modification, supplement,

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termination, waiver or surrender only with the consent of the holder of each outstanding transition bond of each series or class affected by that amendment, modification, supplement, termination, waiver or surrender.

     If an event of default occurs and is continuing, the bond trustee may, and, at the direction of the holders of a majority of the outstanding principal amount of the transition bonds of all series will, exercise all rights, remedies, powers, privileges and claims of the issuer against the seller or the servicer under or in connection with the sale agreement and the master servicing agreement, and any right of the issuer to take that action will be suspended.

MODIFICATIONS TO THE SALE AGREEMENT AND THE MASTER SERVICING AGREEMENT

     With the consent of the bond trustee, the sale agreement and the master servicing agreement may be amended at any time and from time to time, without the consent of the transition bondholders or the counterparty to any hedge or swap transaction, provided that the amendment will not, as evidenced by an officer's certificate, adversely affect the interest of any transition bondholder or the counterparty to any hedge or swap transaction (except, in the case of a swap counterparty, with the consent of that counterparty, which consent may not be unreasonably withheld) or change the adjustment process for the intangible transition charges. The bond trustee will not withhold its consent to that amendment so long as the rating agency condition is satisfied in connection with that amendment by each rating agency other than Moody's -- and the issuer will have furnished Moody's with written notice of that amendment prior to the effectiveness of that amendment -- and the foregoing officer's certificate is provided.

     No amendment, modification, waiver, supplement, termination or surrender of the terms of the sale agreement or master servicing agreement, or waiver of timely performance or observance by the seller or the servicer under the sale agreement or master servicing agreement, respectively, in each case in a way as would adversely affect the interests of transition bondholders or the counterparty to any hedge or swap transaction (except, in the case of a swap counterparty, with the consent of that counterparty, which consent may not be unreasonably withheld) is permitted nor will the bond trustee consent to any of these amendments, modifications, waivers, supplements, terminations or surrenders. If the issuer, the seller or the servicer will otherwise propose to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of the terms of the sale agreement or the master servicing agreement or waive timely performance or observance by the seller or the servicer under the sale agreement or master servicing agreement, respectively, the issuer will notify the bond trustee and any applicable hedge or swap counterparty and the bond trustee will notify the transition bondholders. The bond trustee will consent to any of these amendments, modifications, waivers, supplements, terminations or surrenders only with the consent of the holders of at least a majority of the outstanding principal amount of the transition bonds of each series or class.

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

     The issuer will furnish to each of the rating agencies:

          (1) prior to the execution of any such amendment or consent, written notification of the substance of that amendment or consent, and

          (2) promptly after the execution of any such amendment or consent, a copy of that amendment or consent.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     An event of default is defined in the indenture as being:

          (1) a default for five days or more in the payment of any interest on any transition bond,

          (2) a default in the payment of the then unpaid principal of any transition bond of any series on the series termination date for that series or, if applicable, any class on the class termination date for that class,

          (3) a default in the payment of the redemption price for any transition bond on the redemption date for that transition bond,

          (4) a default in the observance or performance of any covenant or agreement of the issuer made in the indenture, other than those specifically dealt with in (1), (2) or (3) above, and the continuation of any of these defaults for a period of thirty days after notice of that default is given to the issuer by the bond trustee or to the issuer and the bond trustee by the holders of at least 25% in outstanding principal amount of the transition bonds of any series, and

          (5) events of bankruptcy, insolvency, receivership or liquidation of the issuer.


     If an event of default occurs and is continuing and is known to the bond trustee, the bond trustee is required to mail notice of the event of default to each holder of transition bonds within 90 days after the event of default occurs. The bond trustee may withhold notice of an event of default if:

          (1) the event of default does not relate to a default in payment of principal or interest on any transition bond and

          (2) a committee of responsible officers of the bond trustee determines in good faith that it is in the interest of the holders of transition bonds to withhold notice.


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

     If an event of default occurs and is continuing, the bond trustee or holders of a majority in principal amount of the transition bonds of all series then outstanding may declare the principal of all series of the transition bonds to be immediately due and payable. That declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of all series of the transition bonds then outstanding.

     If the transition bonds of all series have been declared to be due and payable following an event of default, the bond trustee may, in its discretion, either sell the collateral or elect to have the issuer maintain possession of the collateral and continue to apply distributions on the collateral as if there had been no declaration of acceleration. The bond trustee is prohibited from selling the collateral following an event of default other than a default in the payment of any principal, a default for five days or more in the payment of any interest on any transition bond of any series or a default on the payment of the price set for redemption in the related supplemental indenture for any transition bond on the date for redemption for that transition bond set in the related supplemental indenture unless:

          (1) the holders of 100% of the principal amount of all series of transition bonds consent to that sale,

          (2) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and premium, if any, and accrued interest on the outstanding transition bonds, or

          (3) the bond trustee determines that funds provided by the collateral would not be sufficient on an ongoing basis to make all payments on the transition bonds of all series as those payments would have become due if the transition bonds had not been declared due and payable, and the bond trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the transition bonds of each series.

     Subject to the provisions of the indenture relating to the duties of the bond trustee, in case an event of default occurs and is continuing, the bond trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of transition bonds of any series if the bond trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to those provisions for indemnification and limitations contained in the indenture, the holders of a majority in principal amount of the outstanding transition bonds of all series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the bond trustee; provided that:

          (1) that direction shall not conflict with any rule of law or with the indenture,

          (2) subject to provisions in the indenture, any direction to the bond trustee to sell or liquidate the collateral shall be by the holders of 100% of the principal amount of all series of transition bonds then outstanding, and

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

          (3) the bond trustee may take any other action deemed proper by the bond trustee that is not inconsistent with that direction.

     If the bond trustee elects to retain the collateral in accordance with the indenture, then any direction to the bond trustee by holders of transition bonds representing less than 100% of the outstanding amount of the transition bonds of all series to sell or liquidate the collateral will be of no force and effect.

     The holders of a majority in principal amount of the transition bonds of all series then outstanding may, in some cases, waive any default with respect to the transition bonds, except a default in the payment of principal of or premium, if any, or interest on any of the transition bonds or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding transition bonds of all series and classes affected.

     No transition bondholder of any series will have the right to institute any proceeding, judicial or otherwise, or to avail itself of the remedies provided in Section 2812(d)(3)(v) of the Pennsylvania Competition Act, with respect to the indenture, unless:

          (1) that holder previously has given to the bond trustee written notice of a continuing event of default,

          (2) the holders of not less than 25% in principal amount of the outstanding transition bonds of each series have made written request of the bond trustee to institute that proceeding in its own name as bond trustee,

          (3) that holder or holders have offered the bond trustee security or indemnity reasonably satisfactory to the bond trustee against the costs, expenses, and liabilities to be incurred in complying with that request,

          (4) the bond trustee for 60 days after its receipt of that notice, request and offer has failed to institute that proceeding, and

          (5) no direction inconsistent with that written request has been given to the bond trustee during that 60-day period by the holders of a majority in principal amount of the outstanding transition bonds of all series.

COVENANTS

     The issuer will keep in effect its existence, rights and franchises as a statutory business trust under Delaware law, provided that the issuer may consolidate with or merge into another entity or sell substantially all of its assets to another entity and dissolve if:

          (1) the entity formed by or surviving that consolidation or merger or to whom substantially all of those assets are sold is organized under the laws of the

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



               United States or any state of the United States and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on all transition bonds and the performance of the issuer's obligations under the indenture,

          (2) that entity expressly assumes all obligations and succeeds to all rights of the issuer under the sale agreement and the master servicing agreement under an assignment and assumption agreement executed and delivered to the bond trustee,

          (3) no default or event of default will have occurred and be continuing immediately after giving effect to that merger, consolidation or sale,

          (4) the rating agency condition will have been satisfied with respect to that consolidation or merger or sale by each rating agency, except Moody's -- and the issuer shall have furnished Moody's with prior written notice of that consolidation, merger or sale,

          (5) the issuer has received an opinion of counsel to the effect that the consolidation, merger or sale of assets would have no material adverse tax consequence to the issuer or any transition bondholder, that consolidation, merger or sale complies with the indenture and all conditions precedent in the indenture relating to that transaction and will result in the bond trustee maintaining a continuing valid first priority security interest in the collateral,

          (6) none of the intangible transition property, the qualified rate orders or PECO Energy's, the seller's, the servicer's or the issuer's rights under the Pennsylvania Competition Act or the qualified rate orders are impaired by that consolidation, merger or sale, and

          (7) any action that is necessary to maintain the lien and security interest created by the indenture will have been taken.

     The issuer will from time to time execute and deliver those documents, make all filings and take any other action necessary or advisable to maintain and preserve the lien and security interest -- and priority of that lien and security interest -- of the indenture and will not permit the validity of the indenture to be impaired, the lien to be amended, hypothecated, subordinated or terminated or discharged, or any person to be released from any covenants or obligations except as expressly permitted by the indenture, nor will it permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the indenture, to be created on or extend to or otherwise arise upon or burden the collateral or any part of the collateral or any interest in the collateral or the proceeds of the collateral, or permit the lien of the indenture not to constitute a continuing valid first priority security interest in the collateral.

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

     The issuer may not:

          (1) except as expressly permitted by the indenture, the sale agreement or the master servicing agreement sell, transfer, exchange or otherwise dispose of any of the collateral unless directed to do so by the bond trustee in accordance with the indenture, or

          (2) claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the transition bonds, other than amounts properly withheld under the Internal Revenue Code, or assert any claim against any present or former transition bondholder because of the payment of taxes levied or assessed upon the issuer.

     The issuer may not engage in any business other than purchasing and owning the transferred intangible transition property, issuing transition bonds from time to time, pledging its interest in the collateral to the bond trustee under the indenture in order to secure the transition bonds, and performing activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to the foregoing.

     The issuer may not issue, incur, assume or guarantee any indebtedness except for the transition bonds or guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire -- or agree contingently to do so -- any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person, except that the issuer may invest funds in eligible investments. The issuer may not, except as contemplated by the indenture, the sale agreement, the master servicing agreement and related documents, including the trust agreement, make any loan or advance or credit to any person. The issuer will not make any expenditure -- by long-term or operating lease or otherwise -- for capital assets -- either realty or personalty -- other than intangible transition property purchased from the seller under, and in accordance with, the sale agreement. The issuer may not make any payments, distributions or dividends to any holder of beneficial interests in the issuer in respect of that beneficial interest, except in accordance with the indenture.

     The issuer is also obligated to duly and punctually perform all of its obligations pursuant to any hedge or swap agreement to which it is a party. Further, the issuer may not terminate or amend any hedge or swap agreement to which it is a party while any related floating rate transition bonds of a class remain outstanding except pursuant to the terms of that hedge or swap agreement and then only with the consent of holders of two-thirds of the aggregate outstanding amount of the related class.

     The issuer will cause the servicer to deliver to the bond trustee the annual accountant's report, compliance certificates and monthly reports regarding distributions and other statements required by the master servicing agreement. See "The Master Servicing Agreement" in this prospectus.

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

LIST OF TRANSITION BONDHOLDERS

     Any transition bondholder or group of transition bondholders -- each of whom has owned a transition bond for at least six months -- may, by written request to the bond trustee, obtain access to the list of all transition bondholders maintained by the bond trustee for the purpose of communicating with other transition bondholders with respect to their rights under the indenture or the transition bonds. The bond trustee may elect not to afford the requesting transition bondholders access to the list of transition bondholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting transition bondholders, to all transition bondholders.

ANNUAL COMPLIANCE STATEMENT

     The issuer is required to file annually with the bond trustee a written statement as to the fulfillment of its obligations under the indenture. In addition, the issuer must furnish to the bond trustee an opinion of counsel concerning filings made by the issuer on an annual basis and before the effectiveness of any amendment to the sale agreement or the master servicing agreement.

BOND TRUSTEE'S ANNUAL REPORT

     If required by the Trust Indenture Act of 1939, as amended, the bond trustee will be required to mail each year to all transition bondholders a brief report relating to, among other things, its eligibility and qualification to continue as the bond trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the issuer to it in the bond trustee's individual capacity, the property and funds physically held by the bond trustee as such, any additional issue of a series of transition bonds not previously reported and any action taken by it that materially affects the transition bonds of any series and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

     The indenture will be discharged with respect to the transition bonds of any series upon the delivery to the bond trustee for cancellation of all the transition bonds of that series or upon the expected final payment date or the date of redemption for that series, provided that the issuer has deposited funds sufficient for the payment in full of all of the transition bonds of that series with the bond trustee and the issuer has delivered to the bond trustee the officer's certificate and opinion of counsel specified in the indenture. Those deposited funds will be segregated and held apart solely for paying those transition bonds, and those transition bonds shall not be entitled to any amounts on deposit in the collection account other than amounts on deposit in the defeasance subaccount for those transition bonds.

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

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The issuer may, at any time, terminate:

          (1) all of its obligations under the indenture with respect to the transition bonds of any series ("legal defeasance option"), or

          (2) its obligations to comply with specified covenants, including some of the covenants described under "The Indenture--Covenants" (the "covenant defeasance option").

     The issuer may exercise the legal defeasance option with respect to any series of transition bonds notwithstanding its prior exercise of the covenant defeasance option with respect to that series.

     If the issuer exercises the legal defeasance option with respect to any series, interest will cease to accrue on that series of transition bonds. Further, that series shall be entitled to payment only from the funds or other obligations set aside under the indenture for payment of that amount on the expected final payment date or redemption date for that series as described below. That series of transition bonds shall not be subject to payment through redemption or acceleration prior to that expected final payment date or redemption date, as applicable. If the issuer exercises the covenant defeasance option with respect to any series, the transition bonds of that series may not be accelerated because of an event of default relating to a default in the observance or performance of any covenant or agreement of the issuer made in the indenture.

     The issuer may exercise the legal defeasance option or the covenant defeasance option with respect to any series of transition bonds only if:

          (1) the issuer irrevocably deposits or causes to be deposited in trust with the bond trustee cash or U.S. Government Obligations for the payment of principal of and premium, if any, and interest on those transition bonds to the expected final payment date or redemption date for those transition bonds, as applicable, that deposit to be made in the defeasance subaccount for that series of transition bonds,

          (2) the issuer delivers to the bond trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment will provide cash at the times and in the amounts as will be sufficient to pay in respect of the transition bonds of that series:

               (x) principal in accordance with the expected amortization schedule for that series, or if that series is to be redeemed, the redemption price of that redemption on the redemption date for that series, and

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

               (y)  interest when due,

          (3) in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of bankruptcy, insolvency, receivership or liquidation of the issuer occurs and is continuing at the end of the period,

          (4) no default has occurred and is continuing on the day of that deposit and after giving effect to that deposit,

          (5) in the case of the legal defeasance option, the issuer delivers to the bond trustee an opinion of counsel stating that:

               (x) the issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or

               (y) since the date of execution of the indenture, there has been a change in the applicable federal income tax law,

          in either case to the effect that, and based on that ruling that opinion shall confirm that, the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of that legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that legal defeasance had not occurred,

          (6) in the case of the covenant defeasance option, the issuer delivers to the bond trustee an opinion of counsel to the effect that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of that covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that covenant defeasance had not occurred, and

          (7) the issuer delivers to the bond trustee a certificate of an authorized officer of the issuer and an opinion of counsel, each stating that all conditions precedent to the satisfaction and discharge of the transition bonds of that series have been complied with as required by the indenture.

     There will be no other conditions to the exercise by the issuer of its legal defeasance option or its covenant defeasance option.

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



THE BOND TRUSTEE

     The Bank of New York is and will be the bond trustee under the indenture. The bond trustee may resign at any time by so notifying the issuer. The holders of a majority in principal amount of the transition bonds of all series then outstanding may remove the bond trustee by so notifying the issuer and the bond trustee and may appoint a successor bond trustee. The issuer will remove the bond trustee if the bond trustee ceases to be eligible to continue as such under the indenture, the bond trustee becomes insolvent, a receiver or other public officer takes charge of the bond trustee or its property or the bond trustee becomes incapable of acting. If the bond trustee resigns or is removed or a vacancy exists in the office of bond trustee for any reason, the issuer will be obligated to appoint a successor bond trustee eligible under the indenture. Any resignation or removal of the bond trustee and appointment of a successor bond trustee will not become effective until acceptance of the appointment by a successor bond trustee. The issuer is required under the indenture to provide the rating agencies with written notice of any successor bond trustee.

     The bond trustee will at all times satisfy the requirements of the Trust Indenture Act of 1939, as amended, and have a combined capital and surplus of at least $50 million and a long term debt rating of "Baa3" or better by Moody's and "BBB-" by Fitch IBCA (if currently rated by Fitch IBCA). If the bond trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity shall without any further action be the successor bond trustee.

GOVERNING LAW

     The indenture is and will be governed by and construed under the laws of the Commonwealth of Pennsylvania.

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

                             UNITED STATES TAXATION

GENERAL


     This section summarizes the material U.S. tax consequences to holders of transition bonds offered by this prospectus. However, the discussion is limited in the following ways:



          o The discussion only covers you if you buy your transition bonds in the initial offering.

          o The discussion only covers you if you hold your transition bonds as a capital asset -- that is, for investment purposes -- and if you do not have a special tax status.

          o The discussion does not cover tax consequences that depend upon your particular situation in addition to your ownership of transition bonds. We suggest that you consult your tax advisor about the consequences of holding transition bonds in your particular situation.

          o The discussion is based on current law. Changes in the law may change the tax treatment of the transition bonds.

          o The discussion generally does not cover state, local or foreign law.

          o The discussion does not apply to you if you are a non-U.S. holder of transition bonds and if you (a) own 10% or more of the voting stock of PECO Energy, (b) are a "controlled foreign corporation" with respect to PECO Energy, or (c) are a bank making a loan in the ordinary course of its business.

TAXATION OF THE ISSUER AND OF THE TRANSITION BONDS

     In connection with the issuance of the First QRO and the Series 1999-A Bonds, PECO Energy obtained a ruling from the Internal Revenue Service regarding certain aspects of those transactions. It is the opinion of our special tax counsel, Ballard Spahr Andrews & Ingersoll, LLP, that the principles set forth in the Internal Revenue Service ruling will be equally applicable to the 2000 QRO and the related series of transition bonds. As a consequence, our tax counsel is of the opinion that:

          (1) the issuance of the 2000 QRO by the Pennsylvania Public Utility Commission will not result in the recognition of gross income by PECO Energy,


          (2) the issuance of the transition bonds offered by this prospectus will not result in the recognition of gross income by PECO Energy, and


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


          (3) the transition bonds offered by this prospectus will be classified as obligations of PECO Energy.


     The issuer is a wholly owned subsidiary of PECO Energy and has not elected to be taxed as a corporation for federal income tax purposes. In the opinion of our tax counsel, Ballard Spahr Andrews & Ingersoll, LLP, based on the foregoing, for U.S. federal income tax purposes:

          (1) the issuer will be treated as a division of PECO Energy and will not be treated as a separate taxable entity, and


          (2) the transition bonds offered by this prospectus will be treated as debt of PECO Energy secured by a pledge of the collateral.


     We have relied on the ruling and the opinion in preparing this section.


     IF YOU ARE CONSIDERING BUYING TRANSITION BONDS OFFERED BY THIS PROSPECTUS, WE SUGGEST THAT YOU CONSULT YOUR TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF HOLDING THE TRANSITION BONDS IN YOUR PARTICULAR SITUATION.


TAX CONSEQUENCES TO U.S. HOLDERS

     This section applies to you if you are a "U.S. Holder". A "U.S. Holder" is:

          o    an individual U.S. citizen or resident alien,

          o a corporation, or entity taxable as a corporation, that was created under U.S. law (federal or state), or

          o an estate or trust whose worldwide income is subject to U.S. federal income tax.

If a partnership or a similar entity holds transition bonds, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. We suggest that partners of partnerships or similar entities holding transition bonds consult their tax advisors.

INTEREST


          o If you are a cash method taxpayer, including most individual holders, you must report interest paid on the transition bonds offered by this prospectus in your income when you receive it.

          o If you are an accrual method taxpayer, you must report interest paid on the transition bonds offered by this prospectus in your income as it accrues.


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


SALE OR RETIREMENT OF TRANSITION BONDS

     On a sale or retirement of a transition bond:

          o You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the transition bond. Your tax basis in the transition bond is your cost, subject to adjustments.

          o Your gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if you held the transition bond for more than one year. Generally, with minor exceptions, taxpayers are not permitted to offset capital losses against ordinary income.

          o If you sell the transition bond between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the transition bond but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Under the tax rules concerning information reporting to the Internal Revenue Service:

          o Assuming you hold your transition bonds through a broker or other securities intermediary, the intermediary is required to provide information to the Internal Revenue Service concerning interest and retirement proceeds we pay on transition bonds you own, unless an exemption applies.

          o Similarly, unless an exemption applies, you must provide the intermediary with your Taxpayer Identification Number for its use in reporting information to the Internal Revenue Service. If you are an individual, this is your social security number. You are also required to comply with other Internal Revenue Service requirements concerning information reporting.

          o If you are subject to these requirements but do not comply, the intermediary is required to withhold 31% of all amounts payable to you on the transition bonds, including principal payments. If the intermediary withholds payments, you may use the withheld amount as a credit against your federal income tax liability.

          o All U.S. Holders that are individuals are subject to these requirements. Some U.S. Holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

     This section applies to you if you are a "Non-U.S. Holder." A "Non-U.S. Holder" is:

          o    an individual that is a nonresident alien,

          o    a corporation organized or created under non-U.S. law, or

          o an estate or trust that is not taxable in the U.S. on its worldwide income.

WITHHOLDING TAXES

     Generally, payments of principal and interest on the transition bonds will not be subject to U.S. withholding taxes.

     However, in order for the exemption from withholding taxes to apply to you, you must meet one of the following requirements:

          o You provide your name, address, and a signed statement that you are the beneficial owner of the transition bond and are not a U.S. Holder. This statement is generally made on Form W-8 or Form W-8BEN.

          o You or your agent claim an exemption from withholding tax under an applicable tax treaty. This claim is generally made on Form 1001 or Form W-8BEN.

          o You or your agent claim an exemption from withholding tax on the ground that the income is effectively connected with the conduct of a trade or business in the U.S. This claim is generally made on Form 4224 or Form W-8ECI.

We suggest that you consult your tax advisor about the specific methods to satisfy these requirements. These procedures will change on January 1, 2001. In addition, a claim for exemption will not be valid if the person receiving the claim has actual knowledge that the statements on the applicable form are false.

SALE OR RETIREMENT OF TRANSITION BONDS

     If you sell a transition bond or it is redeemed, you will not be subject to federal income tax on any gain unless one of the following applies:

          o The gain is connected with a trade or business that you conduct in the U.S.

          o You are an individual, you are present in the U.S. for at least 183 days during the year in which you dispose of the transition bond, and other conditions are satisfied.

          o The gain represents accrued interest, in which case the rules for interest would apply.

U.S. TRADE OR BUSINESS

     If you hold a transition bond in connection with a trade or business that you are conducting in the U.S.:

          o Any interest on the transition bond, and any gain from disposing of the transition bond, generally will be subject to income tax as if you were a U.S. Holder.

          o If you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the transition bond. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

ESTATE TAXES

     If you are an individual, the transition bonds will not be subject to U.S. estate tax when you die. However, this rule only applies if, at the time of your death, payments on the transition bond would not have been connected to a trade or business that you were conducting in the U.S.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     U.S. rules concerning information reporting and backup withholding are described above under "Tax Consequences to U.S. Holders--Information Reporting and Backup Withholding". Under these rules:

          o Principal and interest payments received by you will be automatically exempt from the usual rules if you provide the tax certifications needed to avoid withholding tax on interest, as described above under "--Tax Consequences to Non-U.S. Holders--Withholding Taxes". The exemption does not apply if the recipient of the applicable form knows that the form is false. However, interest payments made to you will be reported to the Internal Revenue Service on Form 1042-S.

          o Sale proceeds you receive on a sale of your transition bonds through a broker may be subject to information reporting or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup reporting may apply if you use the U.S. office of a broker, and information reporting -- but not backup withholding -- may apply if you use the foreign office of a broker if the broker has specified connections to the U.S. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.

                MATERIAL COMMONWEALTH OF PENNSYLVANIA TAX MATTERS

     In the opinion of Ballard Spahr Andrews & Ingersoll, LLP, interest from the transition bonds received by a person who is not otherwise subject to corporate or personal income tax in Pennsylvania will not be subject to these taxes. Transition bonds held by deceased Pennsylvania residents may be subject to Pennsylvania inheritance and estate taxes.

     Due to the pendency of litigation involving the constitutionality of personal property taxes heretofore in effect, none are currently imposed in Pennsylvania. In the event enforcement of the personal property tax is resumed, residents of Pennsylvania, other than corporations and specified other exempt persons holding transition bonds, would be subject to these taxes. Nonresidents would be exempt. The taxes referred to include the County Personal Property Tax and the additional property taxes imposed on Pittsburgh residents by the School District of Pittsburgh and the City of Pittsburgh.

                              ERISA CONSIDERATIONS


     Employee benefit plans are permitted to purchase transition bonds offered by this prospectus.


     ERISA and Section 4975 of the Internal Revenue Code impose specified requirements on employee benefit plans and some other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some collective investment funds or insurance company general or separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are fiduciaries with respect to Plans. ERISA imposes on Plan fiduciaries certain general fiduciary requirements including the obligation to discharge their duties solely in the interest of, and for the exclusive purpose of providing benefits to, a Plan's participants and beneficiaries and with the skill and diligence of a prudent person acting in a like capacity. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of "prohibited transactions" involving assets of a Plan ("Plan Assets") and persons who have certain specified relationships to the Plan ("parties in interest" under ERISA and "disqualified persons" under the Internal Revenue Code), unless a statutory or administrative exemption is available.


     There is a greater likelihood that prohibited transactions may arise if the assets of the issuer were considered to be Plan Assets with respect to any Plan that acquired transition bonds. Under certain circumstances currently effective Department of Labor regulations apply a "look through" rule under which the assets of any entity in which a Plan makes an equity investment may constitute Plan Assets. However, the transition bonds are debt for state law purposes and should not be considered to have "substantial equity features." As a result, a Plan's acquisition of transition bonds should not cause assets of the issuer to be considered to be Plan Assets.


     If you are considering whether to purchase transition bonds with Plan Assets, we suggest that you consult with your legal advisor and refer to the related prospectus supplement for further guidance.

                              PLAN OF DISTRIBUTION


     The transition bonds of each series offered by this prospectus may be sold to or through underwriters named in the related prospectus supplement by a negotiated firm commitment underwriting and public reoffering by the underwriters or any other underwriting arrangement as may be specified in the related prospectus supplement or may be offered or placed either directly or through agents. The issuer intends that transition bonds will be offered through various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of transition bonds may be made through a combination of these methods.


     The distribution of transition bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     The transition bonds may be offered through one or more different methods, including offerings through underwriters. It is not anticipated that any of the transition bonds will be listed on any securities exchange.

     In connection with the sale of the transition bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell transition bonds to particular dealers at prices less a concession. Underwriters may allow, and these dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the transition bonds of a series may be deemed to be underwriters, and any discounts or commissions received by them from the issuer and any profit on the resale of the transition bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. These underwriters or agents will be identified, and any compensation received from the issuer will be described, in the related prospectus supplement.


     Under agreements which may be entered into by PECO Energy, the issuer, underwriters and agents who participate in the distribution of the transition bonds may be entitled to indemnification by PECO Energy and the issuer against liabilities specified in those agreements, including under the Securities Act of 1933.


     The underwriters may, from time to time, buy and sell transition bonds, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

                                     RATINGS


     It is a condition of any underwriter's obligation to purchase the transition bonds that each class receive the rating indicated in the related prospectus supplement, which will be in one of the four highest categories, from at least one rating agency.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any transition bonds, and, accordingly, there can be no assurance that the ratings assigned to any class of transition bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time after that initial issuance. If a rating of any class of transition bonds is revised or withdrawn, the liquidity of that class of transition bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the transition bonds other than the payment in full of each series or class of transition bonds by the applicable series termination date or class termination date.

                                  LEGAL MATTERS

     Some legal matters relating to the issuance of the transition bonds will be passed upon for the issuer by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania, and for the underwriters by Cravath, Swaine & Moore, New York, New York. Some legal matters relating to the issuer and issuance of the transition bonds under the laws of the State of Delaware will be passed upon for the issuer by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                                     EXPERTS


     The balance sheet of the issuer as of December 31, 1999, included in this prospectus has been audited by PricewaterhouseCoopers LLP, independent public accountants, as stated in their report included in this prospectus.

                            GLOSSARY OF DEFINED TERMS

     Set forth below is a glossary of defined terms used in this prospectus.


     "2000 QRO" means the qualified rate order issued by the Pennsylvania Public Utility Commission to PECO Energy on March 16, 2000.

     "ADDITIONAL SECURITIZATION SETTLEMENT" means the settlement agreement dated March 8, 2000 among PECO Energy and some of the parties from its restructuring proceeding filed with the Pennsylvania Public Utility Commission.


     "ADJUSTMENT REQUEST" means each request filed by the servicer with the Pennsylvania Public Utility Commission for adjustments to the intangible transition charges assessed to each rate class within any customer category based on actual collections of intangible transition charges and updated assumptions by the servicer as to the projected future usage of electricity by customers on which intangible transition charges are assessed, expected delinquencies and write-offs and future payments and expenses relating to the intangible transition property and the transition bonds.

     "BANKRUPTCY CODE" means Title 11 of the United States Code, as the same may be amended, modified or supplemented from time to time.

     "BASIC DOCUMENTS" means, collectively, the sale agreement, the master servicing agreement, any bills of sale for intangible transition property, the indenture, the trust agreement, and the certificate of trust filed with the State of Delaware to form the issuer.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banking institutions in the City of Philadelphia, the City of New York or the State of Delaware are required by law or executive order to remain closed.

     "CALCULATED OVERCOLLATERALIZATION LEVEL" means the amount anticipated to be on deposit in the overcollateralization subaccount for all series of transition bonds as of each payment date, as specified in each prospectus supplement.

     "CALCULATION DATE" means, with respect to any series of transition bonds, each date on which the servicer is required to file an adjustment request, as specified in the related prospectus supplement.

     "CAPITAL SUBACCOUNT" means a subaccount of the collection account in which the amount of capital required to be held by the issuer for a series of transition bonds will be deposited by the issuer on the date of issuance of that series.

     "CLEARSTREAM, LUXEMBOURG" means Clearstream Bank Societe Anonyme,
Luxembourg.

     "COLLECTION ACCOUNT" means the single collection account for all series of transition bonds established by the issuer and held by the bond trustee under the indenture.

     "COVENANT DEFEASANCE OPTION" means the right of the issuer to, at any time, terminate its obligations to comply with specified covenants as described in "The Indenture--Legal Defeasance and Covenant Defeasance."

     "DE MINIMIS LOSS AMOUNT" means 1/12 of 1% of the annual outstanding balance of the transition bonds per monthly allocation date.

     "DTC" means The Depository Trust Company.

     "EUROCLEAR" means the Euroclear System.

     "EVENT OF DEFAULT" means an event specified as an event of default under the indenture for the transition bonds described in this prospectus and the related prospectus supplements.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXPECTED AMORTIZATION SCHEDULE" means, with respect to any series or class of transition bonds, the expected amortization schedule for the principal balance of that series or class, as set forth in the related prospectus supplement.


     "FINAL ORDER" means the Pennsylvania Public Utility Commission's order dated May 14, 1998, of which the First QRO is a part, approving the restructuring plan settlement.


     "FIRST QRO" means the qualified rate order dated May 14, 1998 issued by the Pennsylvania Public Utility Commission to PECO Energy.

     "FITCH IBCA" means Fitch IBCA, Inc., or its successor.

     "GENERAL SUBACCOUNT" means a subaccount of the collection account into which funds received from collections of intangible transition charges, indemnity amounts and investment earnings will initially be allocated.

     "INDEMNITY AMOUNTS" means any amounts paid by the seller or servicer to the bond trustee, for itself or on behalf of all transition bondholders, related to specified indemnification obligations under the sale agreement and the master servicing agreement described in this prospectus and the related prospectus supplement.

     "INITIAL LOSS CALCULATION DATE" means the monthly allocation date immediately following the day which is 90 days after the seller receives a notice from the issuer or the bond trustee, that the seller is required to indemnify the bond trustee under the sale agreement.

     "INTEREST" means, for any monthly allocation date for any series of transition bonds, the sum of, without duplication:

          o an amount that would cause the amount on deposit for interest in each series subaccount, without regard to investment income, to equal the monthly allocated interest balance for that series and that monthly allocation date,

          o if the transition bonds have been declared due and payable, all accrued and unpaid interest,

          o for a series to be redeemed prior to the next monthly allocation date, the amount of interest that will be payable as interest on that series on the redemption date, and

          o any interest due on that series on a payment date or other date for the payment of interest and not paid and, to the extent permitted by law, interest on that amount.

     "INTEREST DEPOSIT SUBACCOUNT" means a subaccount of the collection account into which designated interest payments remitted by seller to the bond trustee will be deposited.

     "IP&L" stands for Indianapolis Power & Light Company.

     "LEGAL DEFEASANCE OPTION" means the right of the issuer to, at any time, terminate all of its obligations under the indenture with respect to the transition bonds of any series as described in "The Indenture--Legal Defeasance and Covenant Defeasance."

     "LIQUIDATED DAMAGES" means an amount sufficient to pay all expenses and indemnity payments due to the bond trustee, the issuer trustee or the issuer and the principal of all outstanding transition bonds adversely affected by the breach of specified representations and warranties, plus accrued interest to the date of redemption and breakage costs or termination fees, if any, due to any counterparty to any hedge or swap transaction applicable to the applicable transition bonds entered into by the issuer payable by PECO Energy for the breach of designated representations concerning intangible transition property under the sale agreement as described in this prospectus and the related prospectus supplement.

     "LOSS AMOUNTS" means any amounts remitted by the seller to the bond trustee pursuant to the sale agreement in respect of losses as a result of willful misconduct, bad faith, gross negligence or reckless disregard of its obligations under the sale agreement or the breach of designated representations and warranties in the sale agreement by the seller as described in this prospectus and the related prospectus supplement.

     "LOSS SUBACCOUNT" means a subaccount of the collection account into which loss amounts remitted by the seller to the bond trustee will be deposited.

     "MASTER SERVICING AGREEMENT" means the Amended and Restated Master Servicing Agreement between PECO Energy, as servicer, and the issuer, dated as of March 25, 1999, as amended and restated as of the closing date for the issuance of the first series of transition bonds under the 2000 QRO, as the same may be further amended and supplemented from time to time.


     "MONTHLY ALLOCATED INTEREST BALANCE" AND THE "MONTHLY ALLOCATED PRINCIPAL BALANCE," if applicable, for each monthly allocation date and each series will each be set forth in the related prospectus supplement for that series and will be calculated such that amounts scheduled to be paid on each payment date for interest and principal, respectively, for that series and that monthly allocation date will be expected to be on deposit in the applicable series subaccount as of the monthly allocation date prior to that payment date, whether from collections of intangible transition charges or payments made by any counterparty to a swap or hedge transaction entered into by the issuer.

     "MONTHLY ALLOCATED OVERCOLLATERALIZATION BALANCE" for each monthly allocation date will be set forth in the first prospectus supplement and adjusted to reflect redemptions or defeasances of transition bonds and issuances of additional series of transition bonds and will be calculated such that the calculated overcollateralization level for each payment date will be expected to be on deposit in the overcollateralization subaccount as of the monthly allocation date prior to that payment date.

     "MONTHLY ALLOCATION DATE" means the 6th day of each calendar month, or if that day is not a business day, the following business day. On this date, the bond trustee allocates amounts on deposit in the general subaccount as described in "The Indenture--Allocations and Payments" in this prospectus.


     "MOODY'S" means Moody's Investors Service, Inc., or its successor.


     "OVERCOLLATERALIZATION" means, for any monthly allocation date, an amount that would cause the balance in the overcollateralization subaccount to equal the monthly allocated overcollateralization balance for that monthly allocation date, without regard to investment earnings.

     "OVERCOLLATERALIZATION SUBACCOUNT" means a subaccount of the collection account into which the overcollateralization amount will be deposited over the expected life of a series of transition bonds.

     "PECO ENERGY" means PECO Energy Company, a Pennsylvania corporation.

     "PERCENTAGE" means, for the issuer or any other issuer of transition bonds, the percentage equivalent of a fraction:

          o the numerator of which is the aggregate intangible transition charges (as adjusted from time to time) applicable to all series of transition bonds issued by the issuer or any other issuer, as applicable, and

          o the denominator of which is the aggregate intangible transition charges (as adjusted from time to time) applicable to all series of transition bonds issued by the issuer and all other issuers.

     "PRINCIPAL" means, for any monthly allocation date and any series of transition bonds, an amount that:

          o would cause the amount on deposit for principal in the series subaccount, without regard to investment income, for that series to equal the monthly allocated principal balance for that series and that monthly allocation date,

          o would be payable as principal as a result of the occurrence and continuance of an event of default,

          o for a series that is subject to redemption, would be payable as principal as a result of a redemption of that series pursuant to the indenture, or

          o any principal due on a series on a payment date or other date for the payment of principal and not paid.

     "PRO RATA" means, for any series of transition bonds, a ratio,


          o in the case of the amount of Interest allocated to the series subaccounts (item (5) on page 141 of this prospectus), the numerator of which is the monthly allocated interest balance for that series for that monthly allocation date and the denominator of which is the sum of monthly interest balances for all series for that monthly allocation date,

          o in the case of the amount of Principal allocated to the series subaccount as a result of designated events (item 6 on page 141 of this prospectus), the numerator of which is the amount allocable under that item for that series and the denominator of which is the amount allocable to all series under that item, and

          o in the case of the amount of Principal allocated to the series subaccounts not provided for in this previous item (item (7) on page 142 of this prospectus), the numerator of which is the monthly allocated principal balance for that series for that monthly allocation date and the denominator of which is the sum of monthly allocated principal balances for all series for that monthly allocation date.

     "QUALIFIED RATE ORDERS" means the first qualified rate order issued by the Pennsylvania Public Utility Commission to PECO Energy Company on May 14, 1998, the second qualified rate order issued to PECO Energy Company on March 16, 2000 and any subsequent order of the Pennsylvania Public Utility Commission, adopted in accordance with the Pennsylvania Competition Act, which creates intangible transition property and authorizes the imposition and collection of intangible transition charges by PECO Energy or its assignee. This term also includes any order that is supplemental to any of the foregoing.


     "QUALIFIED TRANSITION EXPENSES," as set forth in the qualified rate orders, means, collectively, the aggregate principal amount of the transition bonds and an amount sufficient to provide for any credit enhancement, to fund any reserves, and to pay interest, premiums, if any, costs of defeasance, servicing fees and other fees, costs and charges relating to transition bonds.

     "RATING AGENCY" means any rating agency rating the transition bonds of any class or series at the time of issuance of that class or series at the request of the issuer.

     "RATING AGENCY CONDITION" means, with respect to any action, the notification in writing by each rating agency to PECO Energy, the servicer, the bond trustee and the issuer that any such action will not result in a reduction or withdrawal of the then current rating by that rating agency of any outstanding series or class of transition bonds.

     "REQUIRED CAPITAL AMOUNT" means the amount of capital required to be deposited by the issuer into the capital subaccount upon the issuance of a series of transition bonds, which represents a capital contribution from PECO Energy.

     "RESERVE SUBACCOUNT" means a subaccount of the collection account into which will be deposited the excess, if any, of collections of intangible transition charges over amounts then scheduled to be paid or due on a series of transition bonds, plus related expenses, plus amounts needed to make required deposits to the overcollateralization subaccount.

     "RESTRUCTURING ORDER" means the Opinion and Order issued by the Pennsylvania Public Utility Commission, revised in January and February 1998, which deregulated PECO Energy's electric generation operations as described in "PECO Energy's Restructuring Plan."


     "RESTRUCTURING PLAN SETTLEMENT" means the settlement filed by PECO Energy and other parties with the Pennsylvania Public Utility Commission on April 29, 1998 and approved by the Pennsylvania Public Utility Commission In the final order.

     "SALE AGREEMENT" means the Intangible Transition Property Sale Agreement between the issuer and PECO Energy dated as of March 25, 1999, as amended and restated as of the closing date for the issuance of the first series of transition bonds under the 2000 QRO, as the same may be further amended and supplemented from time to time.

     "SEC" means the Securities and Exchange Commission.

     "SERIES OF TRANSITION BONDS" means the Series 1999-A Bonds, each series of transition bonds offered by this prospectus and any other series of transition bonds which are issued under and are subject to the terms of the indenture.


     "SERIES SUBACCOUNT" means a subaccount of the collection account for each series of transition bonds. On each monthly allocation date, the bond trustee will deposit amounts to this account accruing for principal and interest for each series, based on each series' percentage of the total allocated principal and interest of all series.

     "SERVICER DEFAULT" means a default of the servicer under the master servicing agreement, including the defaults described under the "The Master Servicing Agreement--Servicer Defaults."


     "STANDARD & POOR'S" means Standard & Poor's Rating Services, or its successor.


     "TRANSFERRED INTANGIBLE TRANSITION PROPERTY" means intangible transition property which is transferred from PECO Energy to the issuer under the sale agreement and the related bills of sale.

     "U.S. GOVERNMENT OBLIGATIONS" means direct obligations, or certificates representing an ownership interest in those obligations, of the United States of America, including any agency or instrumentality of the United States of America, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                          PECO ENERGY TRANSITION TRUST


                          INDEX TO FINANCIAL STATEMENTS


Report of Independent Accountants............................................F-2

Statement of Net Assets Available for Trust Activities.......................F-3

Statement of Changes in Net Assets Available for Trust Activities............F-4

Notes to Financial Statements........................................F-5 to F-11

                        Report of Independent Accountants


To the Trustees
PECO Energy Transition Trust
Wilmington, DE:


In our opinion, the accompanying statements of net assets available for trust activities and the related statements of changes in net assets available for trust activities present fairly, in all material respects, the net assets available for trust activities of the PECO Energy Transition Trust (the "Trust") as of December 31, 1999 and 1998, and the changes in net assets available for trust activities for the year ended December 31, 1999 and for the period from June 23, 1998 (date of Inception) to December 31, 1998, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 16, 2000

                          PECO ENERGY TRANSITION TRUST
             STATEMENTS OF NET ASSETS AVAILABLE FOR TRUST ACTIVITIES
                                  (in Millions)

                                                                       December 31,
                                                                   ------------------
                                                                     1999        1998
                                                                   --------      ----
ASSETS

Current Assets:
        Cash and Cash Equivalents                                  $  173.5      $ --
        Interest Receivable                                             0.9        --
        Due from Related Party                                         42.1        --
        Current portion of Intangible Transition Property             134.7        --
                                                                   --------      ----
                 Total Current Assets                                 351.2        --
                                                                   ========      ====
Noncurrent Assets:
        Debt Issuance Costs, net of amortization                       22.7       2.1
        Intangible Transition Property, net of amortization         3,858.7        --
                                                                   --------      ----
        TOTAL ASSETS                                                4,232.6       2.1
                                                                   ========      ====
LIABILITIES

Current Liabilities:
        Accrued Interest Expense                                       82.8        --
        Current portion of Transition Bonds                           120.0        --
                                                                   --------      ----
                 Total Current Liabilities                            202.8        --
                                                                   ========      ====
Due to Related Party                                                  110.7       2.1
Long-Term Debt - Transition Bonds                                   3,832.6        --
                                                                   --------      ----
                 TOTAL LIABILITIES                                  4,146.1       2.1
                                                                   ========      ====
NET ASSETS AVAILABLE FOR TRUST ACTIVITIES                          $   86.5      $ --
                                                                   ========      ====

                       See Notes to Financial Statements.

                          PECO ENERGY TRANSITION TRUST

       STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR TRUST ACTIVITIES
                                  (in Millions)


                                                                                  For the Period
                                                                                  From Inception
                                                                For the           (June 23, 1998)
                                                              Year Ended              Through
                                                           December 31, 1999      December 31, 1998
                                                           -----------------      -----------------
ADDITIONS
        Contributions by Trust Grantor                         $   20.0                $ --
        ITC Collections                                           310.4                  --
        Debt Issuance Costs                                        22.9                 2.1
        Intangible Transition Property                          4,080.2                  --
        Interest Income                                             3.9                  --
                                                               --------                ----
TOTAL ADDITIONS                                                 4,437.4                 2.1
                                                               ========                ====
DEDUCTIONS
        Due to Related Party                                       66.5                 2.1
        Transition Bonds                                        3,994.6                  --
        Interest Expense                                          192.6                  --
        Amortization of Debt Issuance Costs                         2.3                  --
        Amortization of Intangible Transition Property             86.8                  --
        Amortization of Debt Discount                               0.6                  --
        Service Fee Expense                                         7.5                  --
                                                               --------                ----
        TOTAL DEDUCTIONS                                        4,350.9                 2.1
                                                               --------                ----
CHANGES IN NET ASSETS AVAILABLE FOR
   TRUST ACTIVITIES                                                86.5                  --
                                                               --------                ----
NET ASSETS AVAILABLE FOR TRUST ACTIVITIES
   AT BEGINNING OF PERIOD                                            --                  --
                                                               --------                ----
NET ASSETS AVAILABLE FOR TRUST ACTIVITIES
   AT END OF PERIOD                                            $   86.5                $ --

                       See Notes to Financial Statements.

                          PECO ENERGY TRANSITION TRUST
                          NOTES TO FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

     PECO Energy Transition Trust (PETT), a statutory business trust established by PECO Energy Company (PECO Energy) under the laws of the State of Delaware and a wholly owned subsidiary of PECO Energy, was formed on June 23, 1998 pursuant to a trust agreement between PECO Energy, as grantor, First Union Trust Company, N.A., as issuer trustee, and two beneficiary trustees appointed by PECO Energy. PECO Energy is principally engaged in the production, purchase, transmission, distribution, and sale of electricity to residential, commercial, industrial and wholesale customers in its franchised services territory in southeastern Pennsylvania. PETT was organized by PECO Energy as a special purpose, bankruptcy-remote entity to issue bonds to securitize a portion of PECO Energy's stranded cost recovery authorized by the Pennsylvania Public Utility Commission
(PUC) pursuant to the Pennsylvania Electric Generation Customer Choice and Competition Act (Pennsylvania Competition Act).

     The Pennsylvania Competition Act, enacted in December 1996, allows utilities to recover the anticipated loss in value of their generation-related assets caused by the transition from regulated rates for generation to market pricing.

     Under its trust agreement, PETT is authorized to purchase and own Intangible Transition Property (ITP), issue transition bonds, pledge its interest in ITP and other collateral to the bond trustee to secure the transition bonds, and perform activities that are necessary and suitable to accomplish these purposes. ITP represents the irrevocable right of PECO Energy, or its successor or assignee, to collect a non-bypassable Intangible Transition Charge (ITC) from customers. The Pennsylvania Public Utility Commission (PUC) authorized PETT to collect ITC in the PUC's Qualified Rate Order issued on May 14, 1998 (1998 QRO). The 1998 QRO authorizes the ITC to be sufficient to recover up to $4 billion of PECO Energy's stranded costs and an amount sufficient to recover the aggregate principal amount of the Series 1999-A Transition Bonds (Transition Bonds), plus an amount sufficient to provide for any credit enhancement, to fund any reserves and to pay interest, redemption premiums, if any, servicing fees and other expenses relating to the Transition Bonds which are solely debt obligations of PETT. PETT used the proceeds of the Transition Bonds to purchase ITP from PECO Energy for $4.080 billion which represented an amount sufficient to recover the aggregate principal amount of the Transition Bonds and related expenses including interest and servicing fees.

     PECO Energy, as servicer, deposits ITC collections into a general subaccount maintained by the bond trustee under the indenture. Each month, such monies are used to make principal and interest payments on the Transition Bonds, and to pay fees, costs, and charges specified in the indenture. The indenture also includes a reserve subaccount that is maintained for the purpose of retaining any ITC collections and investment earnings that are in excess of specific fees and expenses and amounts allocable to the payment of principal of and interest on the Transition Bonds and to the overcollateralization subaccount. The indenture also provides for an overcollateralization subaccount, which will be funded ratably, to a balance of $80 million, over the life of the Transition Bonds. The balances of the reserve and overcollateralization subaccounts as of December 31, 1999 were $15.0 million and $7.1 million, respectively. Additionally, an amount of $20 million, representing PECO Energy's initial capitalization of PETT, was deposited into the capital subaccount under the indenture on the date of issuance. If amounts available in the general, reserve, and overcollateralization subaccounts are not sufficient on any payment date to make scheduled payments, the bond trustee will draw on accounts in the capital subaccount. Any remaining amounts collateralizing the Transition Bonds will be released to PETT upon payment of the Transition Bonds.

     PETT's organizational documents require it to operate in such a manner that it should not be consolidated in the bankruptcy estate of PECO Energy in the event PECO Energy becomes subject to such a proceeding, and both PECO Energy and PETT have treated the transfer of ITP to PETT as a sale under the Pennsylvania Competition Act.

     On or before May 14th of each year, the anniversary date of the 1998 QRO, a report to determine the adequacy of ITC collections for the annual period is submitted to the PUC by PECO Energy. If adjustments are needed, the PUC is required to adjust collection rates on a prospective basis within 90 days of May 14th.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and changes therein. Actual results could differ from those estimates.

Cash and Cash Equivalents

     PETT considers all cash investments purchased with an original maturity of three months or less to be cash equivalents. Financial instruments which potentially subject PETT to concentrations of credit risk consist principally of cash equivalents. PETT places its cash equivalents with high-credit quality financial institutions. Generally, such investments are in excess of the Federal Deposit Insurance Corporation limit.

Intangible Transition Property

     The ITP is being amortized in conjunction with the reduction of Transition Bond principal on an accrual basis. As of December 31, 1999, accumulated ITP amortization was $86.8 million.

Unamortized Debt Issuance Costs

     The costs associated with the issuance of the Transition Bonds have been capitalized and are being amortized on a straight line basis over the life of the Transition Bonds. As of December 31, 1999, accumulated amortization of debt issuance cost was $2.3 million.

Income Taxes

     PETT is a wholly owned subsidiary of PECO Energy and has elected not to be taxed as a corporation for federal income tax purposes. PETT is a special purpose entity that is treated as a division of PECO Energy for federal income tax purposes and has no separate income tax liability.

Derivative Financial Instruments

     Hedge accounting is applied only if the derivative reduces the risk of the underlying hedged item and is designed at inception as a hedge, with respect to the hedged item. If a derivative instrument ceased to meet the criteria for deferral, any gains or losses, would be currently recognized in income. PETT does not hold or issue derivative financial instruments for trading purposes.

New Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," (SFAS No. 133) to establish accounting and reporting standards for derivatives. The new standard requires recognizing all derivatives as either assets or liabilities on the balance sheet at their fair value and specifies the accounting for changes in fair value depending upon the intended use of the derivative. In June 1999, the FASB issued SFAS No. 137 "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133," (SFAS No. 137) which delayed the effective date for SFAS No. 133 until fiscal years beginning after June 15, 2000. PETT expects to adopt SFAS No. 133 in the first quarter of 2001. PETT is in the process of evaluating the impact of SFAS No. 133 on its financial statements.

2. TRANSITION BONDS

     On March 25, 1999, PETT issued $4 billion aggregate principal amount of Transition Bonds to securitize a portion of PECO Energy's authorized stranded cost recovery. The Transition Bonds are solely obligations of PETT, secured by ITP sold by PECO Energy to

PETT concurrently with the issuance of the Transition Bonds and certain other collateral related thereto. The following table summarizes the outstanding principal balances of the Transition Bonds at December 31:

                              Expected
                            Final Payment     Termination
Classes       Rate             Date(a)          Date(a)       1999         1998
-------------------------------------------------------------------------------
                                                                 In Millions

  A-1         5.48%             2001             2003        $  202        $ --
  A-2         5.63%             2003             2005           275          --
  A-3         6.06%(b)          2004             2006           667          --
  A-4         5.80%             2005             2007           459          --
  A-5         6.14%(b)          2007             2009           465          --
  A-6         6.05%             2007             2009           993          --
  A-7         6.13%             2008             2009           897          --
-------------------------------------------------------------------------------
Unamortized debt discount                                        (5)
                                                             ------
Total Long Term Debt                                          3,953
Due within one year                                             120
                                                             ------
Long Term Debt                                               $3,833        $ --
                                                             ======        ====
----------
(a) The Expected Final Payment Date is the date when all principal and interest of the related class of Transition Bonds is expected to be paid in full in accordance with the expected amortization schedule for the applicable class. The Termination Date is the date when all principal and interest of the related class of Transition Bond must be paid in full. The current portion of the Transition Bonds is based upon the expected maturity date.

(b) Floating rate, as of December 31, 1999, based upon the London Interbank Offering Rate (LIBOR) plus 0.125% for the A-3 class and LIBOR plus 0.20% for the A-5 class.

     PETT makes semi-annual principal payments pursuant to an amortization schedule in the Transition Bond indenture dated March 1, 1999. On September 1, 1999, the first principal payment was made in the amount of $42.5 million which reduced the outstanding principal balance of the class A-1 Transition Bonds. Long-term debt maturities, in the period 2000-2004 are as follows (in millions):
2000 - $120; 2001 - $188; 2002 - $277; 2003 - $470; 2004 - $518 and $2,380
thereafter.

     Fair values of the Transition Bonds are estimated based on quoted market prices. The carrying amounts and fair values of the Transition Bonds as of December 31, 1999 were $3.953 billion and $3.700 billion, respectively.

     PETT has entered into interest rate swaps to manage interest rate exposure associated with the issuance of two floating rate classes of Transition Bonds. The aggregate notional amount of these swaps was equal to the face values of those two floating rate classes. At December 31, 1999, the fair value of these instruments was $35.8 million based on the present value difference between the contracted rate and the market rates at that date. The fixed interest rates of classes A-3 and A-5 are 6.58% and 6.94%, respectively. A hypothetical 50 basis point increase or decrease in the spot yield at December 31, 1999 would have resulted in an aggregate fair value of these interest rate swaps of $52.0 million or $21.9 million, respectively. If the derivative instruments had been terminated at December 31, 1999, these estimated fair values represent the amount to be paid by the counterparties to PETT.

     PETT would be exposed to credit-related losses in the event of non-performance by the counterparties that issued the derivative instruments. PETT does not expect that the counterparties to the interest rate swaps will fail to meet these obligations, given their high credit ratings. The credit exposure of derivatives contracts is represented by the fair value of the contracts at the reporting date. PETT interest rate swaps are documented under master agreements. Among other things, these agreements provide for a maximum credit exposure for both parties. Payments are required by the appropriate party when the maximum limit is reached.

3. SIGNIFICANT AGREEMENTS AND RELATED PARTY TRANSACTIONS

     PETT purchased ITP from PECO Energy pursuant to the Intangible Transition Property Sale Agreement dated March 25, 1999 (Sale Agreement). Under the Sale Agreement, PECO Energy makes certain representations and warranties about the ITP and indemnifies PETT for losses caused by the breach of such representations and warranties. To the extent a breach concerns the existence of the ITP or the ability to charge ITC in the amounts sufficient to meet a pre-set amortization schedule, PECO Energy must pay liquidated damages equal to the lost principal and interest of the amortization schedule.

     For financial reporting purposes and Federal and Commonwealth of Pennsylvania income and franchise tax purposes the transfer of ITP to PETT will be treated as a financing arrangement and not a sale.

     Transition Bonds were issued pursuant to the Indenture dated as of March 1, 1999 (Indenture). Under the Indenture, PETT has pledged all of its property, including the ITP to secure the Transition Bonds. The Indenture prohibits PETT from selling, transferring, exchanging, or otherwise disposing of any of the collateral unless directed to do so by the Trustee; from claiming any credit or making any deduction from the principal, premium, if any, or interest on Transition Bonds or against any Transition Bond holder; permitting the validity of effectiveness of the Indenture to be impaired or permitting the lien of the Indenture to be amended, hypothecated, subordinated, terminated, of discharged; permitting any person to be released from any of the covenants or obligations with respect to Transition Bonds as expressly permitted by the Indenture; permitting any liens, charges, or claims, security interest or mortgage (other than the lien created by the Indenture) to be created in or extend to or otherwise arise upon or burden the collateral or any part thereof; or permitting the lien of the Indenture not to constitute a valid, first priority security interest in the collateral.

     Under the Master Servicing Agreement entered into by PETT and PECO Energy dated as of March 25, 1999, PECO Energy, as servicer, manages and administers the ITP sold to PETT and collects the ITC related thereto on behalf of PETT.

     In 1999, PETT recorded $353.3 million of ITC collections, of which $42.9 million have not yet been remitted from PECO Energy to PETT, and $7.5 million in servicing fees based upon the outstanding principal amount of the Transition Bonds, of which $0.8 million have not yet been remitted from PETT to PECO Energy.

     As of December 31, 1999, the Due to Related Party balance represents an advance of $110.7 million for initial working capital requirements and operating expenses and is not considered to be currently due by PECO Energy. As of December 31, 1998, the Due to Related Party balance primarily represents legal costs.

4. LITIGATION

     Indianapolis Power and Light Company (IPL) filed an action which sought to invalidate the Competition Act and thereby preclude PECO Energy from recovering and securitizing stranded costs. IPL asserted that the Pennsylvania Competition Act discriminates against interstate commerce in violation of the Commerce Clause of the United States Constitution. The Commonwealth Court of Pennsylvania dismissed this action. IPL sought review of this dismissal by the United States Supreme Court which denied certiorari on March 8, 1999. All appeals of the PUC's Final Order dated May 14, 1998 that were being pursued have been resolved and all other appeals that were being held in abeyance have been withdrawn with prejudice from the Commonwealth Court of Pennsylvania and the United States District Court.

     On February 7, 2000, the Mid-Atlantic Power Supply Association filed an intervention to the PUC's proceedings on PECO Energy's January 7, 2000 application for a QRO (the 2000 QRO) to ensure that the proposed securitization does not have an adverse effect on competition in the retail electrical services market in Pennsylvania. Specifically, this association expressed concern that the 2000 QRO would cause a reduction in the shopping credit established in the 1998 QRO and would enable PECO Energy to use the proposed rate reduction in 2001 to promote its provider of last resort service.

     The Mid-Atlantic Power Supply Association subsequently agreed to join with several of the parties who participated in PECO Energy's restructuring proceeding in a second settlement, which was filed with the PUC on March 8, 2000. On March 16, 2000, the PUC issued an order approving a Joint Petition for Full Settlement of PECO Energy Company's Application for Issuance of a QRO authorizing PECO Energy to securitize up to an additional $1.0 billion of its authorized recoverable stranded costs. In accordance with the terms of the Joint Petition for Full Settlement, when the 2000 QRO becomes final and non-appealable, PECO Energy, through its distribution business unit, will provide its retail customers with rate reductions in the total amount of $60 million beginning on January 1, 2001. This rate reduction will be effective for calendar year 2001 only and will not be contingent upon the issuance of additional transition bonds pursuant to the 2000 QRO.

ANNEX A

     The following summary is provided only for your information. The prospectus to which this annex is attached applies only to bonds issued under that prospectus and not to the Series 1999-A Bonds.

                              Series 1999-A Bonds
                                 $4,000,000,000

--------------------------------------------------------------------------------
Issuer:                    PECO Energy Transition Trust
Seller:                    PECO Energy Company
Servicer:                  PECO Energy Company
Swap Counterparty for
  the Class A-3 Bonds:     Goldman Sachs Mitsui Marine Derivative Products, L.P.
Swap Counterpaty for
  the Class A-5 Bonds:     Citibank, N.A., New York
Bond Trustee:              The Bank of New York
Pricing Date:              March 18, 1999
Series Issuance Date:      March 25, 1999
Clearance and Settlement:  DTC/Cedel/Euroclear

--------------------------------------------------------------------------------

                       Initial Class                             % of Total
                     Principal Balance         Bond Rate       Series Principal
                     -----------------         ---------       ----------------
Class A-1              $244,470,272              5.48%               6.11%
Class A-2              $275,371,325              5.63%               6.88%
Class A-3              $667,000,000          LIBOR+0.125%*          16.68%
Class A-4              $458,518,647              5.80%              11.46%
Class A-5              $464,600,000          LIBOR+0.200%*          11.62%
Class A-6              $993,386,331              6.05%              24.83%
Class A-7              $896,653,425              6.13%              22.42%

*Calculated as described under "The Series 1999-A Bonds--Interest" in the prospectus supplement for the Series 1999-A Bonds.

Monthly
Servicing Fee: Either 1/12 of 0.25% of the outstanding principal balance of the
               Series 1999-A Bonds as long as intangible transition charges are included in electric bills sent to customers or 1/12 of 1.50% of the outstanding principal balance of the Series 1999-A Bonds if intangible transition charges are not included in electric bills sent to customers.

Anticipated
Ratings:       S&P/Fitch IBCA/Duff & Phelps       AAA
               Moody's                            Aaa

Credit
Enhancement:   ITC adjustments; overcollateralization, funded over the life of the Series 1999-A Bonds and expected to be $80 million by the expected final payment date of the Class A-7 Bonds; capital of the issuer, funded upon the issuance of the Series 1999-A Bonds which was $20 million.

Payment Dates: March 1 and September 1 of each year or, if not a business day, the next business day.

First
Payment Date:  September 1, 1999.

                     Class A-1      Class A-2      Class A-3      Class A-4        Class A-5        Class A-6        Class A-7
                   -------------  -------------  -------------  -------------  -----------------  -------------  -----------------
Expected Final
 Payment Date:     March 1, 2001  March 1, 2003  March 1, 2004  March 1, 2005  September 1, 2007  March 1, 2007  September 1, 2008

Termination Date:  March 1, 2003  March 1, 2005  March 1, 2006  March 1, 2007  March 1, 2009      March 1, 2009  March 1, 2009

Optional
 Redemption              No             No        On or After         No        On or After             No             No
                                                 March 1, 2001                 March 1, 2001

                   All Series 1999-A Bonds are subject to optional redemption in whole once the outstanding principal balance of the Series 1999-A Bonds has been reduced to less than 5% of the initial principal balance.

Record Date:       Close of business on the day prior to any Payment Date.

                     Class A-1       Class A-2       Class A-3       Class A-4       Class A-5       Class A-6       Class A-7
                   -------------   -------------   -------------   -------------  --------------   -------------   -------------
CUSIP Numbers:      705220 AA9      705220 AB7      705220 AC5      705220 AD3      705220 AE1      705220 AF8      705220 AG6

                                  $

                          PECO ENERGY TRANSITION TRUST
                                     Issuer

                               PECO ENERGY COMPANY
                               Seller and Servicer


                                  SERIES 2000-A

                                TRANSITION BONDS


                               __________________

                              PROSPECTUS SUPPLEMENT

                              [           ], 2000

                               __________________


                              SALOMON SMITH BARNEY
                         BANC ONE CAPITAL MARKETS, INC.
                          FIRST UNION SECURITIES, INC.
                         BANC OF AMERICA SECURITIES LLC
                           CREDIT SUISSE FIRST BOSTON
                              GOLDMAN, SACHS & CO.
                           JANNEY MONTGOMERY SCOTT LLC
                                BARCLAYS CAPITAL
                            BNY CAPITAL MARKETS, INC.
                          MELLON FINANCIAL MARKETS, LLC
                              PRUDENTIAL SECURITIES
                            PRYOR, COUNTS & CO., INC.
                                  TD SECURITIES

DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE SECURITIES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE SECURITIES WILL DELIVER A
PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL         , 2000.

                                     PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

     Registration Fee........................................   $  264,000
     Printing and Engraving Expenses.........................      150,000
     Trustees' Fees and Expenses.............................       11,000
     Legal Fees and Expenses.................................      850,000
     Blue Sky Fees and Expenses..............................        1,500
     Accountants' Fees and Expenses..........................      140,000
     Rating Agency Fees......................................      450,000
     Miscellaneous Fees and Expenses.........................       25,000
                                                                ----------

        Total................................................   $1,891,500
                                                                ==========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 3817 of the Delaware Business Trust Act (the "Delaware Trust Act") provides that subject to such standards and restrictions, if any, as are set forth in the governing instrument of a business trust, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. The Delaware Trust Act also provides that the absence of a provision for indemnity in the governing instrument of a business trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnify which is otherwise available to such person under the laws of the State of Delaware.

     The Amended and Restated Trust Agreement (the "Trust Agreement") of PECO Energy Transition Trust (the "Trust") provides that, to the fullest extent permitted by law, the Trust shall indemnify its trustees against any liability incurred in connection with any proceeding in which the trustees may be involved as a party or otherwise by reason of the fact that such trustee is or was serving in its capacity as a trustee, unless such liability is based on or arises in connection with the trustee's own willful misconduct or gross negligence, the failure to perform the obligations set forth in the Trust Agreement, or taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the trustees in connection with any of the transactions contemplated by the Trust Agreement and related agreements.

ITEM 16. EXHIBITS

Exhibit No.         Description
-----------         -----------


   1.1            Form of Underwriting Agreement.**

   4.1 Form of Second Amended and Restated Trust Agreement for PECO Energy Transition Trust.**

   4.2            Certificate of Trust for PECO Energy Transition Trust.**

   4.3.1          Indenture dated as of March 1, 1999.**

   4.3.2          Form of Series Supplement.**

   4.4            Form of Transition Bonds.**

   5.1 Opinion of Richards, Layton & Finger, P.A., relating to legality of the Transition Bonds.**

   5.2 Opinion of Ballard Spahr Andrews & Ingersoll, LLP, relating to legality of the Transition Bonds.**

   8.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP with respect to material federal and state tax matters.**

  10.1 Form of Amended and Restated Intangible Transition Property Sale Agreement.**

  10.2            Form of Amended and Restated Master Servicing Agreement.**

  10.3 Joint Petition for Full Settlement of PECO Energy Company's Restructuring Plan and Related Appeals and Application for a Qualified Rate Order and Application for Transfer of Generation Assets dated April 29, 1998.**

  10.4 Joint Petition for Full Settlement of PECO Energy Company's Application for Issuance of a Qualified Rate Order Under
                  Section 2812 of the Public Utility Code dated March 8, 2000.

  23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in its opinions filed as Exhibit 5.2 and Exhibit 8.1).**

  23.2 Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.1).**

  23.3            Consent of PricewaterhouseCoopers LLP.

  24.1 Power of Attorney (included on the signature page of this Registration Statement).

  25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as bond trustee under the Indenture.**

  27.1            Financial Data Schedule.

  99.1 Qualified Rate Order issued by the Pennsylvania Public Utility Commission to PECO Energy on May 14, 1998.**

  99.2 Qualified Rate Order issued by the Pennsylvania Public Utility Commission to PECO Energy on March 16, 2000.

  99.3 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds.**


--------------------

** Previously filed.


ITEM 17. Undertakings


     Each Registrant hereby undertakes as follows:

     (a) (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of PECO Energy Transition Trust's (the "Trust") annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) with respect to the Trust that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of a Registrant pursuant to the provisions described under
Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, theretofore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer of controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


     (d) That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (e) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (f) The Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

                                INDEX TO EXHIBITS

 1.1      Form of Underwriting Agreement.**

 4.1 Form of Second Amended and Restated Trust Agreement for PECO Energy Transition Trust.**

 4.2      Certificate of Trust for PECO Energy Transition Trust.**

 4.3.1    Indenture dated as of March 1, 1999.**

 4.3.2    Form of Series Supplement.**

 4.4      Form of Transition Bonds.**

 5.1 Opinion of Richards, Layton & Finger, P.A., relating to legality of the Transition Bonds.**

 5.2 Opinion of Ballard Spahr Andrews & Ingersoll, LLP, relating to legality of the Transition Bonds.**

 8.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP with respect to material federal and state tax matters.**

10.1      Form of Amended and Restated Intangible Transition Property Sale
          Agreement.**

10.2      Form of Amended and Restated Master Servicing Agreement.**

10.3 Joint Petition for Full Settlement of PECO Energy Company's Restructuring Plan and Related Appeals and Application for a Qualified Rate Order and Application for Transfer of Generation Assets dated April 29, 1998.**

10.4 Joint Petition for Full Settlement of PECO Energy Company's Application for Issuance of a Qualified Rate Order Under Section 2812 of the Public Utility Code dated March 8, 2000.

23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in its opinions filed as Exhibit 5.2 and Exhibit 8.1).**

23.2 Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.1).**

23.3      Consent of PricewaterhouseCoopers LLP.

24.1 Power of Attorney (included on the signature page of this Registration Statement).

25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as bond trustee under the Indenture.**

27.1      Financial Data Schedule.

99.1 Qualified Rate Order issued by the Pennsylvania Public Utility Commission to PECO Energy on May 14, 1998.**

99.2 Qualified Rate Order issued by the Pennsylvania Public Utility Commission to PECO Energy on March 16, 2000.

99.3 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds.**


--------------------

** Previously filed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale, and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 17, 2000.


                                PECO ENERGY TRANSITION TRUST,
                                (Issuer of the Transition Bonds)


                                By: /s/ George Shicora
                                    --------------------------------------------
                                    George Shicora, Beneficiary Trustee
                                    (principal executive officer)


                                By: /s/ Thomas R. Miller
                                    --------------------------------------------
                                    Thomas R. Miller, Beneficiary Trustee
                                    (principal financial and accounting officer)



                                PECO ENERGY COMPANY,
                                (Grantor of PECO Energy Transition Trust and
                                Servicer of the Transition Bonds)


                                By: /s/ C.A. McNeill, Jr.
                                    --------------------------------------------
                                    C.A. McNeill, Jr.
                                    Chairman of the Board, President and Chief
                                    Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


    Signature                             Title                                    Date
    ---------                             -----                                    ----

/s/ C.A. McNeill, Jr.             Chairman of the Board,                      April 17, 2000
---------------------             President and Chief Executive
C.A. McNeill, Jr.                 Officer of PECO Energy Company
                                  (principal executive officer)




/s/ M.J. Egan                     Senior Vice President, Finance and          April 17, 2000
---------------------             Chief Financial Officer of PECO
M.J. Egan                         Energy Company (principal
                                  financial and accounting officer)

     This Registration Statement has also been signed by C.A. McNeill, Jr., attorney-in-fact, on behalf of the following directors of PECO Energy Company, which is signing this Registration Statement in its capacity as grantor of PECO Energy Transition Trust and as servicer, on the date indicated:

     Susan W. Catherwood                      Rosemarie B. Greco
     Daniel L. Cooper                         John M. Palms
     M. Walter D'Alessio                      Joseph F. Paquette, Jr.
     G. Fred DiBona, Jr.                      Ronald Rubin
     Richard H. Glanton                       Robert Subin


By: /s/ C.A. McNeill, Jr.                                                         April 17, 2000
    ---------------------
    C.A. McNeill, Jr.
    Attorney-in-Fact